PART II - OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. The Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject to Completion

Dated December 18, 2024

MED-X, INC.
8236 Remmet Avenue Canoga Park, California 91304 (818) 349-2870 www.MEDX-RX.com

$10,000,000

2,500,000 Shares of Common Stock at $4.00 per Share by the Company

Minimum Investment: $600.00

FORM 1-A: TIER 2

FOR SOPHISTICATED INVESTORS ONLY

Med-X, Inc. (the “Company,” “Med-X,” “we,” “us,” and “our”) is offering up to 2,500,000 shares of common stock, $0.001 par value per share, for $4.00 per share (the “Offering Price”), for gross proceeds to the Company of up to $10,000,000, before deduction of offering expenses, assuming all shares are sold. The Offering Price has been arbitrarily determined by the Company and is not based on book value, assets, earnings or any other recognizable standard of value. This offering will begin as soon as practicable after this offering circular has been qualified by the United States Securities and Exchange Commission (the “SEC” or the “Commission”). As of December 6, 2024, the Company had 20,206,375 shares of common stock outstanding.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION, HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A FOR GENERAL INFORMATION ON INVESTING. WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

	Price to Public	Underwriter Discount and Commissions (1)	Proceeds to Issuer(2)
Per share	$4.00	$0.18	$3.82
Total Maximum of Offering	$10,000,000	$852,500	$9,147,500

The offering will terminate on the first to occur of (i) the date on which all 2,500,000 shares have been sold, (ii) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion, with respect to the Company’s shares offered in this offering, regardless of the amount of capital raised (in each case, the “Termination Date   There is no minimum capital required from this offering, and therefore an initial closing and release of funds from the subscription escrow account established for the offering may occur at any funding amount. Funds released from escrow will be deposited directly into the Company’s operating account for immediate use.

___________________

(1)

The Company has engaged Dealmaker Securities LLC (“Broker”) to act as lead selling agent (the “Selling Agent”) to offer the shares of our common stock, par value $0.001, to prospective investors in this offering on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be received by the Company in this offering. Broker is not purchasing the shares of common stock offered by us and is not required to sell any specific number or dollar amount of shares in this offering before a closing occurs. The Company will pay a cash commission of 6.5% to Broker on sales of the shares of common stock in this.  There is also other compensation paid to Broker and its affiliates as part of this offering that is not included in the table above. See “Plan of Distribution” on page 61 for details of compensation payable to the Selling Agent in connection with the offering.  The maximum compensation to be paid to Broker and affiliates is $852,500.

(2)

Does not account for the expenses of the offering. The Company expects that the amount of expenses of the offering that it will pay will be approximately $440,000 at the maximum offering amount, not including state filing fees.

ii

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” ON PAGE 33.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

_____________________________________

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

iii

iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditures;

●	growth of and competition trends in our industry;

●	our expectations regarding demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with investors, institutional funding partners and other parties we collaborate with;

●	our expectation regarding the use of proceeds from this offering;

●	fluctuations in general economic and business conditions in the market in which we operate; and

●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this offering statement. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this offering circular relate only to events or information as of the date on which the statements are made in this offering circular. Although we will become a public company after this offering and have ongoing disclosure obligations under U.S. federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this offering circular, whether as a result of new information, future events or otherwise.

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SUMMARY

This summary highlights information contained elsewhere in this offering circular. It does not include all of the information you should consider before investing. You should read the entire offering circular carefully, including the "Risk Factors" section beginning on page 33 and the financial statements and notes.

Overview

Med-X, Inc., a Nevada corporation founded in 2014, focuses on developing, marketing, and distributing natural, eco-friendly products. The company is dedicated to providing innovative solutions in pest control, pain management, and natural wellness, addressing the growing demand for sustainable alternatives across industries. Our product lines include Nature-Cide® , Thermal-Aid® , and Malibu Brands , each targeting unique market needs. Additionally, Med-X operates The MJT Network® , an online media platform providing cannabis-related content and advertising opportunities.Our business model leverages strategic partnerships, e-commerce platforms, and direct sales to generate revenue. By combining innovative product development with an emphasis on environmentally conscious practices, Med-X is positioned to capitalize on expanding market opportunities in the natural products sector.

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Acquisition of Pacific Shore.

In 2018, Med-X completed its acquisition of Pacific Shore Holdings, Inc., a California-based company. This acquisition integrated Pacific Shore’s existing product portfolio, distribution networks, and intellectual property into Med-X’s operations, significantly enhancing the company’s capacity to innovate and scale its product lines.

As part of the merger, Pacific Shore became a wholly owned subsidiary of Med-X. To protect shareholder value, Matthew Mills, Med-X’s Chairman and CEO, tendered a substantial number of shares, ensuring minimal dilution for existing shareholders. Pacific Shore’s contribution includes a strong distribution network for its Nature-Cide products, an established presence in the pest control and wellness markets, and a pipeline of innovations aligned with Med-X’s vision. The acquisition has been instrumental in expanding Med-X’s reach and operational capabilities, particularly in leveraging Pacific Shore’s pest control expertise and regulatory compliance frameworks.

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Nature-Cide.

Nature-Cide is Med-X’s flagship product line of all-natural pest control solutions. These products, developed in collaboration with Pacific Shore, are designed to provide effective, chemical-free alternatives to traditional pesticides. Comprising essential oils like cedar, cinnamon, and citronella, Nature-Cide products are safe for humans and pets, making them ideal for residential, commercial, and agricultural use.

Nature-Cide’s product range includes:

•	All-Purpose Insecticide: Effective against ants, cockroaches, fleas, and more.
•	Pest Management X2: A professional-grade solution for pest control operators.
•	Granular and Dust Formulations : Designed for agricultural use, including cannabis cultivation.

Nature-Cide products are classified as minimum risk pesticides under the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA), exempting them from federal registration. The products are registered in multiple states and distributed nationally through partnerships with pest control distributors such as Target Specialty Products (TSP) and Veseris (VES).Additionally, Nature-Cide has a growing presence in international markets, including the Caribbean and parts of Asia. The product’s appeal is bolstered by increasing regulatory restrictions on toxic pesticides, driving demand for safer, natural alternatives. Med-X continues to invest in research and development to expand Nature-Cide’s applications and market reach.

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Thermal-Aid

Thermal-Aid is a line of therapeutic heating and cooling products targeting pain relief for humans and animals. The product range includes:

•	Thermal-Aid Zoo®: Child-friendly, animal-shaped heating and cooling packs.
•	Thermal-Aid Headache Relief System®: A patented solution for migraines and tension headaches.
•	Traditional Thermal-Aid Packs: For arthritis, sports injuries, and general pain management.

Thermal-Aid products are made from 100% natural materials, including a patented corn-based filler that retains temperature for extended periods. Clinical trials have demonstrated their efficacy in reducing pain and the need for medication.The Thermal-Aid line is distributed through e-commerce platforms like Amazon, retail chains such as Kroger, and healthcare-focused distributors. Med-X continues to explore new applications and consumer-friendly designs to enhance the product line’s appeal.

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The MJT Network

The MJT Network® is Med-X, Inc.'s online media platform hosted on www.marijuanatimes.org , which has been publishing cannabis and hemp industry news since July 2015. The platform generates revenue from advertisers and traffic optimization strategies and provides content covering a broad range of topics, including news, current events, business, financial, legislative, legal, cultural, medical, scientific, and technological aspects of the cannabis and hemp industries, both nationally and internationally.Content is contributed by consultants, freelance and staff writers, Med-X personnel, and public news sources. The MJT Network is accessible through web, smartphone, and tablet applications, with its original content distributed via digital platforms like iOS apps, Vimeo Video, YouTube, Apple Podcasts, and Apple NewsMed-X plans to integrate e-commerce into the MJT Network in 2024-2025, enabling the sale of branded industry products from third-party suppliers and its own product lines, subject to federal and state compliance. However, the timeline for adding e-commerce capabilities remains uncertain.

Distributors

Med-X generates most of its revenue through large distributors, with its Nature-Cide products distributed by several pest control distributors, including VES, TSP, PV, PCS, ENX, and FOR. These products are also available through major marketplaces such as Amazon , Kroger , and Walmart , and they are increasingly supplied to TSP's parent company, Rentokil Initial International , as well as through ENX in countries like Singapore and Hong Kong.

For the year ending December 31, 2023, Med-X derived 18% of its revenue from a single customer , Target Specialty Products. In 2022, 32% of revenue came from two customers , with 19% from Target Specialty Products and 13% from Veseris. Med-X’s relationships with distributors are demand-driven, operating as a supplier within their distribution systems without written agreements. The lack of formal contracts introduces uncertainty, as any significant reduction in purchases by major customers could materially impact the company’s financial performance. This revenue concentration is expected to persist for the foreseeable future, and the company acknowledges the potential risks associated with this dependency.

Vendors

Med-X relies on single supplier relationships for raw materials and filling capacity due to the unique formulation and components of its product lines. This reliance poses a business risk, as operational issues or supply disruptions from these vendors could adversely affect the company’s operations.

In 2023, two vendors accounted for 78% of total purchases :

•	Berje: 45%
•	Actions & Company: 33%

In 2022, two vendors similarly accounted for 77% of total purchases:

•	Berje: 57%
•	Actions & Company: 20%

While Med-X recognizes the risks associated with this vendor concentration, the company believes that alternative suppliers are available to provide comparable inventory if significant vendors become unable or unwilling to deliver on time.

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Our chairman and founder, Mr. Mills, has licensed two trademarks to the Company on a royalty free basis that he acquired for “Thermal-Aid” and “Nature’s Therapeutic Source.” He also owns two patents related to Thermal-Aid which have since expired in 2023. The first is a patent for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler. The second is for a thermal device and ornamental design for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler that may have the general appearance of a child’s toy or other configuration. Our chairman and founder Matthew Mills, has granted us an exclusive worldwide royalty-free license to utilize and sublicense these trademarks to market, distribute, and sell Thermal-Aid, for which he was issued 4,605,337 shares of PSH-CA’s common stock which he subsequently exchanged for shares of our common stock (the “License Agreement”). Mr. Mills has not received any payments to date under this License Agreement. There are no milestones and no royalty rate associated with the License Agreement. The License Agreement was entered into as of January 15, 2010 (the “Effective Date”) and the initial term of the License Agreement was for a period of one year from the Effective Date. Thereafter, the License Agreement automatically renews each year for an additional year unless terminated in writing by either party to the License Agreement at least 30 days prior to the termination of the then current term. The license has been renewed every year since 2010. During the term, the license is exclusive to the Company. There have been no payments made to date and there are no milestones payments in the License Agreement.

On June 22, 2012, we entered into an exclusive license agreement with Dr. Hyson, d.b.a. Hyson Medical Products, pursuant to which we were granted an exclusive license to utilize three patents currently owned by Dr. Hyson: (1) Device and Method for Treatment of Headache – 5,700,238 (December 23, 1997), (2) Medicated Wrap – 6,313,370 (November 6, 2001), and (3) Medicated Wrap – 7,186,260 (March 6, 2007). The patents have since expired and we are using the technology and case study covered by these patents to market additional private label consumer products under our brand to address headache pain relief, both migraine and tension. Dr. Hyson already sells his own line of headache pain relief and medicated wrap products for consumers. We have a license to utilize these patents for any branded products developed by us during the term of the license agreement. For such branded products, Dr. Hyson receives a license fee equal to 5% of net sales made by us of those products. There are no milestone payments associated with this license agreement. We will own the intellectual property to all of our branded products developed under this license agreement. The initial term of the license agreement is five (5) years with options exercisable for one-year extensions, subject to termination after two (2) years if by then we have not brought a branded product to market. We commercialized this technology within two (2) years by the launch of our Thermal-Aid Headache Relief System and have extended the one-year(1) extensions since the original five (5) license agreement expired.

Recent Developments

Med-X has undertaken several strategic initiatives to strengthen its market position and operational capabilities:

1.	International Expansion of Nature-Cide: In 2023, Med-X entered into a distribution agreement with Ensystex to expand Nature-Cide’s reach into 29 international territories, including Australia, Southeast Asia, and parts of Africa. Ensystex is responsible for obtaining regulatory approvals, facilitating entry into these markets.
2.	Development of New Products: Med-X is working on next-generation formulations of Nature-Cide, including an insecticidal paint additive designed to repel pests. The product is undergoing efficacy testing and is expected to launch in 2025.
3.	Reg CF Offering and Reverse Stock Split: To align with investor expectations and facilitate access to public markets, Med-X implemented a 1-for-16 reverse stock split in April 2024. The company is also conducting a Regulation Crowdfunding (Reg CF) offering to raise additional capital alongside its Regulation A offering.
4.	Partnership with Dealmaker Securities: Med-X has engaged Dealmaker Securities LLC as the lead selling agent for its Regulation A offering. This partnership supports the company’s efforts to reach a broad investor base while maintaining compliance with regulatory standards.
5.	Advisory Agreement with Maxim Group: In July 2024, Med-X entered into an agreement with Maxim Group for investment banking and financial advisory services. The agreement aligns with Med-X’s strategic focus on scaling its operations and pursuing growth opportunities.
6.	Operational Efficiencies : Med-X has streamlined its production and distribution processes to meet rising demand for Nature-Cide and Thermal-Aid products. The company continues to work closely with key distributors to optimize inventory management and customer outreach.
7.

On April 15, 2024, the Board of Med-X, Inc. approved a 1-for-16 reverse stock split of its outstanding common stock, effective April 16, 2024. This decision was made to establish a valuation that the Company believes will be attractive to potential investors in connection with a proposed Regulation Crowdfunding (Reg CF) offering. The reverse stock split will not change the number of authorized shares, which will remain at 300,000,000. Med-X has retained DealMaker Securities LLC as the intermediary for the Reg CF offering. DealMaker will receive fees totaling 8.5% of the securities sold, which include payment processing fees, a one-time activation fee of $32,500 (covering onboarding, due diligence, and asset creation costs), and a monthly subscription fee of $2,000 after the offering's effective date. Additionally, Med-X will pay $10,000 per month for marketing services provided by DealMaker.

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Patents and Trademarks

Below is a list of the Company’s patents and trademarks as of December 6, 2024:

Med-X Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
USA	88/218348	THE MARIJUANA TIMES IC 41	Pending	Trademark
USA	88/218390	M. THE MARIJUANA TIMES (stylized) IC 41	Pending	Trademark
USA	88/243436	MALIBU BRANDS (logo) IC 5	Pending	Trademark
USA	88/243444	MALIBU BRANDS (logo) IC 25	Pending	Trademark
Canada	2931915	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF	Published	Patent application; Anticipated expiration date May 31, 2036; Composition of matter and method patent
USA	11,147,266	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Issued	Patent; Expiration date May 31, 2036; Composition of matter and method patent
USA	62/170320	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (provisional)	Expired	Provisional Patent Application
USA	17/502228	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Published	Patent No. 12,022,824 B2 Anticipated expiration date May 31, 2036; Composition of matter and method patent

All of the trademarks listed above are owned by the Company.

Below is a list of Pacific Shore Holdings’ patents and trademarks as of December 6, 2024:

Pacific Shore Holdings Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
Australia	1366146	ENERGY-X IC 3	Registered	Trademark
Australia	1366144	BURNER BALM IC 3	Registered	Trademark
Canada	1788556	NATURE-CIDE IC5 (owner: Matthew Mills)	Allowed	Trademark
China	21017818	NATURE-CIDE IC5 (owner: Matthew Mills)	Registered	Trademark
China	7911478	BURNER BALM IC 3	Registered	Trademark
China	1559469	THERMAL AID ZOO (stylized) IC 10*	Registered	Trademark
China	15519468	THERMAL AID logo IC 5 & 10*	Registered	Trademark
EU	0085884203	PERFORMANCE-X IC 3, 5 & 35	Registered	Trademark
EU	008583932	BURNER BALM IC 3, 5 & 35	Registered	Trademark
EU	008584088	ENERY-X IC 3, 5 &35	Registered	Trademark
Japan	5318604	ENERY-X IC 3	Registered	Trademark
Japan	5329859	BURNER BALM IC 3	Registered	Trademark
Korea	40-855739	ENERY-X IC 3	Registered	Trademark
Korea	40-0855633	BURNER BALM IC 3	Registered	Trademark
New Zealand	825514	BURNER BALM IC 3	Registered	Trademark
New Zealand	825515	ENERGY-X IC 3	Registered	Trademark
Thailand	756974	BURNER BALM IC 3	Registered	Trademark
USA	3753893	BURNER BALM IC 3 & 5	Registered	Trademark
USA	3777982	ENERGY-X IC 3	Registered	Trademark
USA	3628026	NATURE-CIDE IC 5 (owner: Matthew Mills)	Registered	Trademark
USA	3777984	ENERGY-X IC 5 (lip balm)	Registered	Trademark
USA	4444076	ENERGY-X IC 30	Registered	Trademark
USA	3064560	THERMAL AID IC 10 (suppl. Reg.)*	Registered	Trademark
USA	4190596	ENERGY X IC 5 (gum)*	Registered	Trademark
USA	6074312	THERMAL-AID*	Registered	Trademark
USA	7182777	THERMAL DEVICE AND METHOD	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent
USA	7179280	THERMAL DEVICE	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent

*These patents have been licensed to the Company by our Chief Executive Officer, Matthew Mills.

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The market for insecticides and related products for both business and consumer customers is highly competitive, with low barriers to entry. Existing and new competitors can easily launch products, inten sifying competition. Med-X competes or may compete with large, well-resourced companies like Bayer, Ecolabs, Envincio, and Essentra, which already benefit from strong brand recognition and significant human and financial resources. The company also faces c ompetition for readers and advertisers on its online news platform, The MJT Network®. Nature-Cide encounters intense competition from both chemical-based and all-natural pesticides, many of which have been established in the market for years, particularly in agricultural sectors like cannabis cultivation. While management believes that Med-X can compete effectively, there is no guarantee that competition will not impact the company's ability to maintain and grow its planned business operations.

Government Regulation

Med-X is subject to various federal, state, and local regulations that increase costs and potentially impact business operations. These include employment laws covering wages, safety, and working conditions; environmental laws applicable to farming; advertising regulations enforced by the Federal Trade Commission (FTC); and safety and labeling rules governed by the Food and Drug Administration (FDA).

Federal Regulations

The United States regulates cannabis primarily through the Controlled Substances Act (CSA). Marijuana, classified as a Schedule I controlled substance, is deemed to have high potential for abuse and no accepted medical use. Cannabis with THC concentrations above 0.3% is classified as marijuana, while cannabis with THC levels below 0.3% is defined as hemp. This classification conflicts with the medical and recreational use of marijuana legalized in at least 36 states and the District of Columbia, creating regulatory ambiguity.Despite these conflicts, 15 states and the District of Columbia have legalized adult-use cannabis. However, state laws remain vulnerable to legal challenges and federal enforcement under the CSA, which prohibits the possession, use, cultivation, and transfer of marijuana.

Evolving Federal Policy

In 2013, the Cole Memorandum issued by the Department of Justice (DOJ) outlined enforcement priorities for marijuana-related activities in states where it was legalized. These priorities included preventing underage sales, diversion to illegal markets, and public health issues like drugged driving. However, the Cole Memorandum was rescinded in 2018 by the Sessions Memorandum, which provided no specific marijuana enforcement guidance, leaving federal prosecutors to use their discretion.

Under the Biden administration, Attorney General Merrick Garland has suggested that prosecuting marijuana activities in compliant states is not an effective use of federal resources. However, no formal marijuana enforcement policy has been announced, leaving regulatory uncertainty.

State Regulations

Unlike Canada, which regulates cannabis federally, marijuana laws in the U.S. vary by state. Businesses must comply with state and local licensing requirements. In California, where medicinal cannabis has been legal since 1996, cannabis is now permitted for both medicinal and recreational use. Federal enforcement remains a risk until Congress amends the CSA to address marijuana's legal status. Med-X's compliance with state laws does not eliminate the risk of federal prosecution, and the lack of uniform federal guidance continues to pose challenges for the cannabis industry.

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California Cannabis Regulations and Federal Challenges

California’s Medicinal and Adult Use Cannabis Regulation and Safety Act (MAUCRSA) provides the framework for cannabis licensing, oversight, and enforcement. Regulations by the California Department of Cannabis Control cover licensing procedures, operational rules, product safety, packaging, and enforcement actions. Some cities and counties offer equity programs to support individuals impacted by h istorical drug laws, providing faster licensing, operational assistance, and financial aid. The cannabis industry faces significant regulatory challenges, with evolving laws at the local, state, and federal levels. Compliance requires substantial resources , and violations—or allegations of violations—could disrupt operations. Future regulatory changes could also impact federal tax policies, potentially limiting deductions for cannabis-related businesses. At the federal level, the Rohrabacher-Blumenauer Amen dment restricts the Department of Justice (DOJ) from interfering with state-legal medical cannabis programs but requires annual renewal and expired in 2022. Proposed reforms, such as the CARERS Act to reclassify cannabis and the Respect State Marijuana Law s Act to protect state-compliant businesses, have not passed. This regulatory uncertainty creates operational risks for Med-X, but the company is committed to compliance with applicable state and local laws to mitigate these challenges.

Relevant California Regulations

The California Department of Cannabis Control makes regulations for cannabis businesses. These regulations specify:

•	License application procedures;
•	Rules for running a cannabis business;
•	What can and cannot be made into a cannabis product, and what ingredients can and cannot be used;
•	Packaging requirements to prevent contamination and to inform consumers about what’s inside;
•	The testing that each product must pass before it can be sold; and
•	Enforcement actions that may be taken if a business is not following the rules.

Equity Ordinances in California

Some cities and counties in California have ordinances for equity programs to help people negatively affected by the federal” war on drugs” policies from the 1970s and create a more inclusive marketplace. Each ordinance supports equity applicants in different ways, such as:

•	Faster application processes;
•	Assistance during the licensing process;
•	Help with operating your business; and
•	Direct financial support

Laws and regulations affecting the adult-use marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state, and federal adult-use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Blumenauer Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds DOJ. The Rohrabacher-Blumenauer Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Rohrabacher-Blumenauer Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical issues. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA. These developments previously were met with a certain amount of optimism in the cannabis industry, but, as of the date of the filing of this registration statement of which this prospectus is a part, (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, and (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations Bill that must be renewed annually, has not currently been renewed beyond February 18, 2022.

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Regulatory Considerations

Nature-Cide products are classified as minimum risk pesticides under EPA guidelines, exempting them from registration under the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA). While the EPA does not regulate these products, producers are responsible for ensuring compliance with minimum risk criteria. State-level regulations, however, require product label registration. Nature-Cide products are registered in 40+ states, including California, Florida, Texas, and New York.An international distribution agreement with Ensystex, Inc. has been established for Nature-Cide products. Licensing is required on a country-by-country basis, with Ensystex managing costs and administrative processes. Licenses are expected to be obtained by mid-2024, but delays may postpone sales in international markets.

Thermal-Aid and Malibu Brands

·	Thermal-Aid: Exempt from FDA registration as it functions as a heating and cooling pack.
·	Malibu Brands : Classified as a homeopathic cream, also not requiring FDA registration.

MJT Network

The MJT Network serves as a media platform featuring cannabis-related industry content. It does not produce or sell products and is not subject to government regulations.

Employees

As of December 6, 2024, we had sixteen (16) full-time employees, five of whom are executive officers of Med-X. We plan to actively hire employees at such time as we have sufficient capital or financing to fund the expanded launch of its business plan.

Property

Effective October 15, 2020, Pacific Shore along with Med-X entered into the 1st Amendment to the Lease of 8236 Remmet Avenue Canoga Park, CA 91304 in order to extend the term of the lease for an additional five years, or until October 14, 2025. The facility is approximately 30,000 square feet of which Med-X currently occupies approximately 2,500 square feet of office space. Pacific Shore leases that space from an unaffiliated landlord pursuant to a five-year commercial lease that was renewed for an additional five years in October 2020 in an arms-length transaction. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area.  We currently pay $29,938.00 a month for rent for this facility.

Seasonality

Our operations may be materially affected by seasonality for outdoor cultivation operations. Nature-Cide is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. Lower sales volumes may be experienced at other times during the year.

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Credit Facilities

Crestmark Bank

On November 27, 2012 the Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of December 31, 2023 and 2022 the outstanding balance was $20,635 and $45,587 respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

Line of Credit Agreement

On August 6, 2022, the Company entered into a Line of Credit Agreement with two of its Executive Officers. The line of credit provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit shall be due and payable on the earlier to occur of (a) Event of Default or (b) the effective date the Company lists on a public stock exchange or one year from the Execution Date.  Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit agreement or documentation; material defaults under any term of the Line of Credit which has been noticed and remains uncured for thirty (30) days. As of December 31, 2023 and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $2,787 and $2,744, respectively.

Corporate Information

We were formed in February 2014 in Nevada.  Our subsidiaries consist of Pacific Shore Holdings, Inc., a Delaware corporation, and Pacific Shore Holdings, Inc., a California corporation. Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 349-2870. Our website address is www.MEDX-RX.com. Information contained on, or accessible through, our website is not a part of this offering statement.

RISK FACTORS

The purchase of shares of our common stock involves substantial risks. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. See “Cautionary Statement Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his own legal and financial advisors.

Risk Factors

Investing in the Securities involves a high degree of risk and may result in the loss of your entire investment. Before making an investment decision with respect to the Securities, The Company urges you to carefully consider the risks described in this section and other factors set forth in this offering circular. In addition to the risks specified below, the Company is subject to same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. Prospective Investors should consult with their legal, tax and financial advisors prior to making an investment in the Securities. The Securities should only be purchased by persons who can afford to lose all of their investment.

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Risks Related to the Company's Business and Industry

Med-X, Inc. has a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We were formed in February 2014 to originally engage in the business of (a) publishing content about the cannabis industry, primarily online, for industry participants and the general public, (b) growing and selling cannabis on a wholesale basis, initially for the California medical cannabis market, which the Company may engage in if the federal government declares it legal to do so, (c) supplying related agricultural products to other commercial cannabis growers which the Company may already be engaged in by supplying its Nature-Cide pest control products to cannabis and hemp cultivators through the Company's national distribution venues, and (d) developing and selling commercial medicinal supplements based on beneficial compounds extracted from cannabis if the federal government declares it legal to do so. Because the federal government has not legalized marijuana and the FDA has not clarified its position with respect to CBD products, the Company has not moved forward with engaging in the CBD or marijuana businesses. We launched our cannabis news website, and commenced marketing Nature-Cide, but have not yet launched the other components of our original business plan.

The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

We may not have adequate capital to fund our business .

We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business.

Our ability to protect our intellectual property is uncertain .

We have filed several applications with the United States Patent and Trademark Office for service marks and trademarks. While we have been granted several service marks and trademarks, we still have applications pending for other marks. We cannot assure that we will be successful in obtaining the service marks or trademarks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business could be materially adversely affected. In addition to the Thermal-Aid patents licensed to us by our president, we currently have two patents pending with the United States Patent and Trademark Office, one related to our Nature Cide infused soil and one related to our lip balm products. We cannot assure that we will be successful in obtaining patents, that these applications will not be challenged, that others will not attempt to infringe upon our patents should they be awarded, or that these patents will afford us any protection or competitive advantages. The existing expired patents (held by Matthew Mills, our chairman, who has licensed them to us) covering Thermal-Aid may not protect us from legal challenges by competitors or infringement by third parties.

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We may not be able to successfully compete against companies with substantially greater resources .

The health and medical therapy, essential oils, and insecticide industries are intensely competitive, and we expect competition to intensify further in the future. We are also subject to intense competition from chemical insecticides, as well as other all-natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure that Nature-Cide will compete effectively and experience continuing and growing sales. As a supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of consumer goods to retailers. We cannot assure that we will continue to obtain supply contracts with Walmart.com, Ralphs, or from any other retailers. Barriers to entry are relatively low, and current and new competitors can launch new products that compete in the marketplace. We currently or potentially compete with a number of other companies. We face competition from a number of large health and medical therapy, essential oil, and insecticide brand name manufacturers that have greater financial and managerial resources, more experience in developing products, and greater name recognition than we have.

We may incur uninsured losses .

Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if Nature-Cide, Pacific Pain Relief Cream, Thermal-Aid, Home Spa Shower Spray, Energy-X, Burner Balm, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Our business is subject to various government regulations .

We are subject to various federal, state and local laws affecting therapeutic medical and insecticide products. The Federal Trade Commission, the Federal Food and Drug Administration and equivalent state agencies regulate advertising and representations made by businesses in the sale of products, which apply to us. We may be required to obtain permits from various states in order to ship certain of our products to those states. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of cannabis are prohibited under federal law. Certain activities that comply with state law, such as medical cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the “Cole Memorandum” published by the US Department of Justice. We may be required to obtain permits from various states in order to produce, supply and sell cannabis and certain of our other products in those states. We currently have no government permits to grow or sell cannabis in any jurisdiction. Even if cannabis is generally legalized at the federal and state government levels, commerce in cannabis is still expected to be heavily regulated and taxed, which will have a material effect on our operating results, financial condition and business performance. We expect to be required to apply for licenses in California, even though it is generally legalized in that state, and there is no assurance that those licenses will be granted to us. Furthermore, because cannabis remains illegal under federal law, banking, certain advertising, and trademark registration services, among other services, are generally not available to the cannabis industry.

We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. Due to the increasing popularity and use of the Internet and other online services, and recent controversial breaches of cyber security, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, we cannot assure that similar laws will not be proposed and adopted in the future. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition.

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Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are accessible worldwide, and we make sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in two states in the United States, Nevada and California, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, resulting in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We may acquire businesses, intellectual property or products, or form strategic alliances in the future, and we may not realize the benefits of such acquisitions .

We may acquire additional businesses, intellectual property or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising markets or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and Company culture. We may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance or acquisition. Such difficulties may delay or prevent us from realizing the expected benefits or enhancements to our business from such transaction. We cannot assure you that, following any such acquisition, we will achieve the expected synergies to justify the transaction.

Global crises such as COVID-19 can have a significant effect on The Company's business operations and revenue projections.

There is an ongoing outbreak of a novel and highly contagious form of coronavims ("COVID- 19"), which the World Health Organization declared a global pandemic on March 11, 2020. The outbreak of COVID-19 has caused a worldwide public health emergency with a substantial number of hospitalizations and deaths and has significantly adversely impacted global commercial activity and contributed to both volatility and material declines in equity and debt markets. The global impact of the outbreak is rapidly evolving, and many national, state, and local governments have reacted by instituting mandatory or voluntary quarantines, travel prohibitions and restrictions, closures or reductions of offices, businesses, schools, retail stores, restaurants, and other public venues and/or cancellations, suspensions and/or postponements of certain events and activities, including certain non-essential government and regulatory activities. Businesses are also implementing their own precautionary measures, such as voluntary closures, temporary or permanent reductions in work force, remote working arrangements and emergency contingency plans.

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Such measures, as well as the general uncertainty surrounding the dangers, duration, and impact of COVID-19, are creating significant disruption to supply chains and economic activity, impacting consumer confidence and contributing to significant market losses, including by having particularly adverse impacts on transportation, hospitality, healthcare, tourism, sports, entertainment and other industries dependent upon physical presence. Technological infrastructure has, and will likely continue to be, strained for so long as mandatory or voluntary quarantines are instituted, which will change, and potentially disrupt, the operations of the Company. As COVID-19 continues to spread, potential additional adverse impacts, including a global, regional or other economic recession of indeterminate duration, are increasingly likely and difficult to assess and, if the spread of COVID- 19 is prolonged, it could adversely affect many economies, global financial markets and the Company even after COVID-19 is contained.

The extent of the impact of COVID-19 on the Company's operational and financial performance will depend on many factors, all of which are highly uncertain and cannot be predicted. Those factors include the duration and scope of the resulting public health emergency; the extent of any related restrictions implemented; the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity; and the extent of its disruption to important global, regional and local supply chains and economic markets. The effects of the COVID-19 pandemic may materially and adversely impact the value, performance and liquidity of the Company.

In addition, COVID-19 and the resulting changes to global businesses and economies likely will adversely impact the business and operations of the Company and therefore the business and operations of the Company. Certain businesses and activities may be temporarily or permanently halted as a result of government or other quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors, including the potential adverse impact of COVID-19 on the health of key personnel.

Like most manufacturers and sellers of consumer goods, and companies that raise capital, we are subject to potential litigation .

As a manufacturer and seller of consumer goods, and a company that raises capital, we are exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government investigations and enforcement actions, shareholder and investor lawsuits and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

Directors and officers have limited liability .

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Nevada law, and, in the case of PSH-CA, California law, and in the case of Pacific Shore, Delaware law. If we were called upon to perform under our indemnification obligations, (we have not yet signed individual separate indemnification agreements with each one of our directors and officers), then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively .

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of the Company or Pacific Shore. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

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We cannot assure that we will have the resources to repay all of our liabilities in the future .

 We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

Financial projections which may be included with this Offering Circular may prove to be inaccurate .

Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this offering of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders .

Under the Nevada Corporations Law, a corporation’s articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Nevada Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Regulatory changes and uncertainties.

The Company operates in a highly regulated industry subject to substantial change. In addition, both its labor and customer base are licensed and regulated by local, state, and federal governments. Policies may be changed for several reasons including, but not limited to economic conditions, public safety, socio-political factors, and such. As policy changes are made by regulators, there is no guarantee that the company will be able to provide services in its current form, which may place a substantial hardship on operations, causing an Investor to lose all or a portion of their investment.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If The Company is not able to raise sufficient capital in the future, it may not be able to execute its business plan, The Company's continued operations may require a significant pivot in strategy and execution, which could cause an Investor to lose all or a portion of their investment.

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The Company may face potential difficulties in obtaining capital.

The Company may have difficulty raising needed capital in the future as a result of, among other factors, its lack of revenue, as well as the inherent business risks associated with The Company and present and future market conditions.

The Company's success depends on the experience and skill of its management and other key personnel.

In particular, The Company is dependent on its management team. The loss of the principals or any other key personnel could harm the Company's business, financial condition, cash flow and performance. Accordingly, you should not invest in the Company unless you are willing to entrust all aspects of the management of the Company and the investment decisions they make on behalf of the Company.

Damage to The Company's reputation could negatively impact the business, financial condition and results of operations.

The Company's reputation and the quality of its brand are critical to its business success and will be critical to its success as it forms and advises new markets. Any incident that erodes confidence in the brand could significantly reduce the Company's value and damage the business. The Company may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to its interests or may be inaccurate, each of which may harm The Company's performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correct.

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Risks Related to the Offering

Neither the Offering nor the Securities have been registered under federal or state securities laws.

No governmental agency has reviewed or passed upon this Offering or the Securities. Neither the Offering nor the Securities have been registered under federal or state securities laws. Investors will not receive any of the benefits available in registered Offerings, which may include access to quarterly and annual financial statements that have been audited by an independent accounting firm. Investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering based on the information provided in this offering statement and the accompanying exhibits.

The Company's management may have broad discretion in how the Company uses the net proceeds of the Offering.

Unless the Company has agreed to a specific use of the proceeds from the Offering, the Company's management will have considerable discretion over the use of proceeds from the Offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company has the right to limit individual Investor commitment amounts based on the Company's determination of an Investor's sophistication.

The Company may prevent any Investor from committing more than a certain amount in this Offering based on the Company's determination of the Investor's sophistication and ability to assume the risk of the investment. This means that your desired investment amount may be limited or lowered based solely on the Company's determination and not in line with relevant investment limits set forth by the Regulation A rules. This also means that other Investors may receive larger allocations of the Offering based solely on the Company's determination.

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The Company has the right to conduct multiple closings during the Offering.

If the Company meets certain terms and conditions, an intermediate close of the Offering can occur, which will allow the Company to draw down on all the proceeds cleared of the proceeds committed and captured in the Offering during the relevant period. The Company may choose to continue the Offering thereafter. Investors should be mindful that this means they can make multiple investment commitments in the Offering, which may be subject to different cancellation rights. For example, if an intermediate close occurs and later a material change occurs as the Offering continues, Investors whose investment commitments were previously closed upon will not have the right to re-confirm their investment as it will be deemed to have been completed prior to the material change.

There is no minimum capitalization required in this offering .

We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are deposited into the Company’s operating account, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the shares arbitrarily .

The offering price of the shares of common stock has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because technology and new product companies have experienced significant stock price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Risks Related to the Securities

The Securities will not be freely tradable under the Securities Act until one year from the initial purchase date. Although the securities may be tradable under federal securities law, state securities regulations may apply, and each Investor should consult with their attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not ever be a public market for the Securities. Because the Securities have not been registered under the Securities Act or under the securities laws of any state or foreign jurisdiction, the Securities have transfer restrictions and cannot be resold in the United States except pursuant certain restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Securities may also adversely affect the price that you might be able to obtain for the Securities in a private sale. Investors should be aware of the long-term nature of their investment in the Company. Each Investor in this Offering will be required to represent that they are purchasing the Securities for their own account, for investment purposes and not with a view to resale or distribution thereof.

Although Investors will have no right to voluntarily withdraw capital from the Company or withdraw their Securities, in certain circumstances they may be forced to withdraw from the Company.

An Investor may be forced to withdraw from the Company if the Company reasonably determines that it is necessary or desirable to do so in order to comply with applicable law or regulations, or to avoid a material adverse effect on the Company or the other holders of securities in the Company.

Investors will have no right to control the Company's operations.

The Investors will have no opportunity to control the day-to-day operations of the Company, including, without limitation, the investment and disposition decisions of the Portfolio Companies. In order to safeguard your limited liability for the liabilities and obligations of the Company, you must rely entirely on the Manager and Principals to conduct and manage the business affairs of the Company

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Investors will not be entitled to any inspection or information rights other than those required by law.

Investors will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by law. Other security holders of the Company may have such rights. Additionally, there are numerous methods by which the Company can terminate annual report obligations, resulting in no information rights, contractual, statutory or otherwise, owed to Investors. This lack of information could put Investors at a disadvantage in general and with respect to other security holders, including certain security holders who have rights to periodic financial statements and updates from the Company such as quarterly unaudited financials, annual projections and budgets, and monthly progress reports, among other things.

The Company may never undergo a liquidity event and Investors may have to hold the Securities indefinitely.

The Company may never undergo a liquidity event such as a repurchase of the Securities by the Company, a sale of the Company or an initial public or coin/token offering. If a liquidity event does not occur, Investors could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities have no voting rights or ability to direct the Company or its actions.

The Securities may be significantly diluted as a consequence of subsequent equity financings.

The Company's equity securities will be subject to dilution. The Company may issue additional equity to third-party financing sources in amounts that are uncertain at this time, and as a consequence holders of the Securities will be subject to dilution in an unpredictable amount.

Such dilution may reduce the Investor's economic interests in the Company. The amount of additional financing needed by the Company will depend upon several contingencies not foreseen at the time of this Offering. Generally, additional financing (whether in the form of loans or the issuance of other securities) will be intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds received in any additional financing are not sufficient to meet the Company's needs, the Company may have to raise additional capital at a price unfavorable to their existing investors, including the holders of the Securities. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to accurately predict the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain financing on favorable terms could dilute or otherwise severely impair the value of the Securities.

The Securities may be substantially different from other equity securities offered or issued by the Company.

The Securities may be materially different from the other equity securities of the Company in many ways, including, but not limited to, liquidation preferences, dividend rights, or anti-dilution protection. The Securities may not provide the holders of such Securities with the same rights, preferences, protections, and other benefits or privileges provided to other investors of the Company.

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In the event of the dissolution or bankruptcy of the Company, Investors will not be treated as debt holders and therefore are unlikely to recover any proceeds.

In the event of the dissolution or bankruptcy of the Company, the holders of the Securities will be entitled to distributions as described in the Securities. This means that such holders will only receive distributions once all of the creditors and more senior security holders, including any holders of preferred membership interests, have been paid in full. Neither holders of the Securities can be guaranteed any proceeds in the event of the dissolution or bankruptcy of the Company.

There is no guarantee of a return on an Investor's investment.

There is no assurance that an Investor will realize a return on their investment or that they will not lose their entire investment. For this reason, each Investor should read this offering statement and all exhibits carefully and should consult with their attorney and business advisor prior to making any investment decision.

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us.

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in Med-X. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders’ ownership in us.

We cannot assure that we will pay dividends .

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing resources in order to increase our sales. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Our principal shareholders own voting control of Med-X .

Our current officers, directors, and principal shareholders currently own a total of 1,483,826 shares of our common stock and 100% of our outstanding Series A (super voting) Preferred Stock, or approximately 55.3% of the total issued and outstanding voting capital stock of the Company. Our principal shareholders will own approximately 54.8% of the outstanding voting capital stock assuming that 2,500,000 shares of common stock are issued by the Company pursuant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us .

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH THE COMPANY CONSIDERS IMMATERIAL AS OF THE DATE OF THIS OFFERING STATEMENT, MAY ALSO HAVE AN ADVERSE EFFECT ON MED-X, INC. AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

REGULATION A+

We are offering our common stock pursuant to recently adopted rules by the Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Commission after the qualification of the offering statement of which this Offering Circular is a part.

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THE OFFERING

Issuer	Med-X, Inc., a Nevada corporation

Common Stock offered by us	2,500,000 shares

Common Stock outstanding	20,206,375 shares

Series A Preferred Stock outstanding (1)	10,000 shares

Preferred and Common Stock to be outstanding after the issuance of the shares in this offering (2)	22,716,375 shares

Price Per Share	$4.00

Use of Proceeds	See “Use of Proceeds”

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors”

___________

(1)

These shares are owned by our President and Chairman of the Board, Matthew Mills, and entitle him to 51% voting power for all matters that are submitted to the shareholders for a vote or written consent.

(2)	The total number of shares of our common stock outstanding assumes that the maximum number of shares of our common stock is sold by the Company.

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USE OF PROCEEDS

Assuming the sale of all 2,500,000 shares of common stock offered by us, the maximum gross proceeds to the Company from the sale of the shares of our common stock in this offering are $10,000,000, before deducting placement agent fees and other expenses. The estimated net proceeds from the offering to the Company is expected to be approximately $9,350,000, after the payment of offering costs including printing, mailing, legal and accounting costs, filing fees, escrow fees, Selling Agent commissions and expense reimbursements that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management. We expect to use the net proceeds from this offering for marketing, acquisitions, inventory, products, registration, and for general working capital purposes. A portion of the proceeds may also be used to acquire other companies and products related to the Company’s business, similar to the acquisition of Pacific Shore Holdings, Inc. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of common stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Because this is a best-efforts offering and there is no minimum offering amount required as a condition to the initial closing of this offering, the actual offering amount, the selling agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this offering circular.

Each 10% decrease in the number of units sold at the public offering price of $4.00 per share, would decrease our net proceeds, after deducting estimated selling agent fees and offering expenses payable by us, by approximately $920,500 (852,500 selling expenses and fees plus $440,000 of other expenses). For example, we estimate that our net proceeds from the sale of 50% of the shares offered in this offering will be approximately $3,902,500. This estimate excludes the proceeds, if any, from the exercise of investor warrants in this offering.

We plan to use the net proceeds of this offering to repay certain debt, and for marketing, acquisitions, inventory, products, registration, and for general working capital purposes.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by us.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds
Shares Sold	625,000	1,250,000	1,875,000	2,500,000
Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Total Before Expenses	$2,500,000	$5,000,000	$7,500,000	$10,000,000

Offering Expenses
4.5% Sales Commission & Fees	$515,000	$627,500	$740,000	$852,500
Payment Processing	50,000	100,000	150,000	200,000
Legal & Accounting	100,000	100,000	100,000	100,000
Publishing/EDGAR	10,000	10,000	10,000	10,000
Transfer Agent	5,000	10,000	15,000	20,000
Marketing	125,000	250,000	375,000	500,000
Total Offering Expenses	$805,000	$1,097,500	$1,390,000	$1,682,500

Amount of Offering Proceeds Available for Use	$1,695,000	$3,902,500	$6,110,000	$8,317,500

Expenditures---
Debt Payoff(1)	$0	$0	$250,000	$250,000
Marketing	$125,000	$250,000	$375,000	$500,000
Acquisitions	$500,000	$1,000,000	$1,500,000	$2,000,000
Inventory	$500,000	$1,000,000	$1,500,000	$2,000,000
Product Registration	$200,000	$400,000	$600,000	$800,000
Working Capital/General Corporate	$370,000	$1,257,500	$1,895,000	$2,782,500

Total Expenditures	$1,695,000	$3,907,500	$6,120,000	$8,332,500

(1)

On August 6, 2022, the Company entered into a Line of Credit Agreement with two of its Executive Officers. The line of credit provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit shall be due and payable on the earlier to occur of (a) Event of Default or (b) the effective date the Company lists on a public stock exchange or one year from the Execution Date. Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit agreement or documentation; material defaults under any term of the Line of Credit which has been noticed and remains uncured for thirty (30) days. As of December 31, 2023 and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $2,787 and $2,744, respectively.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan. Please see the section entitled “Risk Factors” on page 33.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of our company.

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BUSINESS

Overview

We are a Nevada corporation formed in February 2014 engaged in the business of product development, distribution, and marketing of our products, which currently consist of Nature-Cide®, Thermal-Aid®, and Malibu Brands. On April 16, 2018, we completed the Merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), pursuant to which PSH became our 99% owned subsidiary, on April 16, 2018. We have developed a series of natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Hemp and Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Malibu Brands are all-natural essential oil products, which also includes  Hemp and CBD oil products which are not eligible for sale at this time, designed for various ailments and are still in the development stage. We also operate the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is federally legal to do so, to cultivate high quality custom-bred Hemp and Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms.

Besides supplying Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating Hemp and Cannabis agricultural operators. As these core businesses evolve, and it becomes federally legal to do so, we will seek to develop and monetize techniques for the recognition and extraction of Hemp and Cannabis compounds for the medical industry.

We plan to supply products to the agricultural and supply industries, including Nature-Cide® brands such as Nature-Cide’s® Pest Management and All-Purpose formulations, which were licensed to Med-X in perpetuity in 2015. We also plan to do the same with our Nature-Cide special insecticidal soil, for which Med-X and Matthew Mills were recently issued a Patent. Nature-Cide® is an all-natural essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests, including insects that are commonly known to damage agriculture crops which also includes Hemp and Cannabis crops. Nature-Cide® is owned, manufactured and distributed by PSH.

Our primary sources of revenue are expected to be revenue from Nature-Cide, Thermal-Aid Malibu Brands products and The Marijuana Times advertising dollars generated from content published on our media outlet, www.marijuanatimes.org, as well as through the sale of industry related merchandise.  Currently the Company’s significant revenue is generated through Nature-Cide and Thermal-Aid. Malibu Brands has been growing steadily since its launch in the second half of 2021, while The MJT Network revenue is currently immaterial. During 2023, Nature-Cide accounted for approximately 39.4% of our revenue, Thermal-Aid accounted for approximately 58.8% of our revenue, Malibu Brands accounted for 1.8% of our revenue. Nature-Cide generates its revenue mostly through direct sales to distributors, both domestically and internationally, while Thermal-Aid generates revenue through distribution channels while continuing to increase its sales activity via ecommerce channels.

Revenues are earned from selling products to customers and distributors using (i) the Amazon eCommerce portal other online portals; (ii) our owned and operated eCommerce website; (iii) third party distributors; and, (iv) on occasion, direct to end user. Our earnings process is considered complete upon receipt of payment from the customer when the customer is the end user (sales generated on our eCommerce website, eCommerce reseller portals or direct to end user), and upon issuance of an invoice to our distribution partners, provided shipment and/or delivery of the purchased products has been made to the customer, with respect to sales processed online; or shipment of the product for sales made to distributors or direct to end user consumers. Revenue from our MJT Network and Malibu brands operations are immaterial to our earnings process and are recorded once the transaction is considered complete.

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Management also believes that substantial revenue can be earned from the online sale of Nature-Cide® and other products and services to medicinal use patients who are engaged in legal Hemp and Cannabis cultivation as well as the Hemp and Cannabis agricultural business, including indoor greenhouse operations. We may also earn revenue from providing consulting services to other Hemp and Cannabis industry participants. In the long run, revenue is anticipated from our ongoing product sales as well as planned Hemp and Cannabis compound identification and extraction system and our planned Cannabis products, assuming it is federally legal to do so and our research and development of those planned products and services are successful. No revenue is expected from the sale of Hemp and Cannabis or medicinal Hemp and Cannabis compounds for medical or recreational use until such sale is federally legal to do so. Management believes it will eventually see revenue from growing, harvesting and selling high quality, custom-bred Hemp and Cannabis for the California medical and recreational Hemp and Cannabis markets.  As a California grower, we will approach other markets that become federally legal  available in the future, if any.

Our operational expenditures are primarily related to development of The Marijuana Times platform, marketing costs associated with getting users to join our network and engage with other users, and the costs related to being a fully reporting company with the SEC. Since its inception in 2015, The Marijuana Times has built a growing network of users. This growth has been aided by the growing use of mobile applications and the popularity of the Cannabis legalization movement among young adults.

Acquisition of Pacific Shore.

In April 2018, Med-X closed an Agreement of Merger and Plan of Reorganization with its affiliate, Pacific Shore, pursuant to which Pacific Shore has become a wholly owned subsidiary of the Company. The Merger did not result in significant dilution to Med-X shareholders upon its closing on April 16, 2018. In order to prevent dilution to existing Med-X shareholders, our current Chairman and Chief Executive Officer, Mr. Mills, and PSH collectively tendered to Med-X for cancellation approximately 55 million outstanding shares of Med-X common stock on the closing. Upon closing of the Merger, we issued to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of the Company. See “Business-Merger with Pacific Shore.” We plan to continue similar efforts to acquire other companies that have similar business models of developing natural products, as well as offering pest control services nationally. Our management believes it can create strong value for shareholders by acquiring companies that have growing revenues and assets.

The primary sources of revenue for Med-X and Pacific Shore moving forward are expected to be the proceeds from continued sales of Nature-Cide and Thermal-Aid through our national distribution channels. We also expect to generate revenue from advertising and the online sale of products on the Company’s media platform, www.marijuanatimes.org. We have launched various online sales venues for this purpose, such as www.nature-cide.com, www.thermalaidproducts.com, and www.malibu-brands.com. We plan to aggressively market our Nature-Cide and Thermal-Aid brands while positioning our media venue, www.marijuanatimes.org, to attract sponsorship and advertisers as well as companies that desire to utilize the crowdfunding initiatives under the Jobs Act. During this cycle, we plan to ramp up our ready-to-use consumer version of the Nature-Cide products scheduled to be on retail shelves in 2024 and 2025.

Nature-Cide.

Comprised of various essential oils such as cedar oil, cinnamon oil, clove oil, cottonseed oil and other natural ingredients, Nature-Cide is a pleasantly aromatic, chemical free insecticide/pesticide/miticide/nematicide and repellent that kills or deters a variety of different pests, including cockroaches, bed bugs, ants, spider mites, white flies, caterpillars, and other pests associated pest control operations, janitorial, turf care, hospitality, transportation and agriculture. Nature-Cide products are also proven in commercial and residential environments and kill or deter a wide variety of household insects including, flies, fleas, and mosquitoes, which sometimes can carry deadly diseases.

Nature-Cide contains no harmful poisonous chemicals to humans most commonly found in many other insecticides and insect repellents. In addition to cedar oil, cinnamon oil, clove oil and cottonseed oil, Nature-Cide may also contain citronella oil, garlic oil, mint oil, peppermint oil, geranium oil, lemon grass oil, and rosemary oil, all of which are recognized by the Environmental Protection Agency (“EPA”) as FIFRA 25b MINIMUM RISK PESTICIDE compounds. Cedar oil is a natural repellent found to be effective in the states with swamps for eradicating mosquitoes without harming the ecosystem. By the same token, cinnamon oil is known in Guam for warding off snakes from train cars and shipping containers. One of our Nature-Cide formulas is an insecticide that kills various insects on contact, including but not limited to ants, fleas, mites, slugs, snails, silverfish, mosquitoes, cockroaches and a variety of other insects. The Nature-Cide Pest Management X2 formula also acts as an effective repellent for other insects, reptiles and rodents.

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Nature-Cide is classified as a MINIMUM RISK PESTICIDE under FIFRA (25b) and is exempt from federal registration by the (“EPA”). Unlike other repellents and insecticide products which contain toxic chemicals, Nature-Cide is safe for use in all environments. Pacific Shore has developed several formulations of Nature-Cide for use indoors, outdoors, on humans, and on pets. As of July 31, 2014, the Nature-Cide All-Purpose and Pest Management X2 insecticide formulations have been registered in states that require EPA registration if the Company sells in that state. In addition, the Colorado, Oregon and Washington Departments of Agriculture have approved the Nature-Cide All-Purpose product for use on cannabis crops grown in those states. The Company’s is developing multiple new  formulations of Nature-Cide products which are yet registered and accordingly is not yet sold.

Nature-Cide products have been field tested for over seven years on ranch homes in the Santa Monica Mountains, from Bel Air to Malibu as well as being third party tested in laboratory settings. Nature-Cide’s research and development and field testing has evolved into a Pest Management Service, a division of Pacific Shore, and is now recognized and licensed in the State of California as a state applicator with a Qualified Applicators License # 133658 for agricultural and landscape use in commercial and residential settings. This being said, the Nature-Cide products and services division has also begun supplying and servicing small hemp and cannabis cultivators in Southern California through its distribution partners.

Nature-Cide products are currently offered nationally to commercial pest control, janitorial, hospitality, transportation, turf care and agricultural professionals nationally through various commercial distributors such as TSP, VES, ENX, PCS and FOR . Collectively the pest management market encompasses a wide variety of sectors that encompass a substantial revenue stream worldwide. The demand for all-natural products like Nature-Cide is becoming continuous as regulatory bodies continue to ban traditional poisonous pest control applications around the world. Currently Nature-Cide products are being utilized by a gamut of professional applicators using the products in such places as school districts, hospitals, hotels/motels, zoos, food plants, livestock farms, greenhouses, passenger rail cars, passenger and cargo aircraft and agricultural settings including hemp and cannabis cultivation. In 2017 TSP’s parent company, “Rentokil Initial”, began testing Nature-Cide in Hong Kong, Macau, China and Mumbai, India. Results from testing warranted an immediate focus on registration in Hong Kong, Macau and Mumbai, where product orders have been received and usage has commenced. At the request of Rentokil Initial operations in multiple countries such as New Zealand, Australia, Singapore, Malaysia, where we are now focused on testing protocols for Nature-Cide products, ENX is working to supply Rentokil Initial pest control operations in various location around the world, which include the counties listed above.  In early 2018, VES , has now begun ordering the full Nature-Cide line within the United States.

In January 2023, one of our Nature-Cide distribution customers, Pest Control Supplies, came forward with a plan to begin registration of the Nature-Cide products within the Caribbean Island countries. As of January 2023, product applications for Nature-Cide All-Purpose Commercial Concentrate, Nature-Cide Granular, Nature-Cide Insecticidal Dust, and Nature-Cide Pest Management X2 Concentrate have been submitted for registration in Barbados, St. Lucia, Trinidad and Guyana. In May 2023, with an approval of the above products in Trinidad, Tabago, St Lucia and Guyana, the first order in Guyana was shipped.

In January 2019, the Nature-Cide team was invited to participate in platinum marketing designation with TSP and VES . For the Company to participate in this high level of marketing within these distribution venues, the Company needed to have established a demand for its products nationally. Its products must already be positioned within most of the customers and multiple distribution centers throughout the country. The Company has been doing business with TSP and VES  for more than three years and has established a solid customer base around the United States which has enabled the Company to position its products within the distributor’s platinum marketing programs. The Company participates in the highest-level marketing campaigns and has not made any payments to attain this status. We have attended annual sales meetings various location throughout the United States such as but not limited to  Savannah GA, Las Vegas NV and Fort Worth TX with TSP and Chicago IL with VES . During these meetings, both distributors announced that Nature-Cide will be represented as a top-level platinum sponsor, and our Nature-Cide product line will be presented to the entire customer base of both distributors, which consists of over 15,000 customers nationally. Going forward, due to the platinum sponsorship designation, Nature-Cide will be showcased as a go to 25b minimum risk green program. We are working closely with two of its distributors, TSP and VES , to distribute samples and information to both customer bases, and collectively monitor and record results from the applications of Nature-Cide in places around the country as well as in Asia, for social media to share with potential new customers who can understand the vast amount of applications that can be realized for the Nature-Cide brand. TSP and VES  have solid footprints in the USA as suppliers of products for pest control, turf grass care, and for professional use in the hospitality, parks and recreation, transportation, sanitation, and golf care industries, as well as the recent addition of the hemp and cannabis cultivation industry. Management of the Company as well as distributor management agrees that the 25b minimum risk market has a solid future in the pest control sector. VES  and TSP, along with TSP’s parent company, Rentokil Initial as well as ENX, are constantly working with the Nature-Cide team to deploy and plan ways that the product can be utilized, and to build scalable programs for the various industries where Nature-Cide can receive the best positioning for long term sales growth.

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Due to the continued planning and sponsorship coupled with the positive reception of Nature-Cide by the professional end user, the Nature-Cide product development team has entered into discussions with TSP product development personnel to create a unique product designed for turf grass applications in golf and other turf grass venues, including parks and recreation, by combining Nature-Cide with a blend of TSP Turf Fuel for the golf and turf care industries. The Turf Fuel and Nature-Cide product blend is currently in laboratory development. The Company is also in discussion with TSP management to register Nature-Cide in Canada. In 2017, Nature-Cide announced a new compressed air 16-ounce all-purpose insecticide prototype which was eventually produced for professional use. Due to the response and continued professional usage, along with social media promotion, we are in the process of finalizing development of a ready to use group of compressed air products to release to consumers. These products consist of the All-Purpose which was released in early 2020, Flea & Tick, Insect Repellent, and an outdoor formulation that is expected to be released in 2025.

Thermal-Aid Headache Relief System. One of our directors, Dr. Hyson, is the inventor and grantee of three patents which have been provided to Pacific Shore in perpetuity to commercialize the Thermal-Aid Headache Relief System and Malibu Brands Pain Relief Cream. Patent details are as follow:

DEVICE AND METHOD FOR TREATMENT OF HEADACHE

Patent Number 5,700,238

Date Granted: December 23, 1997 – United Stated Patent Office

MEDICATED WRAP

Patent Number 6,313,370 B1

Date Granted: November 6, 2001 - United Stated Patent Office

MEDICATED WRAP

Patent Number: 7186260

Date Granted: March 6, 2007 - United Stated Patent Office

The license agreement with Dr. Hyson was executed in June 2012 for an initial five (5) year term with automatic annual 12-month renewal unless earlier terminated as provided for in the license agreement. As of December 31, 2023 we have paid to Dr. Hyson aggregate royalties of $24,831 and have accrued royalties of $870 as of December 31, 2023.

Nature-Cide License and Patent Application. Pacific Shore has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, one of the founders of the Company and Pacific Shore, to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by Pacific Shore or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between Pacific Shore, as sublicense or, and Med-X, as sublicensee, was merged and terminated. Accordingly, Pacific Shore can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2015, Med-X filed a patent application with the United States Office of Patents and Trademarks for its process of infusing Nature-Cide and other beneficial substances into growing soil for the agricultural and hemp and cannabis industries. Mr. Mills, our Chief Executive Officer, is named as the inventor. The patent was granted October 19, 2021 with Patent No. US 11,147,266 B2. Med-X plans to market and sell its Nature-Cide insecticidal soil to hemp, cannabis and other mainstream agricultural cultivators.

The license agreement with Matthew Mills has no termination date. As of December 31, 2023 no royalty payments are due under the license agreement.

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The MJT Network. We also operate the MJT Network® through our online media platform, www.marijuanatimes.org, which publishes media content regarding cannabis and hemp industries to generate revenue from advertisers and traffic optimizing venues. This platform has been publishing cannabis industry news and information since its launch in July 2015. The content is designed to cover a wide variety of topics relating to the cannabis and hemp industries on an ongoing basis, including news and current events, as well as the business, financial, legislative, legal, cultural, medical, scientific and technological aspects of the industry on a national and international level. Stories, columns, advice and analysis may come from a combination of regular consultants, contributors, freelance and staff writers, our personnel and public news sources. Once capitalized in late 2024 and 2025,  we plan to eventually add online ecommerce to the MJT Network website, offering branded industry products for sale from third party suppliers and from its own product lines, subject in all cases to compliance with applicable federal and state law. The network includes smart phone and tablet applications, and its original content is distributed across several digital platforms including web, native iOS, Vimeo Video, YouTube, Apple Podcast Audio and Apple News. At this time, it is uncertain if and when the Company will add e-commerce to the www.marijuanatimes.org website.

Distributors

Most of the Company’s revenue is generated through a number of large distributors. Currently, Nature-Cide products are distributed by multiple pest control distributors such as VES, TSP, ENX, PCS and FOR and deployed to hundreds of pest control companies nationwide.  Nature-Cide products can also be found within the Amazon, Kroger and Walmart marketplaces. You can see some of these customers within our partner network using the following link: https://nature-cide.com/pages/store-locator. We also have begun supplying our products to Rentokil International in various countries such as India , Singapore and Hong Kong.

For the year ended December 31, 2023, the Company received 18% of its revenue from one customer; specifically 18% from Target Specialty Products. For the year ended December 31, 2022, the Company received 32% of its revenue from two customers; specifically 19% from Target Specialty Products 13% from Veseris. Our relationship with our distributors is demand driven and the Company is set up within their distribution system as a supplier. There are no contracts in place at this time as the distributors do not require a written agreement. We cannot guarantee that we will be able to generate similar levels of sales from our largest customers in the future. Should one or more of these customers substantially reduce their purchases from us, our results of operations could be materially adversely affected. We anticipate this concentration to continue for the foreseeable future.

Vendors

The Company uses single supplier relationships for its raw materials purchases and filling capacity due to the unique formulation and components of each product line, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected.

The Company had two vendors that accounted for 78% of purchases during the year ended December 31, 2023. Specific concentration for the two vendors were Berje with approximately 45% and Actions & Company 33%.

The Company had two vendors that accounted for 77% of purchases during the year ended December 31, 2022. Specific concentration for the two vendors were Berje with approximately 57% and Actions & Company 20%.

If significant suppliers become unable or unwilling to provide inventory in a timely manner, the Company believes that other suppliers are available to provide similar inventory at comparable prices.

Business of Pacific Shore

Pacific Shore is a Delaware corporation which, through its 99% owned subsidiary, Pacific Shore Holdings, Inc., a California corporation formed in January 2010 (hereinafter, “PSH-CA”), is engaged in the business of product development, distribution, and marketing. On December 31, 2012, Pacific Shore, which prior to this date was an inactive public shell company without material assets or liabilities, consummated the acquisition of PSH-CA, a privately-held company, through a share exchange (the “Business Combination”). The closing of the Business Combination resulted in PSH-CA’s security holders becoming the controlling security holders of Pacific Shore, and PSH-CA becoming a 99% owned subsidiary of Pacific Shore. Pacific Shore had a trading symbol, “PSHR”, which we expect will remain inactive for the foreseeable future. Pacific Shore’s Chairman and Chief Executive Officer, Matthew Mills, is the President, a director, and a principal shareholder of Med-X, Inc.

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Pacific Shore manufactures and distributes two 100% natural essential oil products owned by us, Nature-Cide and Malibu-Brands. Our Nature-Cide products have been tested in various regions across the United States and in Asia with positive results by multiple pest control companies, hotel and motel operators, agricultural personnel for various pests, and fire department personnel for snake control. Extensive testing by us and an independent third-party laboratory also indicates that our Nature-Cide products kill or deter a wide variety of pests, including but not limited to bed bugs, ants, fleas, ticks, cockroaches, crickets, and stink bugs, while repelling and or deterring various birds, rodents, and reptiles.

After years of research and development, in February 2014, we became a certified and licensed pest control applicator in California for agricultural commercial pest control. In July 2015, we received our pest control business main license and officially launched as a California licensed pest control company in Los Angeles, California. In 2016, we became licensed to maintain landscaping in residential and commercial settings and we obtained our applicator license, which allows us to provide pest control services for agriculture and landscape. Our pest management service is growing and is servicing numerous ranch style and upscale homes and properties in Los Angeles and Ventura Counties. Management’s intention is to partner with other pest control service companies to offer the services and methods of our Nature-Cide service division as the Nature-Cide brand matures in the pest control, janitorial, transportation, and hospitality arenas. We also plan to increase its service footprint nationally by acquiring other established pest control service businesses that practice Integrated Pest Management protocols, if we have sufficient capital or financing to do so.

In 2014, as required for sale, we began registering our Nature-Cide products with multiple state Environmental Protection Agency (“EPA”) offices around the country. Our Ready to Use Nature-Cide All-Purpose Insecticide, Flea & Tick Insecticide, and Nature-Cide All-Purpose Commercial Concentrate in one and five-gallon containers for indoor and outdoor professional use were our first products to be registered with state EPA offices in 39 states. In 2016, we registered our Nature-Cide Ready to Use Outdoor insecticide as well as our Pest Management X2 Commercial Concentrate in sixty four ounce, one, two and a half, five, and 55 gallons for outdoor professional use. In 2018, Pacific Shore developed and released two new products, the Nature-Cide Insecticidal Dust for indoor and outside use, and Nature-Cide Pest Management Granular, for outdoor use. Both of the products are also in the process of being registered where applicable.

Currently the Nature-Cide products are positioned with national distributors including TSP, VES ENX, PCS  and FOR . Nature-Cide and its distributors have been able to promote Nature-Cide as a recognizable product line in the pest control industry in multiple states, as well as to promote the brand in social media (i.e. Facebook, Twitter, and LinkedIn). TSP, headquartered in Santa Fe Springs, California has approximately 35 distribution centers nationally, VES/UNI has approximately 30 distribution centers nationally, and Forshaw has 12 locations nationally and ENX has distribution offices in more than 29 countries.

We are currently selling Thermal-Aid and the Thermal-Aid Zoo online through various web sites including but not limited to FSAStore.com, Walmrt.com and Amazon.

Thermal-Aid

In addition to developing our own products, we also currently own an exclusive worldwide royalty-free license to sell a patented 100% natural therapeutic heating/cooling treatment pack called Thermal-Aid. Thermal-Aid is a clinically proven microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain. In a four-month, 96 patient clinical trial, the Thermal-Aid arthritis packs proved to reduce arthritis medications by 20% and it was perceived to have a 35% reduction in pain. During 2014, the entire Thermal-Aid product line, which includes 23 different configurations, became eligible for Flexible Spending Accounts for consumers nationally as well as being eligible for Worker Compensation reimbursement for patients nationally. Our full line of Thermal-Aid products is currently available through the Cardinal Health Distribution network, which includes FSAStore.com, AssuraMed, and Independence Medical. The entire Thermal-Aid line is also being carried by WBC Healthcare Distribution venues, which include Meyer Chiropractic Distribution, Meyer Physical Therapy, Meyer DC, Milliken Medical and Elivate Fitness. The Cardinal Health distribution network, of which AssuraMed and Independence Medical are a part, now also offers all Thermal-Aid products. Our Thermal-Aid Zoo Animals are also available at all California Kroger owned Ralphs Grocery Pharmacy locations as well as Colorado Kroger owned King Soopers locations, Utah Kroger owned City Market locations, and Kroger locations in Georgia, which encompass approximately 376 locations. We continue negotiating with Kroger to place our Thermal-Aid products in all Kroger chains nationally but there can be no assurance that we will reach such an agreement. Cardinal Health carries inventory of Thermal-Aid products in distribution centers throughout the United States. Thermal-Aid has been seen on the Home Shopping Network and on NBC’s ShopHQ. In addition, we continue to run a Thermal-Aid Zoo infomercial in a national television campaign in the “As Seen on TV” category. The Kroger chain continues to invite the Thermal-Aid showcasing team to present the Thermal-Aid line to pharmacists that operate its pharmacy divisions.

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Our chairman and founder, Mr. Mills, has licensed two trademarks to the Company on a royalty free basis that he recently acquired for “Thermal-Aid” and “Nature’s Therapeutic Source.” He also owns two patents related to Thermal-Aid that recently expired. The first was a patent for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler. The second was  for a thermal device and ornamental design for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler that may have the general appearance of a child’s toy or other configuration. Our chairman and founder Matthew Mills, has granted us an exclusive worldwide royalty-free license in perpetuity to utilize and sublicense these trademarks to market, distribute, and sell Thermal-Aid, for which he was issued 4,605,337 shares of PSH-CA’s common stock which he subsequently exchanged for shares of our common stock (the “License Agreement”). Mr. Mills has not received any payments to date under this License Agreement. There are no milestones and no royalty rate associated with the License Agreement. The License Agreement was entered into as of January 15, 2010 (the “Effective Date”) and the initial term of the License Agreement was for a period of one year from the Effective Date. Thereafter, the License Agreement automatically renews each year for an additional year unless terminated in writing by either party to the License Agreement at least 30 days prior to the termination of the then current term. During the term, the license is exclusive to the Company. There have been no payments made to date and there are no milestones payments in the License Agreement.

On June 22, 2012, we entered into an exclusive license agreement with Dr. Hyson, d.b.a. Hyson Medical Products, pursuant to which we were granted an exclusive license to utilize three patents currently owned by Dr. Hyson: (1) Device and Method for Treatment of Headache – 5,700,238 (December 23, 1997), (2) Medicated Wrap – 6,313,370 (November 6, 2001), and (3) Medicated Wrap – 7,186,260 (March 6, 2007). We are using the technology and case study covered by these patents to market additional private label consumer products under our brand to address headache pain relief, both migraine and tension. Dr. Hyson already sells his own line of headache pain relief and medicated wrap products for consumers. We have a license to utilize these patents for any branded products developed by us during the term of the license agreement. For such branded products, Dr. Hyson receives a license fee equal to 5% of net sales made by us of those products. There are no milestone payments associated with this license agreement. We will own the intellectual property to all of our branded products developed under this license agreement. The initial term of the license agreement is five (5) years with options exercisable for one-year extensions, subject to termination after two (2) years if by then we have not brought a branded product to market. We commercialized this technology within two (2) years by the launch of our Thermal-Aid Headache Relief System.

Recent Developments

On July 26, 2024 the Company entered into an Advisory Agreement with Maxim Group (the “Maxim Advisory Agreement”) to provide general financial advisory and investment banking services to the Company. In connection with the Maxim Advisory Agreement, as consideration for Maxim’s services, The Company will issue to Maxim one and one half percent (1.5%) of the total outstanding shares of Company common stock (the “Stock Fee”), in which one-half percent (.5%) of the Company’s outstanding Common Stock was issued upon the execution of the Maxim Advisory Agreement; one-half percent (.5%) of the Company’s outstanding Common Stock upon the Company’s filing of an S-1 and any additional documents necessary for the Company’s listing on a national exchange; and one-half percent (.5%) of the Company’s outstanding Common Stock upon the Company’s Common Stock upon the Company’s listing to a national exchange. If the Company does not become listed on a national, one-half percent (.5%) of the Company’s Common Stock will be returned to the Company (and one-half percent (.5%) will be retained by Maxim).

On March 6, 2024, the Company entered into an agreement with Dealmaker to act as the Lead selling Agent for the Company’s Regulation A offering (the “DealMaker Agreement”). In connection with the DealMaker Agreement, the Company has agreed to pay DealMaker an advance of $32,500 (which shall be an advance against accountable expenses and will be refunded to the extent not actually incurred); a $10,000 monthly account management fee; and 6.5% cash fees from all proceeds.

On September 15, 2023, the Company entered into an Agreement for the Purchase and Sale of Capital Stock with Joseph Winograde to purchase from Mr. Winograde 49% of the outstanding capital stock of Napco Painting Contractors, Inc. (“Napco” and the “Napco SPA”). Napco is wholly owned by Mr. Winograde. Pursuant to the Napco SPA, in exchange for the 49% interest in Napco, the Company agreed to pay Napco $500,000 in cash within two business days following the completion the Company’s proposed IPO and to issue a convertible promissory note (“Napco Note”) in the principal amount of $2,500,000 (collectively, the “Napco Transaction”). However, the Company did not complete its proposed IPO and withdrew its registration statement in April of 2024. The Napco Transaction was contingent upon the Company’s successful listing on the Nasdaq within 90 days.  On December 13, 2023, the Company and Napco entered into Amendment No. 1 to the Napco SPA and Napco Note through March 14, 2023. Subsequently, on March 14, 2024 the Napco SPA and Napco Note expired. As a result, the transaction set out above has been unwound as of the issue date of the financial statements included herein, retroactively impacted to December 31, 2023 and the Company’s financial results for the year ended December 31, 2023 do not include an investment in Napco. The Company is currently negotiating a new transaction with Napco and Joseph Winograde whereby the Company would acquire 49-51% of Napco.

Napco is an environmentally friendly commercial and residential painting company operating in the Napa Valley region of Northern California for over 20 years. Napco customers include many established wineries, resorts, commercial buildings, restaurants, housing projects and estate properties. In early 2022, the Company’s Nature-Cide division began development of a unique Nature-Cide insecticidal painting additive which can be blended into paint/stains which repels various wood destroying insects, pests and birds. The Company is in its second-generation formulation and expects to begin efficacy testing to prepare for state environmental protection agency office registration with hopes of releasing for sale and commercial use in late 2024 to early 2025. The Company believes that the Napco painting platform will enable the Company to test and showcase the insecticidal paint additive product’s effectiveness within the painting industry, which includes the painting manufacturing sector as well as other painting contractors nationally through the existing clients of Napco. The Company also intends to operate a Nature-Cide pest control service business from within Napco, similar to the Nature-Cide services in Southern California. The Company will assist Joseph Winograde and Napco in obtaining all necessary pest control licenses for its personnel as well as in building a service truck to jump start this new service division utilizing the Company’s products in Northern California. Napco employees will also be taught to use the Company’s full line of Nature-Cide products, and the Company will utilize its California license to facilitate this new Nature-Cide service division within Napco. Joseph Winograde is the brother of Lester Winograde who is an outside attorney for the Company handling general legal and business affairs.

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The Company has determined the Equity Method is the appropriate accounting treatment for its investment in Napco (“Investee”). The Napco Transaction closed on September 15, 2023, and was deemed effective for accounting purposes on October 1, 2023. The Company measured its investment in accordance with ASC 805, including the consideration paid and transaction costs incurred related to the investment.

On December 13, 2023 the Company and Napco entered into Amendment No. 1 to the Promissory Note as well as Amendment No. 1 to the Agreement for the Purchase and Sale of Capital Stock providing for T an extension of the listing date for the common stock of Napco for an additional 90 days through March 14, 2023. Subsequently, on March 14, 2024 the Company’s and Napco’s Amendment No. 1 to the Promissory Note as well as Amendment No. 1 to the Agreement for the Purchase and Sale of Capital Stock expired. The Company is negotiating a renewal to both Amendments.  As a result, the transaction set out above has been unwound as of the issue date of the financial statements included herein, retroactively impacted to December 31, 2023 and the Company’s financial results for the year ended December 31, 2023 do not include an investment in Napco.

On March 14, 2024 the Company’s and Napco’s Amendment No. 1 to the Promissory Note as well as Amendment No. 1 to the Agreement for the Purchase and Sale of Capital Stock expired. The Company is negotiating a renewal to both Amendments.

Napco is an environmentally friendly commercial and residential painting company operating in the Napa Valley region of Northern California for over 20 years. Napco customers include many established wineries, resorts, commercial buildings, restaurants, housing projects and estate properties. In early 2022, the Company’s Nature-Cide division began development of a unique Nature-Cide insecticidal painting additive which can be blended into paint/stains which repels various wood destroying insects, pests and birds. The Company is in its second generation formulation and expects to begin efficacy testing to prepare for state environmental protection agency office registration with hopes of releasing for sale and commercial use in early- to mid-2024. The Company believes that the Napco painting platform will enable the Company to test and showcase the insecticidal paint additive product’s effectiveness within the painting industry, which includes the painting manufacturing sector as well as other painting contractors nationally through the existing clients of Napco. The Company also intends to operate a Nature-Cide pest control service business from within Napco, similar to the Nature-Cide services in Southern California. The Company will assist Joseph Winograde and Napco in obtaining all necessary pest control licenses for its personnel as well as in building a service truck to jump start this new service division utilizing the Company’s products in Northern California. Napco employees will also be taught to use the Company’s full line of Nature-Cide products, and the Company will utilize its California license to facilitate this new Nature-Cide service division within Napco. Joseph Winograde is the brother of Lester Winograde who is an outside attorney for the Company handling general legal and business affairs.

On September 25, 2023, the Company entered into an international distribution agreement with the Australian arm of Ensystex, Inc., one of our current United States distribution partners located in Fayetteville North Carolina (“Ensystex”), effective October 1, 2023. Ensystex has been purchasing Nature-Cide products in bulk from the Company for over one year. From the beginning of the distribution relationship, Ensystex has been marketing the Nature-Cide products on a national basis through mainstream pest control media outlets such as PCT (Pest Control Technology) and PMP (Pest Management Professional) magazines, which along with Ensystex’s current customer base, continues to draw regular sales of the Nature-Cide products to pest control operators nationally. The Company has been testing the Nature-Cide products in various regions for several years with multiple pest control professionals that have a relationship with both Ensystex and the Nature-Cide division of Med-X, Inc. The new distribution relationship will cover the following countries: Australia and associated islands, United Arab Emirates, Qatar, French Polynesia, New Caledonia, New Zealand, Fiji, Singapore, Malaysia, Brunei Darussalam, Philippines, Thailand, Laos, Myanmar (Burma), Indonesia, Hong Kong, Macau, Vietnam, Cambodia, South Africa, Mauritius, Seychelles, Maldives, Botswana, Zimbabwe, Namibia, Iraq, Israel and the Democratic Republic of Congo. Ensystex will be responsible for obtaining and maintaining any and all regulatory registrations and or authorizations that are required to sell or use Nature-Cide products within any country or political subdivision within the geographical areas listed above. All expenses associated with the approval or authorization process will be borne by Ensystex. Ensystex will continue, at its expense, to engage and maintain a sales and service organization in all of the territories above, which are to be staffed with such experienced personnel as are necessary to enable Ensystex to perform its obligations under the agreement. Ensystex will ensure that its sales and service force have proper knowledge in the field of pest control and are adequately trained in the nature and use of the Nature-Cide products.

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On April 15, 2024 our Board has approved a 1-for-16 reverse stock split of our outstanding common stock effective April 16, 2024  prior to the effective time of a proposed Reg CF becoming effective with the Securities and Exchange Commission. The ratio of the reverse split was arrived at in order to achieve a valuation that the Company believes would be acceptable to potential investors. We intend for our Board to effect such reverse stock split in connection with the consummation of the Reg CF Offering. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 300,000,000 shares.  The Company has retained the services of DealMaker Securities LLC (the "Intermediary") to facilitate the CF Offering. The Intermediary will be entitled to receive fees related to the purchase and sale of the Securities of 8.5%, which amount includes payment processing fees, one time activation fees including onboarding, due diligence and asset creation costs of $32,500 and monthly subscription fees of $2,000 following notice of effect.  The Company will also pay $10,000 per month for additional marketing services.

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Patents and Trademarks

Below is a list of the Company’s patents and trademarks as of December 6, 2024:

Med-X Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
USA	88/218348	THE MARIJUANA TIMES IC 41	Pending	Trademark
USA	88/218390	M. THE MARIJUANA TIMES (stylized) IC 41	Pending	Trademark
USA	88/243436	MALIBU BRANDS (logo) IC 5	Pending	Trademark
USA	88/243444	MALIBU BRANDS (logo) IC 25	Pending	Trademark
Canada	2931915	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF	Published	Patent application; Anticipated expiration date May 31, 2036; Composition of matter and method patent
USA	11,147,266	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Issued	Patent; Expiration date May 31, 2036; Composition of matter and method patent
USA	62/170320	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (provisional)	Expired	Provisional Patent Application
USA	17/502228	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Published	Pending patent application; Anticipated expiration date May 31, 2036; Composition of matter and method patent

Below is a list of Pacific Shore Holdings’ patents and trademarks as of December 6, 2024:

Pacific Shore Holdings Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
Australia	1366146	ENERGY-X IC 3	Registered	Trademark
Australia	1366144	BURNER BALM IC 3	Registered	Trademark
Canada	1788556	NATURE-CIDE IC5 (owner: Matthew Mills)	Allowed	Trademark
China	21017818	NATURE-CIDE IC5 (owner: Matthew Mills)	Registered	Trademark
China	7911478	BURNER BALM IC 3	Registered	Trademark
China	1559469	THERMAL AID ZOO (stylized) IC 10	Registered	Trademark
China	15519468	THERMAL AID logo IC 5 & 10	Registered	Trademark
EU	0085884203	PERFORMANCE-X IC 3, 5 & 35	Registered	Trademark
EU	008583932	BURNER BALM IC 3, 5 & 35	Registered	Trademark
EU	008584088	ENERY-X IC 3, 5 &35	Registered	Trademark
Japan	5318604	ENERY-X IC 3	Registered	Trademark
Japan	5329859	BURNER BALM IC 3	Registered	Trademark
Korea	40-855739	ENERY-X IC 3	Registered	Trademark
Korea	40-0855633	BURNER BALM IC 3	Registered	Trademark
New Zealand	825514	BURNER BALM IC 3	Registered	Trademark
New Zealand	825515	ENERGY-X IC 3	Registered	Trademark
Thailand	756974	BURNER BALM IC 3	Registered	Trademark
USA	3753893	BURNER BALM IC 3 & 5	Registered	Trademark
USA	3777982	ENERGY-X IC 3	Registered	Trademark
USA	3628026	NATURE-CIDE IC 5 (owner: Matthew Mills)	Registered	Trademark
USA	3777984	ENERGY-X IC 5 (lip balm)	Registered	Trademark
USA	4444076	ENERGY-X IC 30	Registered	Trademark
USA	3064560	THERMAL AID IC 10 (suppl. Reg.)	Registered	Trademark
USA	4190596	ENERGY X IC 5 (gum)	Registered	Trademark
USA	6074312	THERMAL-AID	Registered	Trademark
USA	7182777	THERMAL DEVICE AND METHOD	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent
USA	7179280	THERMAL DEVICE	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent

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Competition

The sale of insecticides and other products for business and consumer customers are intensely competitive. We expect competition to intensify further in the future. Barriers to entry are relatively low. Current and new competitors can launch new products and can compete in the marketplace. We currently compete or potentially will compete with a number of other companies such as Bayer, Ecolabs, Envincio and Essentra, whose numbers will increase in the future, many of which are larger and possess greater human and capital resources than us, and already have well-established brand recognition. We face competition for readers and advertisers for our online news service. Nature-Cide will encounter intense competition from other all-natural and chemical-based pesticides that have been on the market for years, including those designed for the agricultural markets such as cannabis cultivators. Management believes we can compete effectively, but we cannot assure that competition will not impair the maintenance and growth of our planned businesses.

Government Regulation

We are  subject to government regulations in the conduct of its business which tend to increase costs and potentially have a material adverse impact on our operating results, financial condition and business performance, including but not limited to (1) employment laws generally applicable to all businesses, including laws covering wages, working conditions, health, safety, working hours and similar matters, (2) laws designed to protect the environment, including those applicable to farming operations, (3) laws enforced by the Federal Trade Commission (“FTC”) and equivalent state agencies governing advertising and representations made by businesses, and (4) laws enforced by the FDA which govern safety and claims made with respect to food and other products consumed by the public. See “Risk Factors – Risks Relating to Our Business - Our business is subject to various government regulations.”

Below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where we may become involved, through our subsidiaries, in the cannabis industry.

The United States federal government regulates drugs in large part through the CSA. Marijuana, which is a form of cannabis, is classified as a Schedule I controlled substance. As a Schedule I controlled substance, the U.S. Drug Enforcement Agency (the “DEA”) considers marijuana to have a high potential for abuse. Three is no currently accepted medical use in treatment in the United States nor an accepted safety for use of the drug under medical supervision. The federal government classifies cannabis having a THC concentration of greater than 0.3% as marijuana. Cannabis with a THC concentration below 0.3% is classified as hemp.

The scheduling of marijuana as a Schedule I controlled substance is inconsistent with what we believe to be widely accepted medical and recreational uses for marijuana by physicians, researchers, patients, and consumers. Moreover, as of February 4, 2021 and despite the clear conflict with federal law, at least 36 states and the District of Columbia have legalized marijuana for medical use, although Mississippi’s medical cannabis legalization measure is under challenge. Fifteen of those states and the District of Columbia have legalized the adult-use of cannabis for recreational purposes, although South Dakota’s adult-use measure is also subject to potential challenge. In November 2020, voters in Arizona, Montana, New Jersey, and South Dakota voted by referendum to legalize marijuana for adult use, and voters in Mississippi and South Dakota voted to legalized marijuana for medical use.

Unlike in Canada, which uniformly regulates the cultivation, distribution, sale, and possession of marijuana at the federal level under its Cannabis Act, marijuana is largely regulated at the state level in the United States. Although certain states and territories of the United States authorize medical or adult-use marijuana production and distribution by licensed or registered entities, under the CSA, the possession, use, cultivation, and transfer of marijuana and any related drug paraphernalia is illegal. Although our activities are compliant with the applicable state and local laws in the states in which we plan to operate, strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under United States federal law nor provide a defense to any federal criminal action that may be brought against us.

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In 2013, as more and more states began to legalize medical and/or adult-use marijuana, the federal government attempted to provide clarity on the incongruity between federal law and these state-legal regulatory frameworks. Until 2018, the federal government provided guidance to federal agencies and banking institutions through a series of DOJ memoranda. The most notable of this guidance came in the form of a memorandum issued by former U.S. Deputy Attorney General James Cole on August 29, 2013 (the “Cole Memorandum”). The Cole Memorandum offered guidance to federal agencies on how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states and quickly set a standard for marijuana-related businesses to comply with. The Cole Memorandum put forth eight prosecution priorities:

1.	Preventing the distribution of marijuana to minors;

2.	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

3.	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

4.	Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

5.	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

6.	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

7.	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

8.	Preventing marijuana possession or use on federal property.

On January 4, 2018, former U.S. Attorney General Sessions rescinded the Cole Memorandum by issuing a new memorandum to all United States Attorneys (the “Sessions Memo”). Rather than establishing national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain marijuana activity was legal under state law, the Sessions Memo simply rescinded the Cole Memorandum and instructed that “[i]n deciding which marijuana activities to prosecute... with the [DOJ’s] finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.”

President Biden’s Attorney General, Merrick Garland, was confirmed by the United States Senate on March 10, 2021. It is not yet known whether the DOJ under President Biden and Attorney General Garland will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy. Attorney General Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a useful use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.

Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of marijuana will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to marijuana (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole Memorandum, enforcement priorities are determined by respective United States Attorneys.

In order to participate in either the medical or recreational sides of the marijuana industry in California and elsewhere, all businesses and employees must obtain badges and licenses from the state and, for businesses, local jurisdictions. California became the first state to allow medicinal cannabis use when voters passed the Compassionate Use Act in 1996. Today, cannabis is legal in California for both medicinal and adult (recreational) use.

Relevant California Statutes

The main statute for cannabis businesses in California is in the Business and Professions Code. It is called the Medicinal and Adult Use Cannabis Regulation and Safety Act (“MAUCRSA”). MAUCRSA sets up a basic framework for licensing, oversight and enforcement related to cannabis businesses.

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Relevant California Regulations

The California Department of Cannabis Control makes regulations for cannabis businesses. These regulations specify:

•	License application procedures;
•	Rules for running a cannabis business;
•	What can and cannot be made into a cannabis product, and what ingredients can and cannot be used;
•	Packaging requirements to prevent contamination and to inform consumers about what’s inside;
•	The testing that each product must pass before it can be sold; and
•	Enforcement actions that may be taken if a business is not following the rules.

Equity Ordinances in California

Some cities and counties in California have ordinances for equity programs to help people negatively affected by the federal ”war on drugs” policies from the 1970s and create a more inclusive marketplace. Each ordinance supports equity applicants in different ways, such as:

•	Faster application processes;
•	Assistance during the licensing process;
•	Help with operating your business; and
•	Direct financial support

Laws and regulations affecting the adult-use marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state, and federal adult-use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Blumenauer Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds DOJ. The Rohrabacher-Blumenauer Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Rohrabacher-Blumenauer Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical issues. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA. These developments previously were met with a certain amount of optimism in the cannabis industry, but, as of the date of the filing of this registration statement of which this prospectus is a part, (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, and (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations Bill that must be renewed annually, has not currently been renewed beyond February 18, 2022.

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Regulatory Considerations

Pursuant to EPA guidelines, the Company’s currently sold Nature-Cide products are a minimum risk pesticide. Because the EPA has determined that certain “minimum risk pesticides” pose little to no risk to human health or the environment, the EPA has exempted them from the requirement that they be registered under the Federal Insecticide, Fungicide, and Rodenticide Act. Generally, the FDA does not review products that claim to meet the criteria for determining whether a product is exempt from pesticide regulation. Rather, the producer of the product is responsible for evaluating whether the product meets the criteria.

Although the FDA does not require “minimum risk pesticides” to be registered, various states require product label registration. The Company’s Nature-Cite products are registered in the following states: Alabama, Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming.

The Company’s newest formulation of Nature-Cide is not yet registered with any states and it is not yet being sold.

The Company recently entered into an international distribution agreement with Ensystex, Inc., an international pest control distributor to distribute our Nature-Cide products in certain countries See “Business-Distributors”. These countries have their own licensing requirements which must be complied with prior to the sale of such products. Pursuant to the distribution agreement, Ensystex is responsible for the costs and administrative efforts in obtaining such licensing. The Company expects the licensing to be done on a country-by-country basis throughout the first half of 2024. To the extent that the process takes longer than expected to accomplish, the Company will not be able to generate sales in such markets until the necessary licenses are obtained.

The Company believes that its Thermal-Aid product is exempt from FDA requirements. The product is basically used and treated as a heating and cooling pack which is exempt from FDA registration. The Company does not believe that its Malibu Brands product is subject to FDA registration as it is a homeopathic cream which does not require registration with the FDA. The MJT Network does not produce or sell any products. It is merely an industry publication that features stories focusing on companies who are involved in the cannabis industry. Accordingly, the Company does not believe that the activities of the MJT Network are subject to any government regulation.

Employees

As of December 6, 2024, we had sixteen (16) full-time employees, five of whom are executive officers of Med-X. We plan to actively hire employees at such time as we have sufficient capital or financing to fund the expanded launch of its business plan.

Property

Effective October 15, 2020, Pacific Shore along with Med-X entered into the 1st Amendment to the Lease of 8236 Remmet Avenue Canoga Park, CA 91304 in order to extend the term of the lease for an additional five years, or until October 14, 2025. The facility is approximately 30,000 square feet of which Med-X currently occupies approximately 2,500 square feet of office space. Pacific Shore leases that space from an unaffiliated landlord pursuant to a five-year commercial lease that was renewed for an additional five years in October 2020 in an arms-length transaction (See Note 7 to the financial statements). The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area.  We currently pay $29,938.00 a month for rent for this facility.

Seasonality

Our operations may be materially affected by seasonality for outdoor cultivation operations. Nature-Cide is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. Lower sales volumes may be experienced at other times during the year.

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Credit Facilities

Crestmark Bank

On November 27, 2012 the Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of December 31, 2023 and 2022 the outstanding balance was $20,635 and $45,587 respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

Line of Credit Agreement

On August 6, 2022, the Company entered into a Line of Credit Agreement with two of its Executive Officers. The line of credit provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit shall be due and payable on the earlier to occur of (a) Event of Default or (b) the effective date the Company lists on a public stock exchange or one year from the Execution Date.  Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit agreement or documentation; material defaults under any term of the Line of Credit which has been noticed and remains uncured for thirty (30) days. As of December 31, 2023 and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $2,787 and $2,744, respectively.

Corporate Information

We were formed in February 2014 in Nevada.  Our subsidiaries consist of Pacific Shore Holdings, Inc., a Delaware corporation, and Pacific Shore Holdings, Inc., a California corporation. Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 349-2870. Our website address is www.MEDX-RX.com. Information contained on, or accessible through, our website is not a part of this offering statement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our consolidated operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this offering statement. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this offering statement.

Overview

 We are a Nevada corporation formed in February 2014 engaged in the business of product development, distribution, and marketing of our products, which currently consist of Nature-Cide®, Thermal-Aid®, and Malibu Brands. On April 16, 2018, we completed the Merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), pursuant to which PSH became our 99% owned subsidiary, on April 16, 2018. We have developed a series of natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Malibu Brands are all-natural essential oils, including Hemp and CBD oil products, designed for various ailments and are still in the development stage. We also operate the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms.

Besides supplying Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating Cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize techniques for the recognition and extraction of Cannabis compounds for the medical industry.

We plan to supply products to the agricultural and supply industries, including Nature-Cide® brands such as Nature-Cide’s® Pest Management and All-Purpose formulations, which were licensed to Med-X in perpetuity in 2014 and 2015. We also plan to do the same with our Nature-Cide special insecticidal soil, for which Med-X and Matthew Mills were recently issued a Patent. Nature-Cide® is an all-natural essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests, including insects that are commonly known to damage Cannabis crops. Nature-Cide® is owned, manufactured and distributed by PSH.

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Our primary sources of revenue are expected to be revenue from Nature-Cide, Thermal-Aid Malibu Brands products and The Marijuana Times advertising dollars generated from content published on our media outlet, www.marijuanatimes.org, as well as through the sale of industry related merchandise.  Currently the Company’s significant revenue is generated through Nature-Cide and Thermal-Aid. Malibu Brands has been growing steadily since its launch in the second half of 2021, while The MJT Network revenue is currently immaterial. During 2022, Nature-Cide accounted for approximately 42.7% of our revenue, Thermal-Aid accounted for approximately 47.8% of our revenue, Malibu Brands accounted for 9.4% of our revenue and The MJT Network accounted for the remaining 0.1%. Nature-Cide generates its revenue mostly through direct sales to distributors, both domestically and internationally, while Thermal-Aid generates revenue through distribution channels while continuing to increase its sales activity via ecommerce channels.

Revenues are earned from selling products to customers and distributors using (i) the Amazon eCommerce portal other online portals; (ii) our owned and operated eCommerce website; (iii) third party distributors; and, (iv) on occasion, direct to end user. Our earnings process is considered complete upon receipt of payment from the customer when the customer is the end user (sales generated on our eCommerce website, eCommerce reseller portals or direct to end user), and upon issuance of an invoice to our distribution partners, provided shipment and/or delivery of the purchased products has been made to the customer, with respect to sales processed online; or shipment of the product for sales made to distributors or direct to end user consumers. Revenue from our MJT Network and Malibu brands operations are immaterial to our earnings process and are recorded once the transaction is considered complete.

Management also believes that substantial revenue can be earned from the online sale of Nature-Cide® and other products and services to medicinal use patients who are engaged in legal Cannabis cultivation as well as the Cannabis agricultural business, including indoor greenhouse operations. We may also earn revenue from providing consulting services to other Cannabis industry participants. In the long run, revenue is anticipated from our ongoing product sales as well as planned Cannabis compound identification and extraction system and our planned Cannabis products, assuming it is legal to do so and our research and development of those planned products and services are successful. No revenue is expected from the sale of Cannabis or medicinal Cannabis compounds for medical or recreational use until such sale is legal. Management believes it will eventually see revenue from growing, harvesting and selling high quality, custom-bred Cannabis for the California medical and recreational Cannabis markets.  As a California grower, we will approach other markets that become legally available in the future, if any.

Our operational expenditures are primarily related to development of The Marijuana Times platform, marketing costs associated with getting users to join our network and engage with other users, and the costs related to being a fully reporting company with the SEC. Since its inception in 2015, The Marijuana Times has built a growing network of users. This growth has been aided by the growing use of mobile applications and the popularity of the Cannabis legalization movement among young adults.

Results of Operations

For the Years Ended December 31, 2023 and December 31, 2022

 Revenue. Revenue for the year ended December 31, 2023 was $1,894,784 compared to $1,852,775 for the year ended December 31, 2022. The increase in revenue of $42,009 is attributable to an increase in sales specifically from our Thermal-Aid brand, predominantly as a result of a large increase in online sales, offset by a decline in sales of our Malibu Brands items. Costs of goods sold were $1,641,617 and $1,570,977, respectively in the years ended December 31, 2023 and 2022.

As of December 31, 2023, the Company’s trade accounts receivable was $50,105 from 50 customers. For the year ended December 31, 2023, the Company received 18% of its revenue from one customer; specifically 18% from Target Specialty Products.

As of December 31, 2022, the Company’s trade accounts receivable was $65,373 from 79 customers. For the year ended December 31, 2022, the Company received 32% of its revenue from two customers; specifically 19% from Target Specialty Products 13% from Veseris.

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 Operating Expenses. Operating expenses for the year ended December 31, 2023 were $6,676,536 as compared to $7,603,656 for the year ended December 31, 2022. The decrease in operating expenses is attributable mainly to an decrease in selling and marketing expense as the Company’s online/ecommerce sales marketing platform found additional efficiencies.

Other Income/(Expense). Other income in each of the years ended December 31, 2023 and 2022 was limited to interest expense of $55,127 and $16,687, respectively.

Net Loss. Net loss for the year ended December 31, 2023 was $6,478,496 compared to $7,338,431 for the year ended December 31, 2022. This decrease in net loss is due to a decrease in operating expenses which is attributable mainly to a decrease in selling and marketing expenses, professional fees and personnel related expenses, offset but a slight increase to general and administrative costs. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs. Operating expenses for the years ended December 31, 2023 and 2022 include non cash compensation expenses in the form of shares issued for consulting fees valued at $2,081,833 and $1,877,334, respectively.

Liquidity and Capital Resources

We had cash and equivalents of $65,747 and $209,472 at December 31, 2023 and 2022, respectively, the decrease in cash balance at year end is primarily related to additional expenditures in the final quarter of fiscal 2023 related to our ongoing efforts to conclude our IPO and associated legal, audit and other fees. We raised proceeds of $3,989,767 and $3,229,930 from the sale of common stock in the years ended December 31, 2023 and 2022, respectively.

During the year ended December 31, 2023, we used $4,103,260 of cash for operating activities. During the year ended December 31, 2022 we used $4,878,979 of cash for operating activities. A portion of the funds was used to pay general and administrative costs, professional fees and sales and marketing activities.  Noncash operating activities included compensation expenses in the form of shares issued for consulting fees valued at $2,081,833 and $1,877,334, respectively.

Cash provided by financing activities during the year ended December 31, 2023 was $3,959,535. Of this amount, $3,989,767 was related to the issuance of shares of common stock, repayment of principal on debt was $2,202, repayments to a related party promissory note were $3,078 and repayments towards a promissory note were $24,952. Cash provided by financing activities during the year ended December 31, 2022 was $3,769,876. Of this amount, $3,229,930 was related to the issuance of shares of common stock, repayment of principal on debt was $9,694, borrowings from third parties was $30,945, borrowings from related parties was $502,744, and the repurchase of shares sold by an executive officer was $15,951. Since our inception, our capital needs have primarily been funded from net proceeds from private placements and other equity offerings.

Cash used in investing activities was $48,710 in the year ended December 31, 2022 related to the purchase of property and equipment compared to cash provided by investing activities of $0 in the year ended December 31, 2023.

We will have additional capital requirements during the remainder of 2024 and into 2025. We do not expect to be able to satisfy our cash requirements through sales of the Nature-Cide and Thermal-Aid product lines as well as digital media advertising, and therefore we will attempt to raise additional capital through the sale of our common stock. Should we be successful, we believe that the proceeds from a future offering may be sufficient to fund our operations for at least the next 18 months.

The Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank on November 27, 2012. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of December 31, 2023 and December 31, 2022, the outstanding balance was $20,635 and $45,587 respectively.  The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.  The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

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On August 6, 2022, the Company entered into a Line of Credit Agreement with two of its Executive Officers. The line of credit provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit shall be due and payable on the earlier to occur of (a) Event of Default or (b) the effective date the Company lists on a public stock exchange or one year from the Execution Date.  Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit agreement or documentation; material defaults under any term of the Line of Credit which has been noticed and remains uncured for thirty (30) days. On September 28, 2023, Med-X agreed to an Amendment to the aforementioned Promissory Note dated August 6, 2022 with two of its executive officers to have the Note automatically be converted in full to Med-X common stock at the price of an initial offering of our common stock to the public (and “IPO”). Since the Company did not consummate an IPO, the original terms of the Note shall apply.  As of December 31, 2023 and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $2,787 and $2,744, respectively.

Without the proceeds from proposed additional offerings, we cannot be sure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Critical Accounting Policies

Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Updated (“ASU”) ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

Through the years ended December 31, 2023 and 2022, the Company generated revenues from selling its products to customers and distributors using (i) the Amazon eCommerce portal; (ii) its owned and operated eCommerce website; (iii) third party distributors; and (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third party fulfilment centers and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing product using its eCommerce site on a case-by-case basis and generally will issue replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Cost of Sales

Cost of sales includes actual product cost, shipping to distribution centers and reseller warehouses, labor, cost of warehousing and allocated overheard, which is applied on a per Unit basis.

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Stock-Based Compensation

The Company accounts for stock-based compensation to both employees and non-employees in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

Results of Operations

The following summarizes the results of our operations for the 2024 Interim Period as compared to the 2023 Interim Period:

	Six Months Ended
	June 30,
	2024	2023	$ Change
Net revenues	$834,255	$864,668	$(30,413)
Cost of Goods Sold	$686,866	$701,156	$(14,290)
Gross profit/(loss)	$147,389	$163,512	$(16,123)
Operating Expenses
General and Administrative	$4,049,177	$3,108,095	941,082
Sales and Marketing	$495,577	$530,484	(34,907)
Total Operating Expenses	$4,544,754	$3,638,579	$906,175
Loss from operations	$(4,397,365)	$(3,475,067)	$922,298
Interest Expense	$27,324	$27,477	$153
Net loss	$(4,424,689)	$(3,502,544)	$922,145

For the six months ended June 30, 2024, we had net revenues of $834,255, compared to $864,668 net revenues of for the six months ended June 30, 2023. While revenue decreased during the six months ended June 30, 2024, our costs of goods sold also decreased from to $701,156 for the six months ended June 30, 2023 to $686,866 for the six months ended June 30, 2024. For the six months ended June 30, 2024, we had a gross profit of 147,389, compared to a gross  profit of $163,512 for the six months ended June 30,2023. The small decrease in revenue and costs of goods sold during the six months ended June 30, 2024 Interim Period is a result of slightly reduced sales period over period.

For the six months ended June 30, 2023, our operating expenses were $3,638,579, consisting of $530,484 for sales and marketing expenses, $3,108,095 for general and administrative costs. For the six months ended June 30, 2024, our operating expenses were $4,544,754, consisting of $495,577 for sales and marketing expenses and $4,049,177 for general and administrative costs.  The significant increase in general and administrative costs was predominantly due to higher costs for legal and accounting fees and the Company undertook several new financing initiatives as well as negotiations for a target acquisition, requiring additional filings with the Securities and Exchange Commission.

For the six months ended June 30, 2024 six months ended June 30, we had an operating loss of $4,397,365, compared to an operating loss of $3,475,067 for the six months ended June 30, 2023.

For the six months ended June 30, 2023 and the six months ended June 30, 2024 our interest expenses remained relatively constant at $27,477 and $27,324 respectively.

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For the six months ended June 30, 2024 Interim Period, we had a net loss of $4,424,689, compared to a net loss of $3,502,544 for the six months ended June 30, 2023.

Liquidity and Capital Resources

As of June 30, 2024, we had total current assets in the amount of $1,001,288, consisting of $245,923 in cash, $147,077 in accounts receivables, $78,274 in prepaid expenses, and $530,014 in inventory. As of December 31, 2023, we had total current assets in the amount of $732,383 consisting of $65,747 in cash, $50,105 in accounts receivables, $80,290 in prepaid expenses, $536,241 in inventory.

During the six months ended June 30, 2023, we used $2,384,202 of cash for operating activities as compared to $1,957,493 in the six months ended June 30, 2024.  Cash used in operating activities in each of the comparative six month periods includes substantial fees paid for selling and marketing expenses and ongoing personnel and professional fees, offset by non cash expenditures in the period of stock issued for consulting services of $1,418,333 in the six months ended June 30, 2023 compared to $2,264,000 in the six months ended June 30, 2024.

Cash provided by financing activities during the six months ended June 30, 2023 was $2,452,395. Of this amount, $2,343,194 was related to the issuance of shares of common stock, $112,279 as a result of an increase of principal on debt, offset by a repayment of principal on debt of $3,078. Cash provided by financing activities during the six months ended June 30, 2024 was $2,137,669. Of this amount, $2,137,718 was related to the issuance of shares of common stock, offset by a repayment of principal debt of $49.  Since our inception, our capital needs have primarily been funded from net proceeds from private placements.

We will have additional capital requirements during the remainder of 2024 and 2025. We do not expect to be able to satisfy our cash requirements through sales of the Nature-Cide and Thermal-Aid product lines as well as digital media advertising, and therefore we will attempt to raise additional capital through the sale of our common stock, including through an offering of securities on Form 1-A and Form CF, as well as private placements from accredited investors. We believe that the proceeds of the proposed and current Offerings may be sufficient to fund our operations for at least the next 18 months.

On November 27, 2012, PSH entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of June 30, 2024, and December 31, 2023, the outstanding balance was $116,455 and $45,587 respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

Without additional proceeds from private placements and both pending and current offerings we cannot assure you that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management’s Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those goods or services. In determining when and how revenue is to be recognized from contracts with customers, the Company performs the following five step analysis laid under Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers: (1) identification of contract with customers, (2) determination of performance obligations, (3) measurement of the transaction price, (4) allocation of transaction price to the performance obligations, and (5) recognition of revenue when or as the company satisfies each performance obligation.

Through the three and six months ended June 30, 2024 and 2023 and during the years ended December 31, 2023, and 2022, the Company generated revenues from selling its products to customers and distributors using (i) the Amazon eCommerce portal; (ii) its owned and operated eCommerce website; (iii) third party distributors; and (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third party fulfilment centers and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing products using its eCommerce site on a case-by- case basis and generally will issue a replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Segment Reporting

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The Company is organized primarily by product line and has determined it has a single operating segment which includes online sales via our managed ecommerce site, distributor sales and reseller sales via Amazon, of a like line of products, which have an intertwined production and distribution model and are distributed from one operating location. The Company derives immaterial revenue from advertising sales from our online media platform “MJT Network®”.

Stock Based Compensation Expense

The Company accounts for stock-based compensation to both employees and non-employees in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

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DIVIDEND POLICY

We have not declared or paid any cash dividends and does not intend to pay cash dividends in the near future on the shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any preferred stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

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CAPITALIZATION

The following table sets forth as of June 30, 2024 (i) our capitalization, (ii) our capitalization as adjusted to reflect the sale by the Company of 2,500,000 shares of our common stock at a purchase price of $4.00 per share in this offering, and (iii) the application of the estimated net proceeds from this offering as described under “USE OF PROCEEDS.”

•	on an actual basis as of June 30, 2024;

•

on a pro forma basis to give effect to our 1-for-16 reverse stock split effective April 16, 2024 of our outstanding common stock and to the (i) sale of  2,321,433  shares of common stock for net proceeds of $3,032,174  subsequent to June 30, 2024, and

•	on a pro forma as adjusted basis to give further effect to our issuance and sale in this offering of 2,500,000 Units at an public offering price of $4.00 per share.

The information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of the offering determined at the pricing of this offering. You should read this table together with the sections of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Use of Proceeds,” and our audited financial statements as of December 31, 2023 and related notes included elsewhere in this prospectus.

	Actual	Pro forma (unaudited)	Pro forma As Adjusted (unaudited)
Cash and Cash Equivalents	$245,923	$3,278,097	11,595,597
Total debt	$616,072	$616,072	616,072
Stockholders (deficit) equity:
Common Stock, $0.001 par value per share, 300,000,000 shares authorized, 17,090,567 shares issued and outstanding, actual, 19,412,000 shares issued and outstanding, pro forma, 21,912,000, shares issued and outstanding pro forma as adjusted	$17,091	$20,207	22,707
Additional Paid-in Capital	$34,817,204	$37,846,262	46,161,252
Accumulated deficit	$(35,393,743)	$(35,393,743)	(35,393,743)
Total Stockholders’ Equity (deficit)	$(559,449)	$3,088,798	10,790,226
Total Capitalization	$56,623)	$4,495,914	11,406,298

The above table is based on  17,090,567  shares of common stock outstanding as of June 30, 2024 and excludes (i) 247,8111 shares issuable upon the exercise of outstanding options, (ii) 17,587 shares of common stock issuable upon the exercise of outstanding warrants

The information above is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing, assumes no exercise of the Representative’s over-allotment option. Actual numbers give effect to our reverse stock split.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

A $1.00 increase (decrease) in the public offering price of $4.00 per Share would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $2,337,500, assuming the number of Units by us, as set forth on the cover page of this prospectus, remains the same after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 Shares offered by us would increase (decrease) cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $374,000, assuming the public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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DILUTION

As of June 30, 2024, the net tangible book value of Med-X, Inc. was $(540,101) or approximately $(.04), per share of common stock. See “CAPITALIZATION.” Net tangible book value per share consists of stockholders’ equity adjusted for the retained earnings (deficit), divided by the total number of shares of common stock outstanding. After giving effect to our sale of 1,630,933 shares of our common stock for proceeds of $3,032,174 in private placements and a Regulation CF Offering subsequent to June 30, 2024 without giving effect to any changes in such net tangible book value after June 30, 2024, other than to give effect to the sale of 2,500,000 shares of common stock being offered by us in this Offering Circular, the pro forma net tangible book value at June 30,2024 would have been $10,790,226 or approximately $.55 per share. Thus, as of June 30, 2024, the net tangible book value per share of common stock owned by our current stockholders would have increased by approximately $.14 without any additional investment on their part and the purchasers of the shares will incur an immediate dilution of approximately $3.41 per share from the offering price. “Dilution” means the difference between the private placement price and the net tangible book value per share after giving effect this offering. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.

Subscription Price per Share (1)	$4.00
Net Tangible Book Value per Share before Offering	$.14
Increase in Net Tangible Book Value per Share
Attributable to Shares Offered Hereby	$.41
Net Tangible Book Value per Share after Offering	$.55
Dilution of Net Tangible Book Value per Share
to Purchasers in this Offering	$3.45

______________

(1)	Before deduction of offering expenses.

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MANAGEMENT

Executive Officers and Directors of Med-X

The following table sets forth the names and ages of all of our directors and executive officers as of the date of this prospectus. Our Board is currently comprised of eight members, who are elected annually to serve for one year or until their successor is duly elected and qualified, or until their earlier resignation or removal. Executive officers serve at the discretion of the Board and are appointed by the Board.

Name	Position	Age	Term of Office

Dr. David E. Toomey	Chief Science Officer	59	Inception to Present (1)

Matthew A. Mills	Chairman of the Board and Chief Executive Officer	59	Inception to Present (1)

Ronald J. Tchorzewski	Director and Chief Financial Officer	74	Inception to Present (1)

Jennifer J. Mills	Director, President and Corporate Secretary	53	Inception to Present (1)

Nick Phillips	Chief Media Officer	41	September 19, 2019 to Present

Dr. Morton I. Hyson(2)	Director	75	April 15, 2015 to Present(1)

Dr. Allan Kurtz(2)	Director	67	April 15, 2015 to Present(1)

Fred Dashiell, Jr. (2)	Director	83	July 1, 2018 to Present(1)

Michael Kuntz(2)	Director	61	October 29, 2021 to Present(1)

__________

(1)

This person serves in the indicated position until the person resigns or is removed or replaced by a duly authorized action of the Board or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in February 2014, or since the date indicated, if not since inception.

(2)	This person is an independent director of the Company.

David E. Toomey, D.O., A.C.O.F.P., has served as our Chief Science Officer since our inception. Dr. Toomey was a member of our board of directors from our inception until October 21, 2021.  From our inception in February 2014 until October 2021, Dr. Toomey was the Company’s Chief Executive Officer. In October 2021, Dr. Toomey resigned as our Chief Executive Officer and became the Company’s Chief Science Officer. He has been the Executive Vice President and a Director of Pacific Shore Holdings, Inc. since its inception in December 2007. Dr. Toomey is a board-certified family physician specializing in family medicine, geriatric care, and hospice and palliative care for more than twenty years. He has served on the Physician Consultant Board of several Fortune 500 insurance companies, where he was responsible for developing physician practice guidelines. He has participated in numerous phase 3 and 4 study protocols for several multi-national pharmaceutical companies. Dr. Toomey is currently the President of TDP Enterprises, LLC. Medical Group, a position he has held for the last 15 years. Dr. Toomey is a Medical Director for several hospice and palliative care organizations, a position he has held for the last 8 years. He continues to actively practice clinical medicine and works for Med-X in a part time capacity 15 to 20 hours weekly. Dr. Toomey attended Saint Joseph’s University in Philadelphia, Pennsylvania and graduated in 1991 from the Philadelphia College of Osteopathic Medicine.

Matthew A. Mills has been our Chairman of the Board, President and Chief Operating Officer since our inception in February 2014 through October 2021.  In October 2021, he resigned as president and Chief Operating Officer and became our Chief Executive Officer. He is also the Chairman, Chief Executive Officer, and President of Pacific Shore, positions he has held since January 2008. From July 2001 to June 2003, Mr. Mills was the Chief Operating Officer of Bidz.com Inc., an online auction company (“Bidz”). He began working for Bidz in 1998 where his responsibilities included operations, banking, marketing, Investor relations, public relations, and business development. In January 2002, Mr. Mills was promoted to the position of Investor Relations Director of Bidz. From March 2001 to January 2002, Mr. Mills was the Vice President of Marketing for Bidz and was responsible for managing all areas of marketing for Bidz. From December 1995 to August 1998, Mr. Mills was a regional manager for Ford Motor Company in Los Angeles, California, where he was responsible for financing documentation, customer service and returned vehicle processing. From November 1993 to November 1995, he owned and operated Imports Plus, a private company that imported floral products from Mexico to Los Angeles, California. From June 1987 to September 1993, Mr. Mills was a wholesale auction manager for Sports Cars West Ltd. located in Reseda and Oceanside, California. Mr. Mills attended the University of Arizona from January 1983 until June 1986, where he concentrated in Psychology and Economics. We believe that Mr. Mills is qualified to serve as a member of the Board because of his extensive business background.

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Ronald J. Tchorzewski has been one of our Director and our Chief Financial Officer since our inception in February 2014. He is also the Chief Financial Officer of Pacific Shore, a position he has held since June 2010. Mr. Tchorzewski has over 35 years of experience in financial accounting and reporting. He is currently the owner of CFO Consultancy in Escondido, California. Founded by Mr. Tchorzewski in 2009, CFO Consultancy is an independent consulting service providing chief financial officer level support, including business plan development, capital raising advice, and day-to-day accounting services to start-up and developmental stage companies. Mr Tchorzewski is consulting on his off duty time from the Company.  From 2008 to 2009, Mr. Tchorzewski was the chief financial officer and corporate controller of TV Magic, Inc., a full service technology company encompassing all aspects of systems design, engineering, procurement of equipment and materials, installation, testing, and maintenance of broadcast quality television, and audio visual installations located in San Diego, California. From 2005 to 2008, he was the chief financial officer and corporate controller of Framemax, Inc., a light gauge steel prefabricated panelized wall systems manufacturer and installer located in Poway, California. From 2003 to 2005, he was the chief financial officer and corporate controller of Skyriver Communications, Inc., a high-speed wireless broadband internet access and Wi-Fi solution provider located in San Diego, California. From 1999 to 2001 he was chief financial officer for Internet Appliance and iPolicy Networks which were startups in the Internet space. From 1996 to 1999 he was chief financial officer for SoloPoint, a consumer telephonic device company which was a publicly traded company. From 1993 to 1996 he was chief financial officer for ULTRADATA Corporation, a financial services software company which he managed through an IPO. From 1987 to 1993 he was Vice President and Corporate Controller for Cadence Design Systems, a public company which is a world leader in Electronic Design Automation software. Mr. Tchorzewski holds a master’s degree in business administration (finance) and a Bachelor of Science degree in business administration (accounting) from Seton Hall University. We believe that Mr. Tchorzewski is qualified to serve as a member of our Board because of his background in finance and accounting.

Jennifer J. Mills has been one of our Directors and our Executive Vice President and Corporate Secretary since our inception in February 2014 and a director and Corporate Secretary of Pacific Shore since January 2011. In October 2021, she was appointed President of the Company. From September 1993 to November 2000, Mrs. Mills worked for McNutt & Taylor, CPAs as a bookkeeper. Her duties included handling accounts payable, accounts receivable, and payroll, reconciling financial and bank statements, preparing month-to-date, quarter-to-date, and year-to-date financial reports, and corresponding with clientele. From June 1992 to September 1993, Mrs. Mills was a member of the accounting department for South Pacific Rehab Services (“SPRS”) in Encino, California. Her responsibilities at SPRS included assisting the Vice President, handling accounts payable, accounts receivable, and payroll and corresponding with therapists and rehab facilities. From March 1990 to June 1992, Mrs. Mills was the office manager of Park Place Management, where she was in charge of all rental agreements, accounts payable, accounts receivable, and payroll. Mrs. Mills received her bachelor’s degree in liberal studies with an emphasis in mathematics from California State University, Northridge in 1994. We believe that Ms. Mills is qualified to serve as a member of our Board because of her accounting background and knowledge of the Company.

Nick Phillips has been our Chief Media Officer since September 19, 2019. In 2010, Mr. Phillips became the Digital Marketing Director of Pacific Shore, and in 2015, our Vice President of Business Development. Before working for Pacific Shore, Mr. Phillips started a boutique digital marketing agency called Bloczone that managed local and corporate business digital marketing efforts. From 2005 to 2009, Mr. Phillips worked in Hollywood at GMT Studios and Raleigh Studios. It was there that he worked on numerous film, television, and commercial productions. Nick holds a bachelor’s degree in English from Michigan State University.

Dr. Allan Kurtz has been one of our directors since April 15, 2015 and a director of Pacific Shore since January 2011. Dr. Kurtz is board certified in internal medicine and has owned and operated Allan Kurtz, a Professional Medical Corporation, since 1986. Dr. Kurtz received his medicine doctor degree from the College of Health Sciences in Des Moines, Iowa in 1980 and completed a rotating internship and an internal residency at Botsford General Hospital in Farmington Hills, Michigan in 1984. Since 1986, Dr. Kurtz has been the Medical Director of Warner Medical Center and the California Center of Longevity Medicine. He is also a long time member of the American Osteopathic College of Internal Medicine. We believe that Dr. Kurtz is qualified to serve as a member of our Board of because of his background in medicine.

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Dr. Morton I. Hyson has been one of our directors since April 15, 2015. Since November 1990, Dr. Hyson has been in private practice as a Board Certified Neurologist in Las Vegas, Nevada. He is also a Clinical Assistant Professor at Touro University in San Francisco, California, where he has been teaching since September 2000. He also serves as a Clinical Associate Professor at the University of Nevada, School of Medicine, where he has been teaching since October 1993. He was a Neurologist in private practice in Arlington, Texas from 1983 until 1990, where he also served as a Clinical Associate Professor at the University of Texas, Southwestern Medical School in Dallas, Texas from October 1983 until October 1990. Dr. Hyson also served as the Medical Director of the Muscular Dystrophy Association in Las Vegas, Nevada from September 1991 until June 1993. Dr. Hyson earned a Bachelor of Arts in Music in 1992 from the Cleveland Institute of Music, Case Western Reserve University, after attending the University of Michigan from 1967 to 1969 in pre-medical studies. From 1972 until 1974, Dr. Hyson attended Cincinnati Conservatory of Music, where he studied Opera. Dr. Hyson returned to his medical studies in 1974 when he attended Columbia University from September 1974 until May 1975. He earned his M.D. from Wayne State University School of Medicine in 1979, and was an Intern in Internal Medicine at Sinai Hospital of Detroit from 1979 until 1980. Dr. Hyson did his Neurology Residency at McGill University, Montreal Neurological Hospital from 1980 to 1983. He is certified by the American Board of Psychiatry and Neurology and the National Board of Medicine Examiners. His professional affiliations include the American Medical Association, the American Academy of Neurology, the American Academy of Neurological and Orthopedic Surgeons, the American Headache Society, the Clark County Medical Society, the Nevada State Medical Association and the Conroe Regional Medical Center. Dr. Hyson is the inventor and grantee of three patents in the medical field issued by the United States Office of Patents and Trademarks, which he has licensed to Pacific Shore. We believe that Dr. Hyson is qualified to serve as a member of our Board of because of his background in medicine.

Fred Dashiell, Jr. has been a director of Pacific Shore since June 2011. Mr. Dashiell has been an adjunct professor at Chapman University in Orange, California since 2010 and a visiting scholar at the University of California at Los Angeles in Los Angeles, California since 2007. From 2000 to 2009, he was a senior computer scientist at MindBox, Inc., a software technology company located in Greenbrae, California. From 1995 to 2000, Mr. Dashiell was a computer scientist at Brightware, Inc., an artificial intelligence company located in Novato, California. From 1984 to 1995, Mr. Dashiell worked and consulted for Inference Corporation, a software technology company. From 1981 to 1984, he was a principal member of the technical staff of Citicorp, Transaction Technology, Inc. From 1977 to 1981, Mr. Dashiell was a senior research scientist with R and D Associates. From 1975 to 1977, Mr. Dashiell was a Bateman research Instructor in mathematics at the California Institute of Technology. From 1973 to 1975, he was an adjunct assistant professor in mathematics at the University of California at Los Angeles in Los Angeles, California. Mr. Dashiell received a Bachelor of Science degree in physics from the University of North Carolina at Chapel Hill in 1963 and a Ph.D. in mathematics from the University of California at Berkeley in 1973.

Michael J Kuntz. has been one of our directors since October 29, 2021. Mr. Kuntz is currently Managing Director of Young America Capital, a boutique investment bank focused exclusively on middle- market growth companies, a position that he has held since 2016. For the last 32 years, he has worked exclusively with middle market and start-up growth companies, both as an investment banker and as Chief Financial Officer/Chief Operating Officer. From 1989-1999, he worked at Pacific Growth Equities, Ferris, Baker Watts and Pennsylvania Merchant Group where he raised over $1.2 billion for companies in the technology, healthcare, medical devices and consumer products industries. From 1999-2005, he worked on the operational side as CFO/COO for 2 start-up technology companies, CyberAction, a developer of digital collectable cards and Wet Electrics/Cyberaction a developer of video integration software targeted at the theatrical community. In 2000, he founded Cirrus Digital, a broadband deliver company focused on providing internet protocol based cable television services over legacy copper wire infrastructure. In 2006, he joined ROGO Capital, as Head of Investment Banking. He received his MBA from the Fuqua School of Business at Duke University and is B.S. in finance. We believe that Mr. Kuntz is qualified to serve as a member of our Board because of his executive and management experience.

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Family Relationships and Other Arrangements

Jennifer Mills, our President and Corporate Secretary, is the spouse of Matthew Mills, our Chairman and Chief Executive Officer.

Other than as set forth above, there are no familial relationships or arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, except as set forth below, none of our directors, executive officers (including those of our subsidiaries), promoters or control persons have:

•	had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•

been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company was previously subject to a temporary suspension from the SEC and Cease and Desist orders from two state agencies.

On November 3, 2015, we were declared qualified by the SEC for our proposed crowdfunding offering of common stock under the revised SEC Regulation A+ rules.  After amending the proposed crowdfunding offering, we were requalified by the SEC in February 2016 and then launched our Regulation A+ offering.  While conducting this offering, we have been subject to the SEC reporting requirements under these regulations.  We miscalculated our initial requirements for filing an annual Form 1-K report based on this 2016 requalification date and not the original date.  On September 2, 2016, we received notice from the SEC that we had failed to meet the Form 1-K deadline of April 30, 2016.  On the next business day, September 6, 2016, we notified the SEC of the mistake and that we would get the report filed as fast as possible which we anticipated to be two to three weeks, as the SEC estimates that the preparation of a Form 1-K reports require approximately 600 hours to complete.  We filed the Form 1-K report on September 19, 2016.  Unfortunately, the SEC had issued a temporary suspension order on September 16, 2016, which we did not receive until after our 1-K filing.  As such, we then terminated the offering and requested that the SEC lift the temporary suspension.

Despite filing the report, the SEC decided not to lift the temporary suspension and instead pursued an administrative proceeding to make the suspension of our Regulation A+ offering permanent due to (i) the late filing and (ii) the fact that shares were sold pursuant to the qualified offering during the period when the filing was delinquent.  We opposed the SEC’s request for a permanent suspension and sought to vacate the temporary order via an administrative proceeding before an SEC Administrative Law Judge Jason S. Patil.  Hearings on the matter were held on January 10, 2017 and January 25, 2017 and a post-hearing briefing was submitted thereafter.  On May 8, 2017, Judge Patil found in favor of Med-X, granting Med-X’s request to vacate the temporary order and denying the SEC’s request for a permanent suspension.  The SEC declined to appeal the decision and thereafter issued an order, dated August 24, 2017, declaring Judge Patil’s Decision final and effective.

Since five years have passed since the violation and there is no pending or active case, we are no longer subject to any further enforcement action for this inadvertent failure to timely file the Form 1-K. While we terminated our Reg A offering in August 2022, we must still abide by the SEC Regulation A+ filing rules. This past inadvertent failure to timely file a Form 1-K may be taken into account in any potential future actions alleging violations of SEC rules.

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In addition to SEC regulations, while selling our common stock we are also subject to the rules and regulations of state agencies which regulate sales of securities in their states. In the past, our company, officers and a subsidiary have been notified of alleged state securities violations as described in detail below.

Settlement Agreement with the California Department of Business Oversight

In May 2017, the Company was verbally informed by the DBO that a former employee of the Company, Arthur Avanesov, had been the subject of a Desist and Refrain Order by the DBO in July 2010 (the “Order”). We had no knowledge of the Order when we hired him on April 1, 2015. Thus, the Company did not have knowledge of Mr. Avanesov’s past hearing decision or final order.

Initially, the DBO requested that we consent to an order covering the omission of Mr. Avanesov’s Order in our disclosure documents. We declined because we did not believe it was legally required (he was not an officer or director), we were unaware of the Order, and we could demonstrate reasonable care in conducting our due diligence of Mr. Avanesov. We also refused to consent to any adverse order by the DBO because we did not want to risk triggering SEC disqualification from the exemptions under Regulation A+ or Regulation D for being deemed a “bad actor” pursuant to Rules 262 and 506 under these regulations.

The Company and the DBO continued to discuss the merits of the matter. The DBO eventually indicated it was not their intent to trigger any “bad actor” disqualification, and that litigating the matter would be time-consuming, costly and uncertain given the facts we had presented. No formal case or complaint was ever filed. Instead, on September 4, 2017, a voluntary settlement agreement (the “Settlement Agreement”) was entered into by the Company, its officers and directors and the DBO, avoiding any order being issued by the DBO. In the Settlement Agreement, the Company agreed not to violate Section 25401 of the California Corporations Code, which governs disclosures in selling securities within California. The Settlement Agreement became effective on September 6, 2017 when it was signed by the DBO Commissioner.

Administrative Order and Settlement with State Securities Commissions

On August 7, 2013, the California Department of Business Oversight (the “DBO”) issued a Desist and Refrain Order (the “DBO Order”) against Pacific Shore and Mr. Mills. The DBO Order asserted that in June 2011, the respondents had offered shares from the State of California by calling a person with whom they did not have a pre-existing relationship. Respondents believe that this DBO Order stems from the same call as the Pennsylvania Summary Order which was rescinded. The DBO Order stated that the respondents were to desist and refrain from further offer or sale of securities in the State of California until qualification is made or unless the offer and sale are exempt from qualification. In September 2013 Pacific Shore and Mills filed for a hearing to appeal the DBO Order. In October 2013 Pacific Shores filed a new 506(c) offering enabled through the Jobs Act, which now permits such offering participants to generally solicit without a pre-existing relationship. As such, as a matter of law, Pacific Shore had come into compliance with the Order. Consequently, the DBO and respondents moved to drop the appeal hearing and removed the matter from the administrative court calendar as no further enforcement or defense was necessary.

Board Leadership Structure and Role in Risk Oversight

The Board, as a unified body and through its committee participation, will organize the execution of its monitoring and oversight roles and currently expects the Chairman to organize those functions. For now, the CEO and Chairman roles are held by Mathew Mills. In the future the roles may be separated and be held by two individuals. Our primary rationale for separating these positions in the future of Chairman and CEO is the recognition of the time commitments and activities required to function effectively as the Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles could permit the Board to recruit senior executives into the CEO position with skills and experience that meet the Board’s planning for the position, some of which such individuals may not have extensive public company board experience.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole   has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for ensuring that the risk management processes designed and implemented by management will be effective.

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The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing our company. Each quarter, the Board will receive presentations from senior management on matters involving our key areas of operations.

Director Independence

Our Board currently consists of seven directors. Dr. Hyson, Dr. Kurtz and Fred Dashiell, Jr., and Michael Kuntz are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our Board in the future, to serve on our planned committees.

Rule 251(d)(3)(i)(F) of Regulation A+

The Company has raised capital under Regulation A+ of the Securities Act of 1933, as amended, through an Offering Statement initially declared effective by the Securities and Exchange Commission (the “Commission”) on November 3, 2015, followed by a series of Post-Qualification Amendments to it filed by us with the Commission with complete, comprehensive updated financial statements and business information regarding the Company in each case. At all times, investors in our common stock have had access to complete disclosure by the Company in current Post-Qualification Offering Statements filed with and declared effective by the Commission on a timely basis. In content, these filings are substantially equivalent to a new Offering Statement such as the one which covers this Offering Circular. The Company is and has since September 2016 been current in filing all of its periodic reports under Regulation A+ with the Commission, including its annual and semi-annual reports.

Rule 251(d)(3)(i)(F) of Regulation A+ provides that a new Offering Statement should be filed within three years of the initial qualification of the Offering Statement, generally allowing for at least two rounds of amendments. The Company did two rounds of amendments, but because of the above described delay from September 20, 2016 until May 8, 2017, it took more than three years from initial qualification to complete the offering covered by those amendments.

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Compensation of Executive Officers  and Directors

Summary Compensation Table

During the Company’s fiscal years ended December 31, 2023, and 2022, we paid the following aggregate salaries to our current executive officers:

Name and Principal Position	Year	Salary(1) ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)	Stock Awards ($)	Total ($)

Dr. David Toomey,	2023	-	-	-	-	0
Chief Science Officer	2022	-	-	-	-	0

Matthew A. Mills,	2023	390,625	16,897	-	-	407,522
Chief Executive Officer	2022	359,375	28,773	-	-	388,148

Ronald J. Tchorzewski	2023	234,375	-	-	-	234,375
Chief Financial Officer	2022	215,625	-	-	-	215,625

Jennifer J. Mills,	2023	197,917	-	-	-	197,917
President and Corporate Security	2022	182,083	-	-	-	182,083

Nick Phillips	2023	190,000	-	-	-	190,000
Chief Media Officer	2022	190,000	-	-	-	190,000

Dr. Allan Kuntz	2023	-	-	-	-	0
Director	2022	-	-	-	-	0

Dr. Morton I. Hyson	2023	-	-	-	-	0
Director	2022	-	-	-	-	0

Fred Dashiell	2023	-	-	-	-	0
Director	2022	-	-	-	-	0

Michael Kuntz	2023	-	-	-	-	0
Director	2022	-	-	-	-	0

(1)

The figures in the above table include compensation paid in 2023 and 2022 and therefore reflect the salary reductions made in 2022 due to COVID-19. The Company returned to pre-COVID-19 salary levels for 2023.

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Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date.

Stock Option Plan

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The Plan allows the Company to offer an option or a share purchase right to an employee, director, consultant or a member of the Board. Under the Plan, the maximum number of shares that may be issued will not exceed 625,000. The term of the option will not exceed 10 years from the date of grant. As of December 31, 2023 and 2022, there are a total of 247,813 stock options outstanding. The exercise price of the stock options is $9.60 per share for 167,500 of them, $10.56 per share for 62,500 and $12.80 per share for 17,813 of them.

The fair market value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period:

(1)	Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2)	Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3)	Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4)	Fair value of the ordinary shares - When estimating the fair value of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of December 6, 2024, and as adjusted to reflect the sale of shares of our common stock included in the Units being offered in this offering, by:

·	each of our directors and the named executive officers;

·	all of our directors and executive officers as a group; and

·	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

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Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership is based on 20,206,375 shares of common stock outstanding as of December 6, 2024, plus the voting power of the outstanding Series A Preferred Stock owned by our Chairman, and Chief Executive Officer as of December 6, 2024. Unless otherwise noted below, the address of each person listed on the table is c/o Med-X, Inc., 8236 Remmet Avenue, Canoga Park, California 91304.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock	Total Voting Power Percentage Prior to the Offering(2)		Total Voting Power Percentage After the Offering
Matthew Mills, Chairman, and Chief Executive Officer	21,884,251	(2)(4)	10,000	53.1%		52.8%
Ronald Tchorzewski, Chief Financial Officer and Director	343,750	(5)	-	*		*
Jennifer Mills, President, Corporate Secretary and Director	(3	)(4)	-	(3	)(4)	(3	)(4)
Dr. David Toomey, Chief Science Officer (6)	282,262		-	*		*
Nick Phillips, Chief Media Officer (10)	*		-	*		*
Dr. Allan Kurtz, Director (7)	96,875		-	*		*
Dr. Morton I. Hyson, Director (8)	*		-	*		*
Fred Dashiell, Jr., Director (9)	7,813		-	*		*
Michael Kuntz, Director (11)	*		-	*		*

All directors and executive officers as a group (ten persons)	22,673,388		10,000	55.1%		54.5%

________

*	Indicates beneficial ownership of less than 1%.
(1)	Assumes the issuance of 2,500,000 Units pursuant to this offering at a public offering price of $4.00 per Unit
(2)

Reflects 10,000 shares of Series A Preferred Stock owned by Matthew Mills conferring on him the right to vote 51% of the total outstanding shareholder voting power (41,237,500 voting shares as of December 6, 2024), plus 821,876 shares of outstanding voting common stock owned by him and includes vested stock options to purchase up to 31,250. These shares are owned jointly with Jennifer Mills, the wife of Matthew Mills, under applicable community property laws.

(3)	Jennifer Mills is the wife of Matthew Mills and may be deemed to be a beneficial owner of the shares of our common stock owned by him.
(4)	Includes vested stock options to purchase up to 31,250 shares of the Company’s common stock at an exercise price of $10.56 per share, exercisable until May 2, 2026.
(5)	Includes vested stock options to purchase up to 31,250 shares of the Company’s common stock at an exercise price of $9.60 per share, exercisable until May 2, 2026.
(6)	Includes vested stock options to purchase up to 31,250 shares of the Company’s common stock at an exercise price of $9.60 per share, exercisable until May 2, 2026.
(7)	Includes vested stock options to purchase up to 3,125, shares of the Company’s common stock at an exercise price of $9.60 per share, exercisable until May 2, 2026.
(8)	Includes vested stock options to purchase up to 1,875 shares of the Company’s common stock at an exercise price of $9.60 per share, exercisable until May 2, 2026.
(9)

Mr. Dashiell was granted 3,125 options to purchase the Company’s common stock at an exercise price of $9.60 per share in July 2018 when he accepted a position on the Board. These options vest 25% on the first anniversary of his Board appointment and 25% annually on his anniversary date over the remaining three years of the term of the options, exercisable until June 30, 2028.

(10)	Includes vested stock options to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $9.60 per share, exercisable until May 2, 2026.
(11)

Mr. Kuntz was granted 3,125 options to purchase the Company’s common stock at an exercise price of $12.80 per share in October 2021 when he accepted a position on the Board. These options vest 25% on the first anniversary of his Board appointment and 25% annually on his anniversary date over the remaining three years of the term of the options, exercisable until October 30, 2031.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Policies for Approval of Related Party Transactions

Our Board reviews and approves transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party. The material facts as to the related party’s relationship or interest in the transaction are disclosed to our Board prior to their consideration of such transaction, and the transaction is not considered approved by our Board unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

Related Person Transaction Policy

We have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to an  independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, an independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, an  independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, an  independent body of our Board, determines in the good faith exercise of its discretion.

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Related Party Transactions

On April 18, 2018, Mr. Mills, in connection with the Merger of PSH and Med-X, exchanged 3,010,259 of his shares of the Company’s common stock for shares of our Series A Preferred Stock.

Mr. Mills received an advance from the Company in the amount of $57,711 which, as of December 31, 2021, was repaid from the proceeds of additional sales of shares of the Company’s common stock by Mr. Mills.

During the years ended December 31, 2022, and 2021, the Company purchased and resold 6,592 and 10,200 shares of its common stock, respectively, from its CEO, Matthew Mills for cash of $84,398 and $130,560, or $12.80 per share. In the year 2022, the fair market value of 1,533 of the repurchased shares was $2.40, as determined by an independent valuation report; the fair market value of the remaining 5,059 shares repurchased was $12.80 per share. In the year 2021, the fair market value of 10,200 shares was $2.40, as determined by an independent valuation report. The Company recorded share-based compensation in consideration of the purchase price of the shares in excess of fair market value of $15,952 and $106,080 in the years ended December 31, 2022, and 2021. There were no shares purchased from Mr. Mills for resale in the year ended December 31, 2023. As of December 31, 2023, and December 31, 2022, the amount due to Matthew Mills for shares repurchased is $0 and $84,398, respectively.

The Company leases and shares office space with Pacific Shore on a five-year lease basis for our executive offices. The Company also has a five-year lease at no cost, except payment of utility costs, for a 600 square foot cannabis research and cultivation center. The building is owned by our Chief Executive Officer, and the cultivation center and related equipment are owned by the Company. Imputed annual rental costs of $736 in respect to the related party lease are reflected in our statement of stockholders’ equity as additional paid in capital.

The Company has been granted a license in perpetuity for the existing patents and trademarks held by Mr. Mills, our chairman. Additionally, one of our directors, Dr. Hyson, has granted us an exclusive license for his patents for Thermal-Aid and Malibu Brands Pain Relief Cream. Dr. Hyson receives a 5% royalty for product sales related to his patented and related products. Since inception through December 31, 2023, Dr. Hyson has received a cumulative total of $24,831 and have accrued royalties of $870 as of December 31, 2023.

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days.

On September 28, 2023, Med-X agreed to an Amendment to the aforementioned Promissory Note dated August 6, 2022 with two of its executive officers to have the Note automatically be converted in full to Med-X common stock at the IPO price. Since the Company did not consummate an IPO, the original terms of the Note shall apply.

As of December 31, 2023 and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $2,787 and $2,744, respectively.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, of which approximately 19,207,397 shares are issued and outstanding as of September 15, 2024. Our authorized capital stock also includes 5,000,000 shares of Preferred Stock, par value $0.001, 10,000 of which are issued and outstanding as Series A (super voting) Preferred Stock, effective April 16, 2018, issued to Matthew Mills, our Chairman and President, in connection with the closing of the merger of Med-X, Inc. and Pacific Shore. See “CAPITALIZATION.” Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of voting capital stock entitled to vote in any election of directors may elect all of the directors standing for election. Currently, Matthew Mills, our President and Chief Operating Officer, has 51% voting power over all matters subject to a vote of the shareholders of the Company, including without limitation the election of directors, by virtue of his ownership of 10,000 shares of Series A (super voting) Preferred Stock of Med-X, Inc. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

Preferred Stock

We are authorized to issue 5,000,000 shares of Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board of Directors. We currently have 10,000 shares of Series A super voting Preferred Stock outstanding, held by our Chairman and President, effectively conferring on Mr. Mills 51% voting control over all matters subject to a shareholder vote, including the election of directors. The Series A super voting Preferred Stock have de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but do confer Matthew Mills 51% voting control of the Company. As of December 6, 2024, 10,000 shares of Series A super voting preferred stock are authorized, and 4,990,000 remain available for issuance.

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TERMS OF THE OFFERING

Securities Offered

We are offering shares of common stock for a purchase price of $4.00 per share with a minimum purchase requirement of 150 shares ($600). The maximum offering is $10,000,000 by us. We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See “INVESTOR SUITABILITY STANDARDS.” The order of sale of shares by the Company in this offering will be determined by agreement of the Company in its sole discretion.

The purchase price for the shares will be payable in full upon subscription. Subscription funds which are deposited into the subscription escrow account established for the offering with Prime Trust, LLC as the Escrow Agent, and which are thereafter accepted by us and the Selling Agent, will be deposited into our operating account in a series of closings for immediate use by us. We have no obligation to refund subscriptions for shares in this offering. We have no required minimum offering amount for this offering and therefore an initial closing may occur after the first accepted subscription agreement regardless of the amount of the investment, upon written agreement by the Selling Agent and us for the initial closing and each subsequent closing.

Subscription Period

The offering will terminate on the first to occur of (i) the date on which all 2,500,000 shares have been sold, (ii) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion, with respect to the Company’s shares offered in this offering, regardless of the amount of capital raised (in each case, the “Termination Date”).

The Sales Termination Date may occur prior to [_____] [__], 202[__] if subscriptions for the maximum number of shares have been received and accepted by us before such date. Subscriptions for shares must be received and accepted by us on or before such date to qualify the subscriber for participation in Med-X.

Subscription Procedures

Completed and signed subscription documents and subscription checks should be sent to the Company, Med-X, Inc., at the following address: 8236 Remmet Avenue, Canoga Park, California 91304, unless the investment is made through our crowdfunding platform hosted by us directly at [_____], in which case the subscription procedures on the website for the offering should be utilized. In any event, subscription checks should be made payable to “[______]” If a subscription is rejected, all funds will be returned to subscribers within one business day of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

In order to subscribe for shares on the Med-X, Inc. portal, investors should access the website at www.[_______], then click on the Invest Now button which will reveal an investment form to be completed by the investor. The form includes a request for payment type from the investor. The investor may pay for the shares by either ACH or wire transfer. In either case sufficient investor banking information is required to be provided on the investment form to enable payment to be facilitated. The investor should fill in the form with the information requested, and electronically sign it pursuant to which he agrees to all of the terms and conditions of the Subscription Agreement. By then pressing the Submit button, the investor completes the subscription and payment process.

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Investor Suitability Standards

Shares will be sold only to non-accredited investors if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each non-accredited investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

Transfer Agent and Registrar

V-Stock Transfer, Inc., 18 Lafayette Place, Woodmere, New York 11598, is the transfer agent and registrar for the shares.

PLAN OF DISTRIBUTION

We are offering, at an offering price of $4.00 per share (the “Offering Price”), 2,500,000 shares of our common stock (the “Offered Shares”) for up to $10,000,000. The Company has the right to agree on any order of sale of their respective shares in this offering, as subscriptions are received, as they determine in their discretion.

The minimum number of Offered Shares that a prospective investor may purchase is 150 shares for a subscription price of $600.

All of our shares of common stock are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The offering will terminate on the first to occur of (i) the date on which all 2,500,000 shares have been sold, (ii) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion, with respect to the Company’s shares offered in this offering, regardless of the amount of capital raised (in each case, the “Termination Date”).

The Company engaged DealMaker Securities LLC (“Broker”), a broker-dealer registered with the Commission and admitted to membership in the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”).  Under the terms of its agreement with the Company, neither the Broker nor sub-selling agents, if any, are obligated to purchase any of the shares of common stock being offered by the Company in this offering, and are not required to sell any specific number or dollar amount of such shares in the offering.

Offers and sales of the Shares in the Offering will commence within two calendar days after the Qualification Date. The offering will terminate on the first to occur of (i) the date on which all 2,500,000 shares have been sold, (ii) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion, with respect to the Company’s shares offered in this offering, regardless of the amount of capital raised. The Company has the right to terminate this Offering at any time, regardless of the number of Shares that have been sold in the Offering.

No investor purchasing Shares will have any assurance that other purchasers will invest in this Offering. Once Shares are subscribed for, subscription funds will become available to us and may be transferred by the Company directly from our administrative account into our operating account for use as described in “Use of Proceeds” as set forth herein. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

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Commissions and Discounts

The following table shows the maximum discounts, commissions, and fees payable to the Broker and its affiliates, as well as certain other fees, in connection with this Offering by the Company, assuming a fully subscribed offering. Actual fees are anticipated to be lower than the maximum shown below.

	Per Class A Share	Total
Public offering price plus Investor Processing Fee	$4.00	$10,000,000
Anticipated maximum broker commissions	$0.45	$450,000
Proceeds, before other expenses	$3.74	$9,350,000

When we signed the engagement agreement (the “DealMaker Order Form”) with the Broker, we paid it a $12,500 advance against accountable expenses anticipated to be incurred in this Offering (refundable to the Company to the extent of expenses not actually incurred by the Broker), and we have agreed to pay the Broker a cash commission equal to four and a half percent (4.5%) of the amount raised in the Offering.

Other Terms

The aggregate fees payable to the Broker and its affiliates are described below. The Broker, a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide (i) pre-offering analysis, (ii) pre-offering consulting for self-directed electronic roadshow, and (iii) advisory, compliance and consulting services in connection with this Offering.

Pre-Offering Analysis

●	Reviewing the Company, its affiliates, executives, and other parties as described in Rule 262 of Regulation A and consulting with the Company regarding the same.

Pre-Offering Consulting for Self-Directed Electronic Roadshow

1.	Review with the Company on best business practices regarding Offering;

2.	Review with the Company on question customization for investor questionnaire, selection of webhosting services, and template for campaign page.

3.	Advising the Company on compliance of marketing material and other communications with the public.

4.	Providing advice to the Company on this Offering Statement and revisions.

5.	Providing review, training, and advice to the Company and Company personnel on configuration and use of electronic platform powered by the Broker’s website, DealMaker.tech.

6.	Assisting in the preparation of SEC and FINRA filings.

7.	Working with the Company’s SEC counsel in providing information to the extent necessary.

Advisory, Compliance and Consulting Services during Offering

1.

Reviewing investor information, including identity verification, performing Anti-Money Laundering) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the Offering;

2.	Discussions with the Company regarding additional information or clarification on an investor invited into the Offering by the Company (as necessary);

3.	Coordinating with third party agents and vendors in connection with performance of services;

4.

Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and providing recommendations to the Company regarding whether to accept the subscription agreement for the investor’s participation in the Offering;

5.	Contacting and/or notifying the Company, if needed, to gather additional information or clarification on an investor;

6.	Providing ongoing advice to the Company on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

7.	Review with the Company any material changes to the Offering Statement;

8.	Reviewing third party provider work product with respect to compliance with applicable rules and regulations.

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The maximum compensation to be paid to the Broker for its pre-offering analysis, pre-offering consulting, and advisory, compliance and consulting services provided during the Offering, and as set forth in this “Advisory, Compliance and Consulting Services during Offering” subsection, is $462,500 (4.63%), representing the sum of (i) Broker Commission assuming the Offering is fully subscribed ($450,000) and (ii) the Company’s $12,500 advance of accountable expenses the Broker.

The Broker’s affiliates also agreed to provide the following services to us:

Marketing and Advisory Services

The Company has also engaged Reach to provide certain digital marketing services, including (i) both pre-Offering marketing and advisory services and (ii) ongoing marketing and advisory services during the Offering. In particular, pre-Offering marketing and advisory services include those relating to design and development of the Company’s Offering website and audience-building infrastructure and video production on such website. Ongoing marketing and advisory services during the Offering include services related to conversion rate optimization, email marketing, Google advertisements, social media presence, sourcing and negotiating private advertisement placements with publishers and email newsletters, and reporting (weekly calls following the Offering’s launch; planning, implementation and execution of marketing budget; and coordinating with third-party agents regarding performance of services).

For Reach’s services, we will pay Reach (i) a $15,000 advance against accountable expenses anticipated to be incurred and fully refunded to the extent not incurred and prepaid to Reach for developing materials for the Company’s self-directed electronic roadshow; (ii) additional monthly accountable expenses of $8,000 not to exceed $24,000 for consulting and developing materials for our self-directed electronic roadshow for this Offering; and (ii) after the commencement of this Offering, $8,000 in monthly marketing advisory fees (up to a maximum of $72,000 during the duration of the Offering).

On a supplemental basis, Reach may be asked to provide marketing services on a case-by-case basis and is authorized to charge up to $250,000 for these services.

The maximum compensation to be paid to Reach for its marketing and advisory services, as set forth in this “Marketing and Advisory Services” subsection, is $361,000.

Technology Services

The Company has engaged Novation Solutions to create and maintain the online subscription processing platform for the Offering.

After the Commission’s qualification of the Offering Statement, this Offering will be conducted using the online subscription processing platform of Novation Solutions at www.invest.lionpower.tech and is embedded on the investment landing page of the issuer’s website. On this website, investors can receive, review, execute and deliver subscription agreements electronically and pay the purchase price through a third-party processor by ACH debit transfer, wire transfer or credit card to an account we designate.

For the above services pertaining to infrastructure creation, we will pay Novation Solutions an advance of $5,000 of accountable expenses anticipated to be incurred, but refunded if not incurred for our self-directed electronic roadshow.  We will also pay an additional monthly accountable expense of $2,000 not to exceed $6,000.  Starting on the first month after the commencement of this Offering, we will also pay Novation Solutions $2,000 monthly in account maintenance fees (up to a maximum of $18,000 during the duration of the Offering).

The maximum compensation to be paid to Novation Solutions for its technology services set forth in this “Technology Services” subsection is $29,000 (0.29% of the gross Offering proceeds).

The maximum compensation to be paid to the Broker and its affiliates is $852,500 (8.53%) of the Offering total.

The Broker and participating broker-dealers, if any, and others will be indemnified by the Company with respect to the offering and the disclosures made by the Company in its Form 1-A and related Offering Circular.

-65-

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into his Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Matthew Mills at our executive offices. The telephone number is (818) 349-2870. We reserve the right, however, in its sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the Company and its subsidiary at December 31, 2023 and December 31, 2022, and the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders equity for the calendar fiscal years 2023 and 2022 on the following pages have been prepared by management and have been audited by our independent certified public accounting firm, SetApart Accountancy Corp., with respect to 2023 and 2022.

-66-

PART III

FINANCIAL STATEMENTS OF THE COMPANY

FINANCIAL STATEMENTS

The balance sheet of the Company on December 31, 2023 and December 31, 2022 and the statement of operations for the one-year periods ended December 31, 2023 and December 31, 2022 on the following pages have been prepared by management and have been audited by our independent certified public accounting firm.

-67-

Item 7. Financial Statements

MED-X, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2012

MED-X, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) JUNE 30, 2024 AND 2023 TABLE OF CONTENTS

Unaudited Condensed Consolidated Balance Sheets	F-22

Unaudited Condensed Consolidated Statements of Operations	F-23

Unaudited Condensed Consolidated Statements of Changes in Stockholders' Equity	F-24

Unaudited Condensed Consolidated Statements of Cash Flows	F-25

Notes to Unaudited Condensed Consolidated Financial Statements	F-26

F-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Med-X, Inc.

Canoga Park, California

Opinion

We have audited the consolidated financial statements of Med-X, Inc., which comprise the consolidated balance sheets as of December 31, 2023 and December 31, 2022, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Med-X, Inc. as of December 31, 2023 and December 31, 2022, and the result of its consolidated operations and its consolidated cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in Note 15, certain conditions indicate that the Company may be unable to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the consolidated Financial Statements section of our report. We are required to be independent of Med-X, Inc., and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Med-X, Inc.’s ability to continue as a going concern for period of twelve months from the date of issuance of these financial statements.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these consolidated financial statements.

F-2

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Med-X, Inc.’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Med-X, Inc.’s ability to continue as a going concern for a reasonable period of time

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

June 4, 2024

Los Angeles, California

F-3

MED-X, INC. Consolidated Balance Sheets

As of December 31,	2023	2022
(USD $ in Dollars)
ASSETS
Current Assets:
Cash & Cash Equivalents	$65,747	$209,472
Accounts Receivable, net	50,105	65,373
Inventory	536,241	770,453
Prepaids and Other Current Assets	80,290	146,710
Total Current Assets	732,383	1,192,008

Property and Equipment, net	30,955	44,881
Right-of-Use Asset	521,862	804,142
Intangible Assets	5,504	7,304
Security Deposit	54,624	54,624
Total Assets	$1,345,328	$2,102,959

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$667,461	$602,031
Credit Cards	75,851	87,086
Current Portion of Loans and Notes	-	2,202
Accounts payable and accrued liabilities, related party	-	84,398
Line of Credit	20,635	45,587
Line of Credit Agreement, related party	499,666	502,744
Current Portion of Lease Liability	339,524	278,563
Total Current Liabilities	1,603,137	1,602,611

Lease Liability, net of current portion	282,293	640,802
Total Liabilities	1,885,430	2,243,413

STOCKHOLDERS' EQUITY
Common Stock: $0.001 par value, 300,000,000 shares authorized. 14,115,368 and 9,687,647 shares issued and outstanding as of December 31, 2023 and 2022, respectively.	14,115	9,688
Preferred Stock: 5,000,000 authorized, $0.001 par value; Series A Preferred Stock: 10,000 shares authorized, issued and outstanding	10	10
Additional Paid in Capital	30,414,827	24,340,406
Accumulated Deficit	(30,969,054)	(24,490,558)
Total Stockholders' Equity	(540,102)	(140,454)
Total Liabilities and Stockholders' Equity	$1,345,328	$2,102,959

See accompanying notes to consolidated financial statements.

F-4

MED-X, INC. Consolidated Statements of Operations

For The Year Ended December 31,	2023	2022
(USD $ in Dollars)
Net Revenue	$1,894,784	$1,852,775
Cost of Goods Sold	1,641,617	1,570,977
Gross Profit	253,167	281,798

Operating Expenses:
General and Administrative	5,587,807	5,835,147
Sales and Marketing	1,088,729	1,768,509
Total Operating Expenses	6,676,536	7,603,656

Operating Loss	(6,423,369)	(7,321,858)

Interest Expense	55,127	16,687
Other Loss/(Income)	-	(114)
Loss Before Provision for Income Taxes	(6,478,496)	(7,338,431)
Provision/(Benefit) for income taxes	-	-
Net Loss	$(6,478,496)	$(7,338,431)

Net (loss) per Share – basic and diluted	$(0.54)	$(0.32)

Weighted Average Shares Outstanding – basic and diluted	12,049,960	8,925,454

See accompanying notes to consolidated financial statements.

F-5

MED-X, INC. Consolidated Statements of Changes in Stockholders' Equity

							Total
	Common Stock		Preferred Shares		Additional	Accumulated	Stockholders'
(in, $US)	Shares	Amount	Shares	Amount	Paid In	Deficit	Equity
Balance—December 31, 2021	8,578,365	$48,578	10,000	$10	$19,210,768	$(17,152,127)	$2,067,229
Stock Based Compensation for Consulting Services	146,667	147	-	-	1,877,187	-	1,877,334
Issuance of Common Stock for Cash, net of offering costs	962,615	963	-	-	3,228,967	-	3,229,930
Shares Repurchased	(6,592)	(6)	-	-	(68,440)	-	(68,446)
Resale of Purchased Shares	6,592	6	-	-	84,391	-	84,397
Stock Option, Non-Cash Compensation	-	-	-	-	7,533	-	7,533
Net Loss	-	-	-	-	-	(7,338,431)	(7,338,431)
Balance—December 31, 2022	29,687,647	$39,688	10,000	$10	$24,340,406	$(24,490,558)	$(140,454)
Stock Option, Non-Cash Compensation	-	-	-	-	7,248	-	7,248
Stock Based Compensation for Consulting Services	1,301,147	1,301	-	-	2,080,532	-	2,081,833
Issuance of Common Stock for Cash, net of offering costs	3,126,571	3,126	-	-	3,986,641	-	3,989,767
Net Loss		-	-	-	-	(6,478,496)	(6,478,496)
Balance—December 31, 2023	4,115,365	$14,115	10,000	$10	$30,414,827	$(30,969,054)	$(540,102)

See accompanying notes to consolidated financial statements.

F-6

MED-X, INC. Consolidated Statements of Cash Flows

For Fiscal Year Ended December 31,	2023	2022
(USD $ in Dollars)
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(6,478,496)	$(7,338,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation Expense	13,926	27,614
Amortization Expense	1,800	1,428
Non-cash Lease Expense	(15,268)	34,130
Consulting Expense, settled through stock issuance	2,081,833	1,877,334
Share-Based Compensation Expense	7,248	7,533
Changes in operating assets and liabilities:
Accounts Receivable, net	15,268	(36,677)
Inventory	234,212	162,952
Prepaids and Other Current Assets	66,420	123,327
Accounts Payable	65,430	198,587
Credit Cards	(11,235)	87,086
Accounts payable and accrued liabilities, related party	(84,398)	30,762
Security Deposit	-	(54,624)
Net Cash Used in Operating Activities	(4,103,260)	(4,878,979)

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	-	(48,710)
Net Cash Used In Investing Activities	-	(48,710)

CASH FLOW FROM FINANCING ACTIVITIES
Common Stock Issued for Cash, net of offering costs	3,989,767	3,229,930
Payments for Repurchased Shares	-	15,951
Borrowings/ (Repayment) - Line of Credit	(24,952)	30,945
Borrowing / (Repayment) - Line of Credit Agreement, related party	(3,078)	502,744
Repayment of Loans and Notes	(2,202)	(9,694)
Net Cash Provided by Financing Activities	3,959,535	3,769,876

Net Change in Cash and Cash Equivalents	(143,725)	(1,157,814)
Cash—Beginning of the Year	209,472	1,367,286
Cash—End of the Year	$65,747	$209,472

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for Interest	$52,338	$319
Cash Paid During the Year for Income Taxes	$-	$-

See accompanying notes to consolidated financial statements.

F-7

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

1. NATURE OF OPERATIONS

Med-X, Inc. was incorporated on February 24, 2014, in the state of Nevada. The company has a wholly-owned subsidiary, Pacific Shore Holdings, Inc., which was established on August 12, 1981, in the state of Delaware. Med-X acquired this subsidiary through a merger in April of 2018. The consolidated financial statements of Med-X, Inc. (which may be referred to as the “Company”, “we”, “us”, or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Canoga Park, California.

The Company and PSH developed a series of natural “green” branded products under our product names: Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, Turf, janitorial, hospitality, transportation and agriculture, and the Cannabis and Hemp cultivation and products industries. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national and international distribution outlets positioned around the United States (US) and Asia.

Malibu Brands are all-natural essential oils, including Hemp and CBD oil products, designed to treat a variety of ailments and while we are marketing certain formats of these products, other formulations are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes Cannabis media content to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and publishes a daily news video through social and news applications. As these core businesses evolve, we will seek to develop and monetize techniques for the recognition and extraction of Cannabis compounds for the medical industry, and a cost-effective pharmacy automation system for the pharmaceutical and cannabis industries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP” and “US GAAP”).

Basis of Consolidation

The Company’s consolidated financial statements include the accounts of Med-X Inc., and its wholly owned subsidiary, Pacific Shore Holdings, Inc., over which the Company exercises control. Intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted the calendar year as its basis of reporting.

F-8

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

Use of Estimates

The preparation of consolidation financial statements in conformity with United States GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company’s cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2023 and December 31, 2022, the Company’s cash and cash equivalents did not exceeded FDIC insured limits.

Accounts Receivable and Allowance for Expected Credit Loss

Accounts receivable are carried net of allowance for expected credit losses. The allowance for expected credit losses is increased by provision charged to expense and reduced by accounts charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in character and size of the balance, past and expected future loss experience and other pertinent factors.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instrument – Credit Losses.”. This ASU, and the related ASUs issued subsequently by the FASB introduce a new model for recognizing credit loss on financial assets not accounted for at fair values through net income, including loans, debt securities, trade receivables, net investment in leases and available-for-sale debt securities. The new ASU broadens the information that an entity must consider in developing estimates of expected credit losses and requires an entity to estimate credit losses over the life of an exposure based on historical information, current information and reasonable supportable forecasts.

The Company adopted this ASU on January 1, 2023, using the modified retrospective approach. The adoption of this ASU did not have a material impact on financial statements as the Company’s customers are direct consumers and pay at the time of purchase. As of December 31, 2023, and 2022, the Company determined that no allowance for expected credit loss was not material to these consolidated financial statements.

Inventories

Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value. Inventories are periodically evaluated to identify obsolete or otherwise impaired products and are written off when management determines usage is not probable. The Company estimates the balance of excess and obsolete inventory by analyzing inventory by age using last used and original purchase date and existing sales pipeline for which the inventory could be used.

Intangible Assets

Intangible assets with finite lives, such as trademark & copyrights, are amortized on a straight-line basis over their estimated useful lives. The useful life of the trademark is deemed as 15 years.

F-9

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

Property and Equipment

Property and equipment are stated at cost. Normal repairs and maintenance costs are charged to earnings as incurred and additions and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the related depreciation are eliminated from the accounts in the period of disposal and the resulting gain or loss is credited or charged to earnings.

Depreciation is computed over the estimated useful lives of the related asset type or term of the operating lease using the straight-line method for financial statement purposes. The estimated service lives for property and equipment is as follows:

Category	Useful Life
Buildings & improvements	Lease term
Furniture & equipment	3 years
Software	5 years
Vehicles	Lease term

Impairment of Long-lived Assets

Long-lived assets, such as property and equipment and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We look for indicators of a trigger event for asset impairment and pay special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, our future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset.

Basic and Diluted Net Loss Per Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance ASC 260- 10 “earnings per share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Potentially dilutive securities were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive. During the years ended December 31, 2023 and 2022, there were 265,400 potentially dilutive shares as a result of certain outstanding, exercisable stock options and share purchase warrants.

Income Taxes

The Company is taxed as a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

F-10

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

Concentration of Credit Risk

Cash Concentrations

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Customer Concentrations

As of December 31, 2023, and 2022, the Company earned 18% and 32%, respectively, revenue from one specific customer.

Supplier Concentrations

As of December 31, 2023, and 2022, the Company made purchases from 2 major suppliers that accounted for 78% and 77%, respectively.

Revenue Recognition

The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those goods or services. In determining when and how revenue is to be recognized from contracts with customers, the Company performs the following five step analysis laid under Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers: (1) identification of contract with customers, (2) determination of performance obligations, (3) measurement of the transaction price, (4) allocation of transaction price to the performance obligations, and (5) recognition of revenue when or as the company satisfies each performance obligation.

Through the years ended December 31, 2023, and 2022, the Company generated revenues from selling its products to customers and distributors using (i) the Amazon eCommerce portal; (ii) its owned and operated eCommerce website; (iii) third party distributors; and (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third party fulfilment centers and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing products using its eCommerce site on a case-by- case basis and generally will issue a replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Cost of sales

Cost of sales includes actual product cost, shipping to distribution centers and reseller warehouses, labor, cost of warehousing and allocated overheard, which is applied on a per Unit basis.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses for the years ended December 31, 2023, and December 31, 2022, amounted to $1,049,098 and $1,768,509, which is included in sales and marketing expenses.

F-11

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock under our Regulation A+ offering and Rule 506(c) private placements have been recorded as contra equity and deducted from the capital raised. Costs associated with the proceeds from an Initial Public Offering (IPO) on Form S-1 are capitalized under prepaid expenses and other current assets until such time as the success or failure of the IPO can be determined, at which time the costs will be recorded as contra equity or expensed. Offering costs include legal, accounting, investment banking, underwriting, printing, and regulatory and filing fees.

Stock-Based Compensation

The Company accounts for stock-based compensation to both employees and non-employees in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of such instruments).

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Subsequent Events

The Company considers events or transactions that occur after the balance sheet date, but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through September 15, 2024, which is the date the financial statements were issued.

Lease Accounting

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard introduces a new lessee model that brings substantially all leases onto the balance sheets. The amendments in the ASU are effective for fiscal years beginning after December 15, 2021.

Effective January 1, 2019, the Company adopted the provisions of Topic 842 using the alternative modified transition method, with a cumulative effect adjustment to the opening balance of accumulated deficit on the date of adoption, and prior periods not restated, as allowed under the provisions of Topic 842.

The Company also elected to use the practical expedients permitted under the transition guidance of Topic 842, which provides for the following: the carryforward of the Company’s historical lease classification, no requirement for reassessment of whether an expired or existing contract contains an embedded lease, no reassessment of initial direct costs for any leases that exist prior to the adoption of the new standard, and the election to consolidate lease and non-lease components. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

F-12

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

3. INVENTORY

Inventory consists of the following items:

As of December 31,	2023	2022
Raw Materials	326,214	425,529
Finished Goods	210,027	344,924
Total Inventory	$536,241	$770,453

4. DETAILS OF CERTAIN ASSETS AND LIABILITIES

Prepaid and other current assets consist of the following items:

As of December 31,	2023	2022
Advances to Suppliers	31,831	87,782
Prepaid Rent	14,969	13,472
Other Current Assets	33,490	45,456
Total Prepaids and Other Current Assets	$80,290	$146,710

Accounts payable and accrued liabilities consists of the following items:

As of December 31,	2023	2022
Accounts Payable	464,345	391,464
Accrued Employee Compensation	134,155	143,641
Other Payroll Liabilities	68,961	66,926
Total Accounts Payable and Accrued Liabilities	$667,461	$602,031

5. PROPERTY AND EQUIPMENT

As of December 31, 2023, and December 31, 2022, property and equipment consists of:

As of December 31,	2023	2022
Buildings & Improvements	$337,806	$337,806
Furniture & Equipment	320,218	320,218
Software and Website	166,514	166,514
Vehicles	164,485	164,485
Property and Equipment, at cost	989,023	989,023
Accumulated Depreciation	(958,068)	(944,142)
Property and Equipment, Net	$30,955	$44,881

Depreciation expenses for property and equipment for the fiscal year ended December 31, 2023, and 2022 were in the amount of $13,926 and $27,614, respectively.

F-13

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

6. INTANGIBLE ASSETS

As of December 31, 2023, and December 31, 2022, intangible asset consist of:

As of December 31,	2023	2022
Trademark	$26,994	$26,994
Intangible assets, at cost	26,994	26,994
Accumulated Amortization	(21,490)	(19,690)
Intangible Assets, net	$5,504	$7,304

Entire intangible assets have been amortized. Amortization expense for the fiscal year ended December 31, 2023, and 2022 was in the amount of $1,800 and $1,428, respectively.

The following table summarizes the estimated amortization expense relating to the Company's intangible assets as of December 31, 2023:

For The Year Ended December 31,
2024	$(1,800)
2025	(1,800)
2026	(1,800)
2027	(104)
Thereafter	-
Total	$(5,504)

7. CAPITALIZATION AND EQUITY TRANSACTIONS

On April 15, 2024 the Company’s Board of Directors approved a 1 for 16 Reverse Split of the Company’s common stock. The Reverse Split was effective April 16, 2024 and has been retroactively applied to the share and per share data included herein.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock at a par value of $0.001 per share. As of December 31, 2023, and December 31, 2022, 14,115,365 and 9,687,647 shares have been issued and are outstanding.

On October 26, 2022, the Company filed a Private Placement Memorandum for accredited investors only. This offering was for 1,875,000 shares of common stock at $1.60 per share for a total of $3,000,000 or $3,450,000 if the over-allotment option was exercised. This offering was completed, including the exercise of an over-allotment option, on May 5, 2023. On May 6, 2023, the Company filed a new Private Placement Memorandum for accredited investors only. This offering was for 1,875,000 shares of common stock at $1.60 per share for a total of $3,000,000 or $3,450,000 if the over-allotment option was exercised.

During the year ended December 31, 2023, the Company sold 3,126,571 shares of common stock at $1.60 per share in its private placement. The Company received proceeds of $3,989,767, net of offering costs.

During the year ended December 31, 2023, the Company also issued 1,301,147 shares of common stock for consulting services which were valued at $2,081,833.

During the year ended December 31, 2022, the Company issued 217,098 shares of common stock at $9.60 per share under a private placement. The Company also issued 669,688 shares of common stock at $1.60 per share under private placement.

F-14

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

During the year ended December 31, 2022, the Company issued 75,829 shares of common stock at $12.80 per share under its second Regulation A+ Offering and resold 6,592 shares of common stock at $12.80 per share which had been previously issued to one of its Executive Officers.

During the year ended December 31, 2022, the Company also issued 2,346,667 shares of common stock for consulting services which were valued at $1,877,987.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred shares at a par value of $0.001. As of December 31, 2023, and December 31, 2022, 10,000 shares of preferred stock have been issued and are outstanding.

8. SHAREBASED COMPENSATION

During 2016, the Company authorized the Stock Incentive Plan (which may be referred to as the “Plan”). The Company reserved 625,000 shares of its Common Stock pursuant to the Plan, which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants.

The option exercise price generally may not be less than the underlying stock's fair market value at the date of the grant and generally have a term of four years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award.

Stock Options

The Company granted stock options. The stock options were valued using the Black-Scholes pricing model with a range of inputs indicated below:

For The Year Ended December 31,	2023
Expected life (years)	10.00
Risk-free interest rate	1.56%
Expected volatility	88%
Annual dividend yield	0%

The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company's employee stock options.

The expected term of employee stock options is calculated using the simplified method which takes into consideration the contractual life and vesting terms of the options.

The Company determined the expected volatility assumption for options granted using the historical volatility of comparable public company's common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants, until such time that the Company’s common stock has enough market history to use historical volatility.

The dividend yield assumption for options granted is based on the Company's history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

Management estimated the fair value of common stock based on recent sales to third parties. Forfeitures are recognized as incurred.

F-15

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

A summary of the Company’s stock options activity and related information is as follows:

	Number of Awards	Weighted Average Exercise	Weighted Average Contract Term
Outstanding at December 31, 2021	$247,813	$10.08	-
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2022	$247,813	$10.08	3.76
Exercisable Options at December 31, 2022	$234,453	$0.92	3.76
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2023	$247,813	$10.08	2.76
Exercisable Options at December 31, 2023	$243,453	$9.92	2.76

Stock option expense for the years ended December 31, 2023, and December 31, 2022, was $7,248 and $7,533, respectively.

Warrants

A summary of the Company’s warrants activity and related information is as follows:

	Number of Awards	Weighted Average Exercise	Weighted Average Contract Term
Outstanding at December 31, 2021	$17,587	$9.60	4.70
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2022	$17,587	$9.600	3.70
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2023	$17,587	$9.60	2.70

The aggregate intrinsic value of the warrants as of December 31, 2023, and December 31, 2022, is $0.

9. DEBT

Promissory Notes & Loans

During the years presented, the Company entered into promissory notes & loans agreements. The details of the Company’s loans, notes, and the terms are as follows:

					For the Year Ended December 2023			For the Year Ended December 2022
Description	Principal Amount	Interest Rate	Borrowing Period	Maturity Date	Current Portion	Non-Current Portion	Total Indebtedness	Current Portion	Non-Current Portion	Total Indebtedness
Ford Truck - 2018	$38,845	5.49%	3/30/2018	4/13/2023	$-	$-	$-	$2,202	$-	$2,202

F-16

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

Line of Credit

The Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of December 31, 2023, and December 31, 2022, the outstanding balance was $20,635 and $45,587 respectively.

Line of Credit- Related Party

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date.

Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days.

On September 28, 2023, Med-X agreed to an Amendment to the aforementioned Promissory Note dated August 6, 2022, with two of its executive officers to have the Note automatically be converted in full to Med-X common stock at the IPO price. Since the Company did not consummate an IPO, the original terms of the Note shall apply. As of December 31, 2023, and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $2,787 and $2,744, respectively.

10. LEASES

The Company conducts its operations from facilities in Canoga Park, California that was initially leased under a five-year lease which expired September 14, 2020. The Company renewed its lease for an additional five-year term which expires October 14, 2025. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area. Monthly payments range from $22,453 to $34,429 and contain escalation clauses. Rent expense is recorded on a straight-line basis over the lease term.

As of December 31,	2023	2022
Operating Leases:
Right-of-use Assets	$521,862	$894,142

Lease Liabilities:
Lease Liabilities	$621,817	$919,365

F-17

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

The weighted average lease term for the Company’s operating leases as of December 31, 2023, and 2022 was 1.8 years and 2.8 years, respectively.

The weighted average discount rate used for operating leases is 6.75% for the years ended December 31, 2023, and 2022.

Minimum future lease payments under non-cancellable operating leases as of December 31, 2023, are as follows:

For The Year Ended December 31,
2023	$342,790
2024	309,858
2025	-
2026	-
Thereafter	-
Less: Present Value Discount	(30,831)
Total	$621,817

11. INCOME TAXES

The provision for income taxes for the year ended December 31, 2023, and December 31, 2022 consists of the following:

For The Year Ended December 31,	2023	2022
Net Operating Loss	$(1,933,183)	$(2,191,443)
Valuation Allowance	1,933,183	2,191,443
Net Provision for income tax	$-	$-

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2023, and December 31, 2022 are as follows:

As of December 31,	2023	2022
Net Operating Loss	$(5,607,687)	$(3,674,504)
Valuation Allowance	5,607,687	3,674,504
Total Deferred Tax Asset	$-	$-

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. On the basis of this evaluation, the Company has determined that it is more likely than not that the Company will not recognize the benefits of the federal and state net deferred tax assets, and, as a result, full valuation allowance has been set against its net deferred tax assets as of December 31, 2023 and December 31, 2022. The amount of the deferred tax asset to be realized could be adjusted if estimates of future taxable income during the carry-forward period are reduced or increased.

For the fiscal year ending December 31, 2023, the Company had federal cumulative net operating loss (“NOL”) carryforwards of $18,792,518, and the Company had state net operating loss (“NOL”) carryforwards of approximately $18,792,518. Utilization of some of the federal and state NOL carryforwards to reduce future income taxes will depend on the Company’s ability to generate sufficient taxable income prior to the expiration of the carryforwards. The federal net operating loss carryforward is subject to an 80% limitation on taxable income, does not expire, and will carry on indefinitely.

F-18

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

The Company recognizes the impact of a tax position in the consolidated financial statements if that position is more likely than not to be sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. As of December 31, 2023, and December 31, 2022, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in income tax expense. As of December 31, 2023, and December 31, 2022, the Company had no accrued interest and penalties related to uncertain tax positions.

12. RELATED PARTY

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days. On September 28, 2023, Med-X agreed to an Amendment to the aforementioned Promissory Note dated August 6, 2022, with two of its executive officers to have the Note automatically be converted in full to Med-X common stock at the IPO price. Since the Company did not  consummate an IPO, the original terms of the Note shall apply. As of December 31, 2023, and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $2,787 and $2,744, respectively.

During the years ended December 31, 2022, and 2021, the Company purchased and resold 6,592 and 10,200 shares of its common stock, respectively, from its CEO, Matthew Mills for cash of $84,398 and $130,560, or $012.80 per share. In the year 2022, the fair market value of 1,533 of the repurchased shares was $2.40, as determined by an independent valuation report; the fair market value of the remaining 5,059 shares repurchased was $0.80 per share. In the year 2021, the fair market value of 10,200 shares was $2.40, as determined by an independent valuation report. The Company recorded share-based compensation in consideration of the purchase price of the shares in excess of fair market value of $15,952 and $106,080 in the years ended December 31, 2022, and 2021. There were no shares purchased from Mr. Mills for resale in the year ended December 31, 2023. As of December 31, 2023, and December 31, 2022, the amount due to Matthew Mills for shares repurchased is $0 and $84,398, respectively.

Mark Richardson of the law firm Richardson & Associates, a shareholder of the Company, provides legal services for the Company’s SEC reporting and compliance activities. During the years ended December 31, 2022, and 2021, Mr. Richardson invoiced the Company $11,000 and $60,705, respectively. There were no additional invoices incurred during the year ended December 31, 2023.

The Company’s subsidiary, PSH, has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, our CEO and one of the founders of the Company to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by PSH or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between PSH, as sub licensor, and the Company, as sublicensee, was merged and terminated. Accordingly, PSH can sell Nature-Cide directly to all potential customers for the product throughout the world.

F-19

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

In June 2012 the Company’s subsidiary, PSH, entered into a licensing agreement with Dr, Morton I Hyson, MD, PC, a director of the Company, dba Hyson Medical Products whereunder PSH was granted an exclusive license to utilize patents for certain branded products in consideration of a fee of 5% of the net sales of associated PSH branded products thirty days after each calendar quarter for five (5) years from commencement of sales, or the term of the agreement, whichever is longer. The agreement carried an initial term of five (5) years and is automatically extended thereafter for additional 12-month terms unless either party notifies the other party of the termination of the agreement, with at least six (6) months prior written notice.

13. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2023, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for the period from December 31, 2023, through September 15, 2024, which is the date the consolidated financial statements were available to be issued.

On September 15, 2023, the Company entered an agreement with Joseph Winograde to purchase 49% of Napco Painting Contractors, Inc. for $500,000 in cash and issued a $2,500,000 convertible promissory note. The note converts into common stock at the IPO price. Since the Company's stock wasn’t listed on Nasdaq within 90 days, the transaction was canceled. On December 13, 2023, an amendment extended the listing date to March 14, 2024, which later expired. Consequently, the transaction has been reversed as of the financial statement's issue date, retroactively affecting results from December 31, 2023, with no investment in NAPCO included. The Company is negotiating a renewal to both Amendments.

On April 15, 2024 the Company’s Board of Directors approved a 1 for 16 Reverse Split of the Company’s common stock. The Reverse Split was effective April 16, 2024.

Between January 1, 2024, and September15, 2024, the Company sold 1,115,001 shares of common stock on a pre-split basis at $1.60 per share in its private placement. The Company received net proceeds of $1,738,850.

Between January 1, 2024, and September 15, 2024, the Company sold 507,500 shares of common stock post-split at $2.00 per share in its private placement. The Company received net proceeds of $2,020,092 net of offering costs.

Between January 1, 2024, and September 15, 2024, the Company issued 1,415,000 shares of common stock to several consultants for consulting services provided in the period, which were valued at $2,264,000 and expensed.

Between January 1, 2024, and September 15, 2024, the Company issued 400,000 shares of common stock to several consultants for consulting services provided in the period, which were valued at $800,000 and expensed.

In May 2024 the Company launched a Regulation CF Crowdfunding Offering. Shares of Common Stock was offered at $3.00 per share. As of September 15, 2024 the Company has sold 97,950 shares of common stock at $3.00 per share. The Company received net proceeds of $202,426.

On July 26, 2024 the Company entered into an Advisory Agreement with Maxim Group to provide general financial advisory and investment banking services to the Company. Upon execution of the agreement the Company issued 88,514 shares of common stock to Maxim Group LLC.

There have been no other events or transactions during this time which would have a material effect on these consolidated financial statements.

F-20

MED-X, INC. Consolidated Notes to Financial Statements For Year Ended to December 31, 2023 and December 31, 2022

15. GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a net operating loss of $6,423,369, an operating cash outflow of $4,103,260 and liquid assets in cash of $65,747, which are less than a year worth of cash reserves as of December 31, 2023. These factors normally raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

16. UNAUDITED SUBSEQUENT EVENTS

The Company started a capital raise under Regulation CF Crowd Funding with DealMaker Securities as its fundraising platform. The Company is offering its Common Stock at $3.00 per share. As of September 15, 2024 the Company has raised gross proceeds of $293,850 through the sale of 97,950 shares of common stock.

F-21

MED-X, INC. Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2024	December 31, 2023
(USD $ in Dollars)
ASSETS
Current Assets:
Cash & Cash Equivalents	$245,923	$65,747
Accounts Receivable, net	147,077	50,105
Inventory	530,014	536,241
Prepaids and Other Current Assets	78,274	80,290
Total Current Assets	1,001,288	732,383

Property and Equipment, net	26,084	30,955
Right-of-Use Asset	375,985	521,862
Intangible Assets	4,604	5,504
Security Deposit	54,624	54,624
Total Assets	$1,462,585	$1,345,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$801,807	$667,461
Credit Cards	142,585	75,851
Line of Credit	116,455	20,635
Line of Credit Agreement, related party	499,617	499,666
Current Portion of Lease Liability	378,466	339,524
Total Current Liabilities	1,938,930	1,603,137

Lease Liability, net of current portion	83,104	282,293
Total Liabilities	2,022,034	1,885,430

STOCKHOLDERS' EQUITY
Common Stock: $0.001 par value, 300,000,000 shares authorized. 17,090,567 and 14,115,368 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	17,090	14,115
Preferred Stock: 5,000,000 authorized, $0.001 par value; Series A Preferred Stock: 10,000 shares authorized, issued and outstanding	10	10
Additional Paid in Capital	34,817,194	30,414,827
Accumulated Deficit	(35,393,743)	(30,969,054)
Total Stockholders' Equity	(559,449)	(540,102)
Total Liabilities and Stockholders' Equity	$1,462,585	$1,345,328

See accompanying notes to unaudited condensed consolidated financial statements.

F-22

MED-X, INC. Condensed Consolidated Statements of Operations (Unaudited)

For Six Months Periods Ended June 30,	2024	2023
(USD $ in Dollars)
Net Revenue	$834,255	$864,668
Cost of Goods Sold	686,866	701,156
Gross Profit	147,389	163,512

Operating Expenses:
General and Administrative	4,049,177	3,108,095
Sales and Marketing	495,577	530,484
Total Operating Expenses	4,5544,754	3,638,579

Operating Loss	(4,397,365)	(3,475,067)

Interest Expense	27,324	27,477
Loss Before Provision for Income Taxes	(4,424,689)	(3,502,544)
Provision/(Benefit) for income taxes	-	-
Net Loss	$(4,424,689)	$(3,502,544)

Net (loss) per Share – basic and diluted	$(0.28)	$(0.32)

Weighted Average Shares Outstanding – basic and diluted	15,689,423	10,950,480

See accompanying notes to unaudited condensed consolidated financial statement .

F-23

MED-X, INC. Condensed Consolidated Statements of Changes in Stockholders’ Equity

					Additional		Total
	Common Stock		Preferred Shares		Paid In	Accumulated	Stockholders'
(in, $US)	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance—December 31, 2023	14,115,368	$14,115	10,000	$10	$30,414,827	$(30,969,054)	$(540,102)
Stock Based Compensation for Consulting Services	1,415,000	1,415	-	-	2,262,585	-	2,264,000
Issuance of Common Stock for Cash, net of offering costs	1,560,199	1,560	-	-	2,136,158	-	2,137,718
Stock Option, Non-Cash Compensation	-	-	-	-	3,624	-	3,624
Net Loss	-	-	-	-	-	(4,424,689)	(4,424,689)
Balance—June 30, 2024	17,090,567	$17,090	10,000	$10	$34,817,194	$(35,393,743)	$(559,449)

					Additional		Total
	Common Stock		Preferred Shares		Paid In	Accumulated	Stockholders'
(in, $US)	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance—December 31, 2022	9,687,647	$9,688	10,000	$10	$24,340,406	$(24,490,558)	$(140,454)
Stock Option, Non-Cash Compensation	-	-	-	-	3,624	-	3,624
Stock Based Compensation for Consulting Services	886,459	886	-	-	1,417,447	-	1,418,333
Issuance of Common Stock for Cash, net of offering costs	1,864,385	1,864	-	-	2,341,330	-	2,343,194
Net Loss		-	-	-	-	(3,502,544)	(3,502,544)
Balance—June 30, 2023	12,438,491	$12,438	10,000	$10	$28,102,807	$(27,993,102)	$122,153

See accompanying notes to unaudited condensed consolidated financial statements

F-24

MED-X, INC. Condensed Consolidated Statements of Cash Flows

For The Six Months Ended June 30,	2024	2023
(USD $ in Dollars)
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(4,424,689)	$(3,502,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation Expense	4,871	8,617
Amortization Expense	900	-
Non-cash Lease Expense	(14,370)	3,592
Consulting Expense, settled through stock issuance	2,264,000	1,418,333
Share-Based Compensation Expense	3,624	3,624
Changes in operating assets and liabilities:
Accounts Receivable, net	(96,972)	(165,632)
Inventory	6,227	34,302
Prepaids and Other Current Assets	2,016	(60,301)
Accounts Payable	134,346	(39,795)
Credit Cards	66,734	-
Accounts payable and accrued liabilities, related party	95,820	(84,398)
Net Cash Used in Operating Activities	(1,957,493)	(2,384,202)

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	-	-
Net Cash Used In Investing Activities	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Common Stock Issued for Cash, net of offering costs	2,137,718	2,343,194
Borrowings/ (Repayment) - Line of Credit	-	112,279
Borrowing / (Repayment) - Line of Credit Agreement, related party	(49)	(3,078)
Repayment of Loans and Notes	-	-
Net Cash Provided by Financing Activities	2,137,669	2,452,395

Net Change in Cash and Cash Equivalents	180,176	68,193
Cash—Beginning of the Year	65,747	209,472
Cash—End of the Year	$245,923	$277,665

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the period for Interest	$27,323	$27,476
Cash Paid During the period for Income Taxes	$-	$-

See accompanying notes to unaudited condensed consolidated financial statements

F-25

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

1. NATURE OF OPERATIONS

Med-X, Inc. was incorporated on February 24, 2014, in the state of Nevada. The company has a wholly-owned subsidiary, Pacific Shore Holdings, Inc., which was established on August 12, 1981, in the state of Delaware. Med-X acquired this subsidiary through a merger in April of 2018. The unaudited condensed consolidated financial statements of Med-X, Inc. (which may be referred to as the “Company”, “we”, “us”, or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Canoga Park, California.

The Company and PSH developed a series of natural “green” branded products under our product names: Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, Turf, janitorial, hospitality, transportation and agriculture, and the Cannabis and Hemp cultivation and products industries. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national and international distribution outlets positioned around the United States (US) and Asia.

Malibu Brands are all-natural essential oils, including Hemp and CBD oil products, designed to treat a variety of ailments and while we are marketing certain formats of these products, other formulations are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes Cannabis media content to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and publishes a daily news video through social and news applications. As these core businesses evolve, we will seek to develop and monetize techniques for the recognition and extraction of Cannabis compounds for the medical industry, and a cost-effective pharmacy automation system for the pharmaceutical and cannabis industries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP” and “US GAAP”).

Basis of Consolidation

The Company’s unaudited condensed consolidated financial statements include the accounts of Med-X Inc., and its wholly owned subsidiary, Pacific Shore Holdings, Inc., over which the Company exercises control. Intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted the calendar year as its basis of reporting.

F-26

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

Use of Estimates

The preparation of consolidation financial statements in conformity with United States GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company’s cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of June 30, 2024 and December 31, 2023, the Company’s cash and cash equivalents did not exceeded FDIC insured limits.

Accounts Receivable and Allowance for Expected Credit Loss

Accounts receivable are carried net of allowance for expected credit losses. The allowance for expected credit losses is increased by provision charged to expense and reduced by accounts charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in character and size of the balance, past and expected future loss experience and other pertinent factors.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instrument – Credit Losses.”. This ASU, and the related ASUs issued subsequently by the FASB introduce a new model for recognizing credit loss on financial assets not accounted for at fair values through net income, including loans, debt securities, trade receivables, net investment in leases and available-for-sale debt securities. The new ASU broadens the information that an entity must consider in developing estimates of expected credit losses and requires an entity to estimate credit losses over the life of an exposure based on historical information, current information and reasonable supportable forecasts.

The Company adopted this ASU on January 1, 2023, using the modified retrospective approach. The adoption of this ASU did not have a material impact on financial statements as the Company’s customers are direct consumers and pay at the time of purchase. As of June 30, 2024, and 2023, the Company determined that no allowance for expected credit loss was not material to these unaudited condensed consolidated financial statements.

Inventories

Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value. Inventories are periodically evaluated to identify obsolete or otherwise impaired products and are written off when management determines usage is not probable. The Company estimates the balance of excess and obsolete inventory by analyzing inventory by age using last used and original purchase date and existing sales pipeline for which the inventory could be used.

Intangible Assets

Intangible assets with finite lives, such as trademark & copyrights, are amortized on a straight-line basis over their estimated useful lives. The useful life of the trademark is deemed as 15 years.

F-27

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

Property and Equipment

Property and equipment are stated at cost. Normal repairs and maintenance costs are charged to earnings as incurred and additions and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the related depreciation are eliminated from the accounts in the period of disposal and the resulting gain or loss is credited or charged to earnings.

Depreciation is computed over the estimated useful lives of the related asset type or term of the operating lease using the straight-line method for financial statement purposes. The estimated service lives for property and equipment is as follows:

Category	Useful Life
Buildings & improvements	Lease term
Furniture & equipment	3 years
Software	5 years
Vehicles	Lease term

Impairment of Long-lived Assets

Long-lived assets, such as property and equipment and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We look for indicators of a trigger event for asset impairment and pay special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, our future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset.

Basic and Diluted Net Loss Per Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the unaudited condensed consolidated financial statements are computed in accordance ASC 260- 10 “earnings per share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Potentially dilutive securities were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive. During the six months ended June 30, 2024 and 2023, there were 265,400 potentially dilutive shares as a result of certain outstanding, exercisable stock options and share purchase warrants.

Income Taxes

The Company is taxed as a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

F-28

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

Concentration of Credit Risk

Cash Concentrations

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Customer Concentrations

As of June 30, 2024 and 2023, the Company earned 51% and 51% respectively, of gross revenue from two specific customers.

Supplier Concentrations

As of June 30, 2024 and 2023,  the Company made purchases from 2 major suppliers that accounted for 80% and 75% of cost of goods, respectively.

Revenue Recognition

The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those goods or services. In determining when and how revenue is to be recognized from contracts with customers, the Company performs the following five step analysis laid under Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers: (1) identification of contract with customers, (2) determination of performance obligations, (3) measurement of the transaction price, (4) allocation of transaction price to the performance obligations, and (5) recognition of revenue when or as the company satisfies each performance obligation.

Through the three and six months ended June 30, 2024 and 2023 and during the years ended December 31, 2023, and 2022, the Company generated revenues from selling its products to customers and distributors using (i) the Amazon eCommerce portal; (ii) its owned and operated eCommerce website; (iii) third party distributors; and (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third party fulfilment centers and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing products using its eCommerce site on a case-by- case basis and generally will issue a replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Cost of sales

Cost of sales includes actual product cost, shipping to distribution centers and reseller warehouses, labor, cost of warehousing and allocated overheard, which is applied on a per Unit basis.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses for the six months ended June 30, 2024, and 2023, amounted to $495,575 and $532,000, which is included in sales and marketing expenses.

F-29

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock under our Regulation A+ offering and Rule 506(c) private placements have been recorded as contra equity and deducted from the capital raised. Costs associated with the proceeds from an Initial Public Offering (IPO) on Form S-1 are capitalized under prepaid expenses and other current assets until such time as the success or failure of the IPO can be determined, at which time the costs will be recorded as contra equity or expensed. Offering costs include legal, accounting, investment banking, underwriting, printing, and regulatory and filing fees.

Stock-Based Compensation

The Company accounts for stock-based compensation to both employees and non-employees in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of such instruments).

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Subsequent Events

The Company considers events or transactions that occur after the balance sheet date, but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through September 15, 2024, which is the date the financial statements were issued.

Lease Accounting

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard introduces a new lessee model that brings substantially all leases onto the balance sheets. The amendments in the ASU are effective for fiscal years beginning after December 15, 2021.

Effective January 1, 2019, the Company adopted the provisions of Topic 842 using the alternative modified transition method, with a cumulative effect adjustment to the opening balance of accumulated deficit on the date of adoption, and prior periods not restated, as allowed under the provisions of Topic 842.

The Company also elected to use the practical expedients permitted under the transition guidance of Topic 842, which provides for the following: the carryforward of the Company’s historical lease classification, no requirement for reassessment of whether an expired or existing contract contains an embedded lease, no reassessment of initial direct costs for any leases that exist prior to the adoption of the new standard, and the election to consolidate lease and non-lease components. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

F-30

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

3. INVENTORY

Inventory consists of the following items:

As of	June 30, 2024	December 31, 2023
Raw Materials	342,793	326,214
Finished Goods	187,221	210,027
Total Inventory	$530,014	$536,241

4. DETAILS OF CERTAIN ASSETS AND LIABILITIES

Prepaid and other current assets consist of the following items:

As of	June 30, 2024	December 31, 2023
Advances to Suppliers	35,379	31,831
Prepaid Rent	14,969	14,969
Other Current Assets	27,926	33,490
Total Prepaids and Other Current Assets	$78,274	$80,290

Accounts payable and accrued liabilities consists of the following items:

As of	June 30, 2024	December 31, 2023
Accounts Payable	565,516	464,345
Accrued Employee Compensation	163,333	134,155
Other Payroll Liabilities	72,958	68,961
Total Accounts Payable and Accrued Liabilities	$801,807	$667,461

5. PROPERTY AND EQUIPMENT

As of June 30, 2024 and December 31, 2023, property and equipment consists of:

As of	June 30, 2024	December 31, 2023
Buildings & Improvements	$337,806	$337,806
Furniture & Equipment	320,218	320,218
Software and Website	166,514	166,514
Vehicles	164,485	164,485
Property and Equipment, at cost	989,023	989,023
Accumulated Depreciation	(962,939)	(958,068)
Property and Equipment, Net	$26,084	$30,955

Depreciation expenses for property and equipment for the six months ended June 30, 2024, and 2023 were in the amount of $4,871 and $8,617, respectively.

F-31

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

6. INTANGIBLE ASSETS

As of June 30, 2024 and December 31, 2023, intangible asset consist of:

As of	June 30, 2024	December 31, 2023
Trademark	$26,994	$26,994
Intangible assets, at cost	26,994	26,994
Accumulated Amortization	(22,390)	(21,490)
Intangible Assets, net	$4,604	$5,504

Entire intangible assets have been amortized. Amortization expense for the six months ended June 30, 2024 and 2023 was in the amount of $900 and $0, respectively.

The following table summarizes the estimated amortization expense relating to the Company's intangible assets as of June 30, 2024:

For The Year Ended December 31,
2024	$(900)
2025	(1,800)
2026	(1,800)
2027	(104)
Thereafter	-
Total	$(4,604)

7. CAPITALIZATION AND EQUITY TRANSACTIONS

Common Stock

On April 15, 2024 the Company’s Board of Directors approved a 1 for 16 Reverse Split of the Company’s common stock. The Reverse Split was effective April 16, 2024 and has been retroactively applied to the share and per share data included herein.

The Company is authorized to issue 300,000,000 shares of common stock at a par value of $0.001 per share. As of June 30, 2024, and December 31, 2023, 17,090,567 and 14,115,368 shares have been issued and are outstanding.

On October 26, 2022, the Company filed a Private Placement Memorandum for accredited investors only. This offering was for 1,875,000 shares of common stock at $1.60 per share for a total of $3,000,000 or $3,450,000 if the over-allotment option was exercised. This offering was completed, including the exercise of an over-allotment option, on May 5, 2023. On May 6, 2023, the Company filed a new Private Placement Memorandum for accredited investors only on the same terms.

In May 2024 the Company launched a Regulation CF Crowdfunding Offering. Shares of Common Stock was offered at $3.00 per share.

F-32

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

During the six months ended June 30, 2024, the Company sold 1,115,000 shares of common stock at $1.60 per share in its private placement. And the Company sold 507,500 shares of common stock at $2.00 per share in its private placement. The Company received proceeds of $2,020,092, net of offering costs.

During the six months ended June 30, 2024, the Company issued 47,698 shares of common stock at $3.00 per share under its Regulation CF Crowdfunding Offering. The Company received proceeds of $117,626, net of offering costs.

During the six months ended June 30, 2024, the Company also issued 1,415,000 shares of common stock for consulting services which were valued at $2,264,000 or $1.60 per share.

During the six months ended June 30, 2023, the Company also issued 886,458 shares of common stock for consulting services which were valued at $1,418,333 or $1.60 per share.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred shares at a par value of $0.001. As of June 30, 2024 and December 31, 2023, 10,000 shares of preferred stock have been issued and are outstanding.

8. SHAREBASED COMPENSATION

During 2016, the Company authorized the Stock Incentive Plan (which may be referred to as the “Plan”). The Company reserved 625,000 shares of its Common Stock pursuant to the Plan, which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants.

The option exercise price generally may not be less than the underlying stock's fair market value at the date of the grant and generally have a term of four years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award.

Stock Options

The Company granted stock options. The stock options were valued using the Black-Scholes pricing model with a range of inputs indicated below:

For The Year Ended December 31,	2023
Expected life (years)	10.00
Risk-free interest rate	1.56%
Expected volatility	88%
Annual dividend yield	0%

The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company's employee stock options.

The expected term of employee stock options is calculated using the simplified method which takes into consideration the contractual life and vesting terms of the options.

The Company determined the expected volatility assumption for options granted using the historical volatility of comparable public company's common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants, until such time that the Company’s common stock has enough market history to use historical volatility.

F-33

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

The dividend yield assumption for options granted is based on the Company's history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

Management estimated the fair value of common stock based on recent sales to third parties. Forfeitures are recognized as incurred.

A summary of the Company’s stock option activity and related information is as follows:

	Number of Awards	Weighted Average Exercise	Weighted Average Contract Term
Outstanding at December 31, 2023	247,813	$10.08	2.76
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at June 30, 2024	247,813	$10.08	2.26
Exercisable Options at June 30, 2024	243,359	$9.92	2.26

	Number of Awards	Weighted Average Exercise	Weighted Average Contract Term
Outstanding at December 31, 2022	247,813	$10.08	3.76
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at June 30, 2023	247,813	$10.08	3.25
Exercisable Options at June 30, 2023	234,453	$9.92	3.25

Stock option expense for the six months ended June 30, 2024, and June 30, 2023, was $3,624.

Warrants

A summary of the Company’s warrants activity and related information is as follows:

	Number of Awards	Weighted Average Exercise	Weighted Average Contract Term
Outstanding at December 31, 2023	17,587	$9.60	2.70
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at June 30, 2024	17,587	$9.60	2.45

	Number of Awards	Weighted Average Exercise	Weighted Average Contract Term
Outstanding at December 31, 2022	17,587	$9.60	3.70
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at June 30, 2023	17,587	$9.60	3.45

The aggregate intrinsic value of the warrants as of June 30, 2024, and December 31, 2023, is $0.

F-34

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

9. DEBT

Line of Credit

The Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of June 30, 2024, and December 31, 2023, the outstanding balance was $116,455 and $45,587 respectively.

Line of Credit- Related Party

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date.

Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days.

On September 28, 2023, Med-X agreed to an Amendment to the aforementioned Promissory Note dated August 6, 2022, with two of its executive officers to have the Note automatically be converted in full to Med-X common stock at the IPO price. Since the Company did  not consummate an IPO, the original terms of the Note shall apply. As of June 30, 2024, and December 31, 2023, the Company has drawn $499,617 and $499,666, respectively against the Line of Credit Agreement and had interest payable of $2,787 and $2,744, respectively.

10. LEASES

The Company conducts its operations from facilities in Canoga Park, California that was initially leased under a five-year lease which expired September 14, 2020. The Company renewed its lease for an additional five-year term which expires October 14, 2025. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area. Monthly payments range from $22,453 to $34,429 and contain escalation clauses. Rent expense is recorded on a straight-line basis over the lease term.

As of	June 30, 2024	December 31, 2023
Operating Leases:
Right-of-use Assets	$375,985	$521,862

Lease Liabilities:
Lease Liabilities	$461,570	$621,817

The weighted average lease term for the Company’s operating leases as of June 30, 2024, and December 31, 2023 was 1.3 years and 1.8 years, respectively.

F-35

MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

The weighted average discount rate used for operating leases is 6.75% for the years ended December 31, 2023, and 2022.

Minimum future lease payments under non-cancellable operating leases as of June 30, 2024, are as follows:

For The Year Ended December 31,
2024	$193,100
2025	309,858
Thereafter	-
Less: Present Value Discount	(41,388)
Total	$461,570

11. RELATED PARTY

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days. On September 28, 2023, Med-X agreed to an Amendment to the aforementioned Promissory Note dated August 6, 2022, with two of its executive officers to have the Note automatically be converted in full to Med-X common stock at the IPO price. Since the Company did  not consummate an IPO, the original terms of the Note shall apply. As of June 30, 2024 and December 31, 2023, the Company has drawn $499,617 and $499,666, respectively against the Line of Credit Agreement and had interest payable of $2,767 and $2,787, respectively.

The Company’s subsidiary, PSH, has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, our CEO and one of the founders of the Company to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by PSH or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between PSH, as sub licensor, and the Company, as sublicensee, was merged and terminated. Accordingly, PSH can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2012 the Company’s subsidiary, PSH, entered into a licensing agreement with Dr, Morton I Hyson, MD, PC, a director of the Company, dba Hyson Medical Products whereunder PSH was granted an exclusive license to utilize patents for certain branded products in consideration of a fee of 5% of the net sales of associated PSH branded products thirty days after each calendar quarter for five (5) years from commencement of sales, or the term of the agreement, whichever is longer. The agreement carried an initial term of five (5) years and is automatically extended thereafter for additional 12-month terms unless either party notifies the other party of the termination of the agreement, with at least six (6) months prior written notice.

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MED-X, INC. Condensed Consolidated Notes to Financial Statements For The Six Months Ended June 30, 2024 (Unaudited)

12. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of June 30, 2024, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

13. OTHER EVENTS

On September 15, 2023, the Company entered an agreement with Joseph Winograde to purchase 49% of Napco Painting Contractors, Inc. for $500,000 in cash and issued a $2,500,000 convertible promissory note. The note converts into common stock at the IPO price. Since  the Company's stock wasn't listed on Nasdaq within 90 days, the transaction was canceled. On December 13, 2023, an amendment extended the listing date to March 14, 2024, which later expired. Consequently, the transaction has been reversed as of the financial statement's issue date, retroactively affecting results from December 31, 2023, with no investment in NAPCO included. The Company is negotiating a renewal to both Amendments.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for the period from June 30, 2024, through September 15, 2024, which is the date the unaudited condensed consolidated financial statements were available to be issued.

On July 26, 2024 the Company entered into an Advisory Agreement with Maxim Group to provide general financial advisory and investment banking services to the Company. Upon execution of the agreement the Company issued 88,514 shares of common stock to Maxim Group LLC.

Between June 30, 2024 and September 15, 2024, the Company sold 375,500 shares of common stock at $2.00 per share in its private placement. The Company received net proceeds of $300,400.

Between June 30, 2024 and September 15, 2024, the Company sold 355,284 shares of common stock at $3.00 per share through its Regulation CF Crowdfunding Offering. The Company received net proceeds of $260,732.

Between June 30, 2024 and September 15, 2024, the Company issued 400,000 shares of common stock to several consultants for consulting services provided in the period, which were valued at $2.00 and expensed.

There have been no other events or transactions during this time which would have a material effect on these unaudited condensed consolidated financial statements.

15. GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a net operating loss of $4,394,176, an operating cash outflow of $1,957,493 and liquid assets in cash of $245,923, which are less than a year worth of cash reserves as of June 30, 2024. These factors normally raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might result from these uncertainties.

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INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Articles of Incorporation*

2.2	Certificate of Designation of Series A Preferred Stock

2.3	Bylaws*

4.1	Subscription Documents

6.2	Posting Agreement, dated November 12, 2015, by and between Med-X, Inc. and StartEngine Crowdfunding, Inc., with form of Warrant attached.*

6.3	Broker-Dealer Services Agreement with FundAmerica Securities, LLC.*

6.4	Posting Agreement, dated May 17, 2019, by and between Med-X, Inc. and StartEngine Crowdfunding, Inc. with form of Warrant attached.*

6.5	License Agreement, dated July 1, 2012, by and between Matthew Mills and Pacific Shore Holdings, Inc. relating to Nature-Cide.*

6.6	License Agreement, dated January 15, 2010, by and between Matthew Mills and Pacific Shore Holdings, Inc. relating to Thermal-Aid.*

6.7	License Agreement, dated September 1, 2014, by and between Med-X, Inc. and Pacific Shore Holdings, Inc., as the Licensor*

6.8	License Agreement dated June 22, 2012

6.9	Med-X, Inc. 2016 Stock Incentive Plan<

7.0	Agreement of Merger and Plan of Reorganization by and among Med-X Acquisition Corp. and Pacific Shore Holdings, Inc. and Matthew Mills*

8.1	Escrow Services Agreement with DealMaker Securities LLC and Enterprise Bank & Trust, dated march 20, 2024

1	Broker-Dealer Agreement between the Company and The Dalmore Group, LLC.**

11.1	Consent of Independent Certified Public Accountants.

11.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 12.1)

12.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP

________

*Filed with the first Offering Statement on Form 1-A, first filed by the Company on August 26, 2015, and thereafter with amendments to it, or previously filed with this new Offering Statement, as amended.

**Incorporated by reference from the Company’s Reports on Form 1-U filed with the Commission, dated May 9, 2021.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this annual report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on December 18, 2024.

Med-X, Inc.

By:	/s/ Matthew Mills
Name:	Matthew Mills
Title:	President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Mills	Chief Executive Officer	December 18, 2024
Matthew Mills	(Principal Executive Officer)

/s/ Ronald J. Tchorzewski	Chief Financial Officer	December 18, 2024
Andrew R. Crescenzo	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Morton I. Hyson	Director	December 18, 2024
Dr. Morton I. Hyson

/s/ Dr. Allan Kurtz	Director	December 18, 2024
Dr. Allan Kurtz

/s/ Fred Dashiell, Jr.	Director	December 18, 2024
Fred Dashiell, Jr.

/s/ Michael Kuntz	Director	December 18, 2024
Michael Kuntz

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